The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(B)(5)
Registration No. 333-202260

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 24, 2015)

$420,500,000

2017-1 Pass Through Trusts

Pass Through Certificates, Series 2017-1

Spirit Airlines, Inc. (“Spirit”) is creating three separate pass through trusts, which will issue, respectively, Spirit Airlines Class AA Pass Through Certificates, Series 2017-1, Spirit Airlines Class A Pass Through Certificates, Series 2017-1 and Spirit Airlines Class B Pass Through Certificates, Series 2017-1.

Each Certificate will represent an interest in the assets of the related pass through trust. The proceeds from the sale of the Certificates will initially be held in escrow and will thereafter be used by the related pass through trust to acquire the related series of equipment notes to be issued by Spirit on a full recourse basis. Payments on the equipment notes held in each pass through trust will be passed through to the Certificateholders of such trust. Distributions on the Certificates will be subject to certain subordination provisions described herein. The Certificates do not represent interests in, or obligations of, Spirit or any of its affiliates.

Subject to the distribution provisions described herein, the Class AA Certificates will rank generally senior to the Class A Certificates and the Class B Certificates; the Class A Certificates will rank generally junior to the Class AA Certificates and will rank generally senior to the Class B Certificates; and the Class B Certificates will rank generally junior to the Class AA Certificates and the Class A Certificates.

The equipment notes expected to be held by each pass through trust will be issued for each of (a) five new Airbus A321-200ceo aircraft currently scheduled for delivery to Spirit during the period from February 2018 to March 2018 and (b) seven new Airbus A320-200ceo aircraft currently scheduled for delivery to Spirit during the period from December 2017 to October 2018. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. Interest on the issued and outstanding equipment notes will be payable semiannually on February 15 and August 15 of each year, commencing on August 15, 2018, and principal on such equipment notes is scheduled for payment on February 15 and August 15 of certain years, commencing on August 15, 2018.

Commonwealth Bank of Australia, New York Branch, will provide a separate liquidity facility for each of the Class AA Certificates, the Class A Certificates and the Class B Certificates, in each case in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Certificates of such class.

The Certificates will not be listed on any national securities exchange.

Investing in the Certificates involves risks. See “Risk Factors” beginning on page S-23.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate		Final Expected Distribution Date	Price to Public (1)
Class AA	$247,099,000		%	February 15, 2030	100%
Class A	$82,366,000		%	February 15, 2030	100%
Class B	$91,035,000		%	February 15, 2026	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Certificates if any are purchased. The aggregate proceeds from the sale of the Certificates will be $420,500,000. Spirit will pay the underwriters a commission of $        . Delivery of the Certificates in book-entry form will be made on or about                    , 2017 against payment in immediately available funds.

Joint Structuring Agents and Joint Lead Bookrunners

Morgan Stanley	Citigroup

Joint Bookrunners

Goldman Sachs & Co. LLC	Barclays

The date of this prospectus supplement is                    , 2017.

We have not, and the Underwriters have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts, the Depositary or the Liquidity Provider, since the date of this prospectus supplement.

Prospectus Supplement

i

Prospectus

CERTAIN VOLCKER RULE CONSIDERATIONS

Each Trust is structured so as to, immediately following the issuance of the related class of Certificates pursuant to the applicable Pass Through Trust Agreement, not constitute a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule.” In reaching this conclusion, although other statutory or regulatory exemptions or exclusions from registration as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), may be available to each Trust, each Trust is relying on the exclusion from the definition of “investment company” contained in Section 3(c)(5) of the Investment Company Act.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Certificates that we are currently offering and information about us, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Certificates that we are currently offering. This prospectus supplement contains information that supplements or replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, references to “Spirit,” the “Company,” “we,” “us” and “our” refer to Spirit Airlines, Inc.

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related company free writing prospectus and statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	the competitive environment in our industry;

•	our ability to keep costs low;

•	changes in our fuel cost;

•	our ability to hedge fuel requirements;

•	restrictions on or increased taxes applicable to non-ticket revenues;

•	the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential military actions or activities;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	restrictions on third-party membership programs;

•	availability of air travel substitutes;

•	labor disputes, strikes and other labor-related disruptions;

•	aircraft-related fixed obligations;

•	cash balances, operating cash flows and liquidity;

•	changes in worldwide economic conditions;

•	liquidity and general level of capital resources;

•	our aircraft utilization rate;

•	maintenance costs;

•	lack of marketing alliances;

•	government regulation;

•	changes in legislation, regulation and governmental policy as a result of the 2016 U.S. presidential and congressional elections;

•	our ability to fulfill our growth strategy;

•	our reliance on technology and automated systems and the risks associated with cyber security and changes made to those systems;

•	use of personal data;

•	ability to generate non-ticket revenues;

•	operational disruptions out of our key airports;

•	our reliance on third-party vendors and partners;

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	negative publicity;

•	our dependence on a limited number of aircraft and engine suppliers;

•	changes in the U.S., Caribbean and Latin American markets;

•	insurance costs;

•	environmental regulations;

•	ability to attract and retain qualified personnel;

•	loss of key personnel; and

•	the other risk factors described below under the heading “Risk Factors.”

The words “will,” “should,” “could,” “would,” “plan,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “project,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made

v

to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.spirit.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus supplement that we have filed with the SEC. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 13, 2017;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on April 28, 2017, for the quarter ended June 30, 2017, filed with the SEC on July 27, 2017 and for the quarter ended September 30, 2017, filed with the SEC on October 26, 2017; and

•	Current Reports on Form 8-K filed with the SEC on March 30, 2017, May 9, 2017 (two filings), May 11, 2017, May 25, 2017, August 22, 2017, November 8, 2017 (with respect to Item 5.02) and November 13, 2017.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus supplement.

Any statement contained in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a later statement contained in this prospectus supplement or in any other document incorporated by reference into this prospectus supplement modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person to whom a prospectus supplement is delivered, a copy of these reports at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Spirit Airlines, Inc.

Attn: Investor Relations

2800 Executive Way

Miramar, Florida 33025

Telephone: (954) 447-7920

These documents can also be requested through, and are available in, the Investor Relations section of our website, which is located at http://ir.spirit.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about our company and this offering. Because it is a summary, it may not contain all of the information that may be important to you or that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed by Spirit with the SEC that are incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” and “Incorporation By Reference” in this prospectus supplement.

Overview of Spirit

Spirit Airlines is an ultra low-cost, low-fare airline headquartered in Miramar, Florida that offers affordable travel to price-conscious customers. Our all-Airbus Fit FleetTM, the youngest fleet of any major U.S. airline, currently operates more than 480 daily flights to 60 destinations in the United States, Caribbean and Latin America.

Our ultra low-cost carrier, or ULCC, business model allows us to compete principally by offering customers our Bare FaresTM, which are unbundled base fares that remove components traditionally included in the price of an airline ticket. We then give customers Frill ControlTM, which provides customers the freedom to save by paying only for the options they choose such as bags, advance seat assignments and refreshments. We record revenue related to these options in our financial statements as non-ticket revenue.

Summary of Terms of Certificates

	Class AA Certificates	Class A Certificates	Class B Certificates
Aggregate face amount	$247,099,000	$82,366,000	$91,035,000
Interest rate	%	%	%
Initial loan to Aircraft value ratio (cumulative)(1)(2)	41.1%	54.8%	68.3%
Expected maximum loan to Aircraft value ratio (cumulative)(2)	41.1%	54.8%	68.3%
Expected principal distribution window (in years from Issuance Date)	0.7 - 12.2	0.7 - 12.2	0.7 - 8.2
Initial average life (in years from Issuance Date)	8.6	8.6	5.4
Regular Distribution Dates	February 15 and August 15	February 15 and August 15	February 15 and August 15
Final expected Regular Distribution Date(3)	February 15, 2030	February 15, 2030	February 15, 2026
Final Legal Distribution Date(4)	August 15, 2031	August 15, 2031	August 15, 2027
Minimum denomination(5)	$2,000	$2,000	$2,000
Section 1110 protection	Yes	Yes	Yes
Liquidity Facility coverage	3 semiannual interest payments	3 semiannual interest payments	3 semiannual interest payments

(1)	These percentages are calculated assuming that each of the Eligible Aircraft listed under “ — Equipment Notes and the Aircraft” in this prospectus supplement summary has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Eligible Aircraft as of February 15, 2019 (the first Regular Distribution Date that occurs after the Outside Termination Date) and that all principal scheduled to be paid thereon on or prior to February 15, 2019 has been paid. In calculating these percentages, we have assumed that the aggregate appraised value of all such Eligible Aircraft is $572,720,100 as of such date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals — The Appraisals.”
(2)	See “ — Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to aircraft value ratios and a discussion of certain ways that such loan to aircraft value ratios could change.
(3)	Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trust expected to hold such Equipment Notes. See “Description of the Equipment Notes — Principal and Interest Payments.”
(4)	The Final Legal Distribution Date for each of the Class AA Certificates, Class A Certificates and Class B Certificates is the date which is 18 months from the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.
(5)	The Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by, each of:

(a) five new Airbus A321-200ceo aircraft currently scheduled for delivery to Spirit during the period from February 2018 to March 2018; and

(b) seven new Airbus A320-200ceo aircraft currently scheduled for delivery to Spirit during the period from December 2017 to October 2018.

Each such aircraft, including any aircraft substituted for any such aircraft prior to delivery thereof in accordance with the Aircraft Purchase Agreement, constitutes an “Eligible Aircraft” and, collectively, the “Eligible Aircraft.” Each of the Eligible Aircraft is currently scheduled to be delivered by Airbus S.A.S. or any of its affiliates (“Airbus”) to Spirit pursuant to an aircraft purchase agreement between Airbus and Spirit (such aircraft purchase agreement, as amended, supplemented or otherwise modified from time to time, the “Aircraft Purchase Agreement”). Pursuant to the Note Purchase Agreement, Spirit has certain rights to finance a Substitute Aircraft in lieu of any Eligible Aircraft if the delivery of such Eligible Aircraft is delayed more than 30 days after the last day of its currently scheduled delivery month. See “Description of the Aircraft and the Appraisals –– Substitute Aircraft.”

In this prospectus supplement, we refer to each of the eight Eligible Aircraft currently scheduled for delivery between December 2017 to March 2018 or any Substitute Aircraft financed in lieu thereof as an “Early Delivery Aircraft” and, collectively, the “Early Delivery Aircraft,” and we refer to each of the four Eligible Aircraft currently scheduled for delivery between April 2018 and October 2018 or any Substitute Aircraft financed in lieu thereof as a “Later Delivery Aircraft” and, collectively, the “Later Delivery Aircraft” and, together with the Early Delivery Aircraft, each, an “Aircraft” and, collectively, the “Aircraft”).

Each Aircraft will be owned and will be operated by Spirit. See “Description of the Aircraft and the Appraisals” for a description of each Eligible Aircraft. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and each of the Eligible Aircraft expected to secure such Equipment Notes.

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, Spirit agrees to enter into a secured debt financing with respect to each Aircraft on or prior to January 31, 2019. See “Description of the Aircraft and the Appraisals — Deliveries of Aircraft.”

Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Scheduled Month of Delivery(1)	Initial Principal Amount of Equipment Notes(2)	Appraised Value(3)	Latest Equipment Note Maturity Date
Airbus A320-200	N651NK	8018	December 2017	$31,949,000	$44,700,000	February 15, 2030
Airbus A320-200	N652NK	8021	December 2017	31,949,000	44,700,000	February 15, 2030
Airbus A320-200	N653NK	8012	January 2018	32,020,000	44,800,000	February 15, 2030
Airbus A321-200	N683NK	8114	February 2018	39,010,000	54,580,000	February 15, 2030
Airbus A321-200	N684NK	8047	February 2018	39,010,000	54,580,000	February 15, 2030
Airbus A321-200	N685NK	8115	February 2018	39,010,000	54,580,000	February 15, 2030
Airbus A321-200	N686NK	8141	March 2018	39,039,000	54,620,000	February 15, 2030
Airbus A321-200	N687NK	8160	March 2018	39,039,000	54,620,000	February 15, 2030
Airbus A320-200	N654NK	8176	April 2018	32,270,000	45,150,000	February 15, 2030
Airbus A320-200	N655NK	TBD	August 2018	32,342,000	45,250,000	February 15, 2030
Airbus A320-200	N656NK	TBD	September 2018	32,342,000	45,250,000	February 15, 2030
Airbus A320-200	N690NK	TBD	October 2018	32,520,000	45,500,000	February 15, 2030

				$420,500,000	$588,330,000

(1)	The indicated registration number, manufacturer’s serial number and scheduled delivery month for each Eligible Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the Aircraft Purchase Agreement and financed under this offering and each Eligible Aircraft with manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Eligible Aircraft is not yet available as of the date hereof and is to be determined at a later date. The actual delivery date of any Eligible Aircraft may differ from its current scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals — Deliveries of Aircraft.” In addition, Spirit has certain rights to finance a Substitute Aircraft in lieu of any Eligible Aircraft if the delivery of such Eligible Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month. See “Description of the Aircraft and the Appraisals — Substitute Aircraft.”
(2)	With respect to any Early Delivery Aircraft, if such Early Delivery Aircraft is not financed before August 15, 2018, the initial principal amount of the Equipment Notes for such Early Delivery Aircraft will be reduced by an amount equal to the principal amortization installment scheduled for payment thereon on August 15, 2018. See “Description of the Certificates — Obligation to Purchase Equipment Notes.” In addition, a portion of the Deposits for each such Early Delivery Aircraft in an amount equal to the principal amortization installment scheduled for payment for such Early Delivery Aircraft on August 15, 2018 will be distributed, without any premium, to the holders of the Certificates on August 15, 2018. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.”
(3)	The appraised value of each Eligible Aircraft set forth above is the lesser of the average and median appraised values of such Eligible Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA,” and together with AISI and BK, the “Appraisers”)). Such appraisals indicate appraised base value of each Eligible Aircraft as a new aircraft, projected as of its currently scheduled delivery month. The AISI appraisal is dated October 23, 2017; the BK appraisal is dated October 26, 2017; and the MBA appraisal is dated October 25, 2017. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals — The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.”

Loan to Aircraft Value Ratios

The following table provides loan to aircraft value ratios (“LTVs”) for each class of Certificates as of: (i) February 15, 2019, assuming that each of the Eligible Aircraft has been subjected to an Indenture, that the Trusts have purchased the related series of Equipment Notes for each such Eligible Aircraft as of February 15, 2019 and that all principal scheduled to be paid on such Equipment Notes on or prior to February 15, 2019 has been paid and (ii) each Regular Distribution Date thereafter. The LTVs for August 15, 2018 (the only Regular Distribution Date prior to February 15, 2019) are not included because all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft may not have been issued by August 15, 2018 and may still be issued on or before January 31, 2019, the Outside Termination Date. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes — Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform Spirit’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)			LTV(3)
		Class AA Certificates	Class A Certificates	Class B Certificates	Class AA Certificates	Class A Certificates	Class B Certificates
February 15, 2019	$572,720,100	$235,430,025	$78,476,342	$77,173,044	41.1%	54.8%	68.3%
August 15, 2019	563,895,150	228,406,729	76,135,243	70,598,425	40.5	54.0	66.5
February 15, 2020	555,070,200	221,383,432	73,794,144	65,598,392	39.9	53.2	65.0
August 15, 2020	546,245,250	214,360,135	71,453,045	60,598,358	39.2	52.3	63.4
February 15, 2021	537,420,300	207,336,839	69,111,946	58,201,817	38.6	51.4	62.3
August 15, 2021	528,595,350	200,313,542	66,770,847	55,805,275	37.9	50.5	61.1
February 15, 2022	519,770,400	193,290,245	64,429,748	53,408,734	37.2	49.6	59.9
August 15, 2022	510,945,450	186,266,949	62,088,650	51,668,260	36.5	48.6	58.7
February 15, 2023	502,120,500	179,243,652	59,747,551	49,927,786	35.7	47.6	57.5
August 15, 2023	493,295,550	172,220,355	57,406,452	48,187,312	34.9	46.5	56.3
February 15, 2024	484,470,600	166,248,996	55,415,999	46,446,838	34.3	45.8	55.3
August 15, 2024	475,645,650	160,277,636	53,425,545	44,706,365	33.7	44.9	54.3
February 15, 2025	466,820,700	154,306,276	51,435,092	42,965,891	33.1	44.1	53.3
August 15, 2025	457,995,750	148,334,917	49,444,639	41,225,417	32.4	43.2	52.2
February 15, 2026	449,170,800	142,363,557	47,454,186	—	31.7	42.3	0.0
August 15, 2026	440,345,850	136,392,198	45,463,733	—	31.0	41.3	0.0
February 15, 2027	431,520,900	130,420,838	43,473,279	—	30.2	40.3	0.0
August 15, 2027	422,695,950	124,449,478	41,482,826	—	29.4	39.3	0.0
February 15, 2028	413,871,000	118,478,119	39,492,373	—	28.6	38.2	0.0
August 15, 2028	405,046,050	112,506,759	37,501,920	—	27.8	37.0	0.0
February 15, 2029	396,221,100	106,535,399	35,511,466	—	26.9	35.9	0.0
August 15, 2029	387,396,150	100,564,040	33,521,013	—	26.0	34.6	0.0
February 15, 2030	378,571,200	—	—	—	0.0	0.0	0.0

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Eligible Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes — Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Eligible Aircraft. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.”
(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to the Certificateholders of such class.
(3)

We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such class of Certificates (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA Certificates and, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class AA Certificates plus the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date could change if, among other things, (v) any Equipment Notes are redeemed or purchased, (w) a default in payment on any Equipment Notes occurs, (x) any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the Trusts, (y) any Eligible Aircraft is subjected to an Indenture other than in the delivery month currently scheduled therefor as described under “Description of the Aircraft and the Appraisals” or (z) any Early Delivery Aircraft is not financed before August 15, 2018 and the portion of the Deposits for each such Early Delivery Aircraft in an amount equal to the principal amortization installment scheduled for payment thereon on August 15, 2018 for such Early Delivery Aircraft is not distributed to the holders of the Certificates on August 15, 2018 as described under “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.”

Cash Flow Structure

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

(1)	Spirit will issue Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of each Aircraft. The Equipment Notes will be issued under a separate Indenture with respect to each Aircraft.
(2)	The separate Liquidity Facility for each of the Class AA Certificates, Class A Certificates and Class B Certificates is expected to cover up to three semiannual interest distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, respectively, except that the Liquidity Facilities will not cover interest on the Deposits. Certain distributions to the Liquidity Provider for each class of Certificates will be made prior to distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement — Priority of Distributions.”
(3)	The proceeds from the sale of each class of Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. The Depositary will hold such funds as interest-bearing Deposits and such funds, in the case of the Class AA Certificates, will be held in fiduciary accounts by the Depositary. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase from Spirit the related series of Equipment Notes from time to time as each Aircraft is subjected to the related Indenture. The Scheduled Payments of interest on the Equipment Notes held by, and on the Deposits relating to, a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. Under certain circumstances, funds in Deposits relating to a Trust will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of Certificates of such Trust, together with accrued and unpaid interest thereon, but without any premium. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the Certificates of such Trust. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn.

The Offering

Trusts	Each of the Class AA Trust, Class A Trust and Class B Trust will be formed pursuant to a separate trust supplement to be entered into between Spirit and Wilmington Trust, National Association to a basic pass through trust agreement between Spirit and Wilmington Trust, National Association, as Trustee under each Trust. Each class of Certificates will represent fractional undivided interests in the related Trust.

Certificates Offered	• Class AA Certificates. • Class A Certificates. • Class B Certificates.

Use of Proceeds

The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. Each Trust will withdraw funds from the escrow relating to such Trust to acquire from Spirit the related series of Equipment Notes to be issued as each Aircraft is subjected to the related Indenture.

The Equipment Notes will be full recourse obligations of Spirit. Spirit will use the proceeds from the issuance of the Equipment Notes issued with respect to the Aircraft to finance the purchase by Spirit of such Aircraft.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust, National Association.

Escrow Agent	Wilmington Trust Company.

Depositary	Citibank, N.A.

Liquidity Provider for the Class AA Certificates, Class A Certificates and Class B Certificates	Commonwealth Bank of Australia, New York Branch.

Trust Property	The property of each Trust will include:

•       subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust on or prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

• the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•       the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related

Indenture on or prior to the Delivery Period Termination Date;

• the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

• all monies receivable under the separate Liquidity Facility for such Trust; and

• funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	February 15 and August 15 of each year, commencing on August 15, 2018.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

• Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•       payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “ — Escrowed Funds” and “ — Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement	The Trustees, the Liquidity Providers and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement will prescribe how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also will set forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

• first, to the holders of the Class AA Certificates to make distributions in respect of interest on the Class AA Certificates; • second, to the holders of the Class A Certificates to make distributions in respect of interest on the Eligible A Pool Balance;

• third, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•       fourth, to the holders of the Class AA Certificates to make distributions in respect of the Pool Balance of the Class AA Certificates;

•       fifth, to the holders of the Class A Certificates to make distributions in respect of interest on the Pool Balance of the Class A Certificates not previously distributed under clause “second” above;

•       sixth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•       seventh, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “third” above; and

• eighth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement — Priority of Distributions.” In addition, if any Additional Certificates are issued, the priority of distributions may be revised. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

• if Final Distributions have not been paid in full to the holders of the Class AA Certificates, the Class AA Trustee;

•       if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•       if Final Distributions have been paid in full to the holders of the Class AA Certificates and the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•       if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates, the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

• under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes
In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of Spirit, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Spirit or Spirit’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates

If Spirit is in bankruptcy and certain other specified events have occurred:

•       the Class A Certificateholders (other than Spirit or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates;

•       the Class B Certificateholders (other than Spirit or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates; and

•       if one or more classes of Additional Certificates have been issued and are outstanding, the holders (other than Spirit or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class AA Certificates, Class A Certificates and Class B Certificates and, if applicable, any other class of Additional Certificates generally ranking senior in priority of payment to such class of Additional Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	Under the Liquidity Facility for each of the Class AA Trust, Class A Trust and Class B Trust, the applicable Liquidity Provider will be required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Provider.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates of a Trust will be entitled to receive and retain the proceeds of interest drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing at the interest rate provided for in such Liquidity Facility. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facilities and will rank senior to all of the Certificates in right of payment.

Escrowed Funds	Funds in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. Subject to certain conditions, each Trustee may withdraw these funds from time to time to purchase the related series of Equipment Notes in respect of an Aircraft on or prior to the Delivery Period Termination Date. On each applicable Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Certificates. See “Description of the Deposit Agreements” for a description of the terms of the deposit arrangements, including the threshold rating requirements applicable to the Depositary.

Withdrawal and Return of Escrowed Funds
Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase the Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in delivery of any Eligible Aircraft or because of delays in financing any Aircraft under the related Indenture. See “Description of the Certificates — Obligation to Purchase Equipment Notes.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the applicable Certificateholders with accrued interest thereon but without any premium. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust with accrued interest thereon but without any premium. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.”

In addition, if any Early Delivery Aircraft is not financed before August 15, 2018, a portion of the funds in the Deposits for such Early Delivery Aircraft in an amount equal to the principal amortization installment scheduled for payment for such Early Delivery Aircraft on August 15, 2018 will be withdrawn and distributed, without any premium, to the holders of the Certificates on August 15, 2018. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.”

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft on or prior to the Delivery Period Termination Date pursuant to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, Spirit will agree to enter into a secured debt financing with respect to each Aircraft on or prior to January 31, 2019 with the relevant parties pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. Spirit may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as Spirit obtains written confirmation from each Rating Agency to the effect that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, Spirit, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider. See “Description of the Certificates — Obligation to Purchase Equipment Notes.”

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event occurs or certain specified conditions are not met. In addition, if any of certain events of loss occurs with respect to an Aircraft on or after the date on which Spirit takes title to such Aircraft and before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date. See “Description of the Certificates — Obligation to Purchase Equipment Notes.”

With respect to any Early Delivery Aircraft, if such Early Delivery Aircraft is not financed before August 15, 2018, the initial principal amount of the Equipment Notes for such Early Delivery Aircraft to be purchased by the Trustees pursuant to the Note Purchase Agreement will be reduced by an amount equal to the principal amortization installment scheduled for payment on August 15, 2018. See “Description of the Certificates — Obligation to Purchase Equipment Notes.”

Possible Issuance of Additional Certificates

One or more classes of additional pass through certificates may be issued at any time and from time to time. Each class of additional pass through certificates will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to any or all of the Aircraft. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

If any Additional Certificates are issued, under certain circumstances, the holders of the Additional Certificates will have certain rights to purchase the Class AA Certificates, Class A Certificates and Class B Certificates. See “Description of the Certificates — Certificate Buyout Right of Certificateholders.” In addition, if any Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates, Class A Certificates and Class B Certificates. In addition, the Additional Certificates may have the benefit of credit support (including a liquidity facility). See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Possible Refinancing of Certificates

Spirit may elect at any time and from time to time to:

•       redeem all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes; or

•       following the payment in full of all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full.

In either such case, Spirit will fund the sale of any such series of Equipment Notes through the sale of pass through certificates issued by a related pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any such series of equipment notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Equipment Notes

(a) Issuer	Under each Indenture, Spirit will issue Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes, which will be acquired, respectively, by the Class AA Trust, Class A Trust and Class B Trust.

(b) Interest	The issued and outstanding Equipment Notes held in each Trust will accrue interest at the Stated Interest Rate for the Certificates issued by such Trust. Interest on the issued and outstanding Equipment Notes will be payable on February 15 and August 15 of each year, commencing on August 15, 2018, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are scheduled to be made in specified amounts on February 15 and August 15 in certain years, (i) commencing on August 15, 2018 in the case of the Early Delivery Aircraft and on February 15, 2019 in the case of the Later Delivery Aircraft and (ii) ending on February 15, 2030 in the case of the Series AA Equipment Notes and Series A Equipment Notes and on February 15, 2026 in the case of the Series B Equipment Notes. See “Description of the Equipment Notes — Principal and Interest Payments.”

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•       the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•       the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and the Series A Equipment Notes issued under such Indenture;

•       if Spirit issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such most senior Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and each series of Additional Equipment Notes that rank senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing of Certificates”); and

•       the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement — Priority of Distributions.”

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, Spirit will either:

• substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

• redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. Spirit may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition,

Spirit may elect to redeem all of the outstanding Series A Equipment Notes or all of the outstanding Series B Equipment Notes or all of the outstanding Additional Equipment Notes of any series, in each case, in connection with a refinancing of such series or without refinancing. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” The redemption price in each such case will be the unpaid principal amount of such Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes — Redemption.”

(f) Security and cross- collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes — Security” and “Description of the Equipment Notes — Subordination.” This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of Title 11 of the United States Code, the U.S. Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”).

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft under the applicable Indenture will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution	Spirit may, at any time and from time to time, with respect to any Aircraft, substitute for the related Airframe an airframe of the same model or a comparable or improved model of the manufacturer of the Aircraft, free and clear of all liens (other than permitted liens), and release the Airframe being substituted from the lien of the related Indenture, so long as:

•       no Indenture Event of Default has occurred and is continuing at the time of substitution;

•       the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the issuance date of the Series AA Equipment Notes under such related Indenture; and

•       the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted has been maintained in accordance with such related Indenture).

See “Description of the Equipment Notes — Security — Substitution of Airframe.”

(h) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(i) Section 1110 Protection	Spirit’s internal counsel will provide an opinion to the Trustees that the benefits of Section 1110 will be available for each of the Aircraft.

Certain U.S. Federal Income Tax Consequences	No Trust will be treated as a corporation or other entity taxable as a corporation for United States federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations	Each person who purchases or holds a Certificate or an interest therein will be deemed to have:

•       represented that either (a) no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein; or (b) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions and do not violate Similar Law;

• directed the Trustees to invest in the assets held in the Trusts pursuant to the terms and conditions described herein; and

•       if an ERISA Plan, represented that the decision to acquire or accept the Certificate or interest therein has been made by a duly authorized fiduciary of the ERISA Plan that (i) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of Spirit and its affiliates and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (ii) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to acquire or accept the Certificate or interest therein); (iv) has been fairly informed that Spirit and its affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or acceptance of the Certificate or interest therein; (v) has been fairly informed that Spirit and its affiliates have financial interests in the ERISA Plan’s acquisition or acceptance of the Certificate or interest therein, which interests may conflict with the interest of the ERISA Plan, as more fully described in the offering materials; (vi) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or accept the Certificate or interest therein and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Certificate or interest therein; and (vii) is not paying Spirit or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s acquisition or acceptance of the Certificate or interest therein.

See “Certain ERISA Considerations.”

Governing Law	The Certificates and the Equipment Notes will be governed by the laws of the State of New York.

Summary Historical Financial and Operating Data

The following tables summarize the historical financial and operating data for our business for the periods presented. You should read this summary financial data and operating data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 10-K”), which is incorporated by reference in this prospectus supplement.

We derived the summary statements of operations data for the years ended December 31, 2016, 2015 and 2014 and balance sheet data as of December 31, 2016, 2015 and 2014 from our audited financial statements incorporated by reference in this prospectus supplement. We derived the summary statements of operations data for the years ended December 31, 2013 and 2012 and balance sheet data as of December 31, 2013 and 2012 from our audited financial statements not incorporated by reference in this prospectus supplement. We derived the summary statements of operations data for the nine months ended September 30, 2017 and 2016 and the balance sheet data as of September 30, 2017 from our unaudited condensed financial statements incorporated by reference in this prospectus supplement. We derived the summary balance sheet data as of September 30, 2016 from our unaudited condensed financial statements not incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of the results to be expected in the future, and results for the nine months ended September 30, 2017 are not necessarily indicative of results to be expected for the full year.

Selected Financial Data

	Nine Months ended September 30,		Year ended December 31,
	2017	2016	2016	2015	2014	2013	2012
(in thousands, except Ratio of Earnings to Fixed Charges)
	(unaudited)
Summary of Operations:
Operating revenue	$1,980,659	$1,743,605	$2,321,956	$2,141,463	$1,931,580	$1,654,385	$1,318,388
Operating expenses(1)(2)	1,684,414	1,385,255	1,878,295	1,632,341	1,576,317	1,372,093	1,144,398
Operating income	296,245	358,350	443,661	509,122	355,263	282,292	173,990
Net income(3)(4)	170,268	216,386	264,879	317,220	225,464	176,918	108,460
Balance Sheet Items:
Cash and cash equivalents	$863,680	$825,904	$700,900	$803,632	$632,784	$530,631	$416,816
Short-term investment securities	100,732	100,083	100,155	—	—	—	—
Property and equipment, net	1,983,147	1,390,108	1,465,222	844,217	225,375	35,613	28,403
Total assets(5)	3,870,942	3,129,625	3,151,927	2,530,545	1,592,753	1,164,522	907,293
Long-term debt, including current portion(5)	1,320,096	979,252	981,713	646,330	145,663	—	—
Shareholders’ equity	1,570,536	1,344,556	1,394,607	1,225,310	1,003,075	769,117	582,535
Other Data:
Ratio of Earnings to Fixed Charges(6)	4.5x	5.8x	5.3x	7.4x	6.2x	5.4x	3.8x

(1)

Within operating expenses, aircraft fuel expense is the sum of (i) “into-plane fuel cost,” which includes the cost of jet fuel and certain other charges such as fuel taxes and oil, (ii) realized gains and losses related to fuel derivative contracts, if any, and (iii)

unrealized gains and losses related to fuel derivative contracts, if any. The following table summarizes the components of aircraft fuel expense for the periods presented:

	Nine Months ended September 30,		Year ended December 31,
	2017	2016	2016	2015	2014	2013	2012
(in thousands)	(unaudited)
Into-plane fuel cost expense	$440,376	$321,018	$447,553	$454,747	$608,033	$542,523	$471,542
Realized losses (gains) related to fuel derivative contracts, net	—	—	—	10,580	995	8,958	175
Unrealized losses (gains) related to fuel derivative contracts, net	—	—	—	(3,880)	3,881	265	46

Aircraft fuel expense	$440,376	$321,018	$447,553	$461,447	$612,909	$551,746	$471,763

(2)	Includes special charges (credits). Special charges (credits) include: (i) for 2012, a $9.1 million gain related to the sale of four permanent air carrier slots at Ronald Reagan National Airport (“DCA”) offset by costs connected with secondary offerings of our common stock in 2012; and for 2013, costs related to a 2013 secondary offering of our common stock; (ii) for 2013 and 2014, $0.1 million in costs related to the DCA exit; (iii) for 2015, $0.7 million related to restructuring charges for outsourcing of ramps and passenger services; (iv) for 2016, $37.2 million related to lease termination charges recognized in connection with the purchase of seven aircraft formerly financed under operating lease agreements.
(3)	Includes interest expense. Interest expense in 2012 and 2013 primarily relates to interest related to the Tax Receivable Agreement, dated as of June 1, 2011 between Spirit, Indigo Pacific Partners LLC, and OCM FIE, LLC. Interest expense in 2014 primarily relates to interest related to the long-term debt, commitment fees and underpayment of Federal Excise Tax for fuel purchases during the period between July 1, 2009 and August 31, 2014. Interest expense in 2015 and 2016 primarily relates to interest related to financing of purchasing aircraft.
(4)	Includes interest attributable to funds used to finance the acquisition of new aircraft, including pre-delivery deposit payments (“PDPs”), is capitalized as an additional cost of the related asset. In 2015 and 2016, capitalized interest primarily represents interest related to the financing of purchased aircraft.
(5)	Prior period amounts have been reclassified to conform to ASU No. 2015-17 (ASU 2015-17), “Income Taxes” issued in November 2015.
(6)	For purposes of computing this ratio of earnings to fixed charges, “fixed charges” consist of interest expense on all indebtedness plus amortization of debt issuance costs and an estimate of interest expense within rental expense and “earnings” consist of pre-tax income (loss) from continuing operations plus fixed charges. For more information, please see “Computation of Ratio of Earnings to Fixed Charges” included as Exhibit 12.1 to our Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, incorporated by reference into this prospectus supplement.

Selected Statistical Data (unaudited)

	Nine Months ended September 30,		Year ended December 31,
	2017	2016	2016	2015	2014
Scheduled Operations:(1)
Passenger flight segments (PFSs) (thousands)	18,083	16,268	21,618	17,921	14,294
Revenue passenger miles (RPMs) (thousands)	18,285,588	16,219,093	21,581,611	17,995,311	14,159,860
Available seat miles (ASMs) (thousands)	21,851,789	18,909,627	25,494,645	21,246,156	16,340,142
Average yield (cents)	10.83	10.75	10.76	11.90	13.64
Load factor	83.7%	85.8%	84.7%	84.7%	86.7%
Total
Total operating revenue per ASM (TRASM) (cents)	9.06	9.22	9.11	10.08	11.82
CASM (cents)	7.71	7.33	7.37	7.68	9.65
Adjusted CASM (cents)(2)	7.64	7.15	7.21	7.69	9.55
Adjusted CASM ex-fuel (cents)(2)(3)	5.62	5.45	5.45	5.50	5.88
Fuel gallons consumed (thousands)	254,871	225,851	302,781	255,008	200,498
Average economic fuel cost per gallon ($)	1.73	1.42	1.48	1.82	2.99

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Glossary of Airline Terms” of the 2016 10-K for definitions of terms used in this table.
(2)	Reconciliation of CASM to Adjusted CASM:

	Nine Months Ended September 30,				Year Ended December 31,
	2017		2016		2016		2015		2014		2013		2012
	(in millions)	Per ASM	(in millions)	Per ASM	(in millions)	Per ASM	(in millions)	Per ASM	(in millions)	Per ASM	(in millions)	Per ASM	(in millions)	Per ASM
CASM (cents)		7.71		7.33		7.37		7.68		9.65		9.90		10.09
Less:
Unrealized losses (gains) related to fuel derivative contracts	$—	—	$—	—	$—	—	$(3.9)	(0.02)	$3.9	0.02	$0.3	—	$—	—
Loss on disposal of assets	3.1	0.01	1.2	0.01	4.2	0.02	1.6	0.01	3.0	0.02	0.5	—	1.0	0.01
Special charges (credits)	12.6	0.06	31.6	0.17	37.2	0.15	0.7	—	—	—	0.2	—	(8.5)	(0.07)
Out of period fuel excise tax	—		—		—	—	—	—	9.3	0.06	—	—	—	—

Adjusted CASM (cents)		7.64		7.15		7.21		7.69		9.55		9.89		10.15

(3)	Excludes aircraft fuel expense, loss on disposal of assets and special charges.

RISK FACTORS

In considering whether to purchase the Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports filed with the SEC.

Risk Factors Relating to Our Industry

We operate in an extremely competitive industry.

We face significant competition with respect to routes, fares and services. Within the airline industry, we compete with traditional network airlines, other low-cost airlines and regional airlines on many of our routes. Competition in most of the destinations we presently serve is intense, due to the large number of carriers in those markets. Furthermore, other airlines may begin service or increase existing service on routes where we currently face little competition. Most of our competitors are larger than us and have significantly greater financial and other resources than we do.

The airline industry is particularly susceptible to price discounting because once a flight is scheduled, airlines incur only nominal additional costs to provide service to passengers occupying otherwise unsold seats. Increased fare or other price competition has, and may continue to, adversely affect our operations. Moreover, many other airlines have begun to unbundle services by charging separately for services such as baggage and advance seat selection. This unbundling and other cost reducing measures could enable competitor airlines to reduce fares on routes that we serve. Beginning in 2015, and continuing through 2017, the availability of low priced fares coupled with an increase in domestic capacity led to dramatic changes in pricing behavior in many U.S. markets. Many domestic carriers began matching lower cost airline pricing, either with limited or unlimited inventory.

Airlines increase or decrease capacity in markets based on perceived profitability, market share objectives, competitive considerations and other reasons. Decisions by our competitors that increase overall industry capacity, or capacity dedicated to a particular domestic or foreign region, market or route, could have a material adverse impact on our business. If a traditional network airline were to successfully develop a low-cost structure, compete with us on price or if we were to experience increased competition from other low-cost carriers, our business could be materially adversely affected.

Many of the traditional network airlines in the United States have on one or more occasions initiated bankruptcy proceedings in attempts to restructure their debt and other obligations and reduce their operating costs. They also have completed large mergers that have increased their scale and share of the travel market. On November 29, 2011, AMR Corporation and substantially all of its subsidiaries, including American Airlines, Inc., filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. In December 2013, AMR Corporation and US Airways Group, Inc. completed a merger and formally became American Airlines Group Inc. We presently compete with American Airlines in a majority of our markets. This merger along with earlier mergers between Delta Air Lines and Northwest Airlines, between United Airlines and Continental Airlines, between Southwest Airlines and AirTran Airways, and between Alaska Airlines and Virgin America, have created five very large and powerful network airlines, which creates a challenging pricing environment for smaller airlines like us.

Our growth and the success of our ULCC business model could stimulate competition in our markets through our competitors’ development of their own ULCC strategies, new pricing policies designed to compete with ULCCs or new market entrants. Any such competitor may have greater financial resources and access to less expensive sources of capital than we do, which could enable them to operate their business with a lower cost structure, or enable them to operate with lower-marginal revenues without substantial adverse effects, than we can. If these competitors adopt and successfully execute a ULCC business model, we could be materially adversely affected. In 2015, Delta Air Lines began to market and sell a “Basic Economy” fare which was designed in part to provide its customers with a low base fare similar to Spirit. In early 2017, United Airlines and American Airlines announced their “Basic Economy” fare. Other major carriers have announced plans to market similar discounted fare classes.

There has been significant consolidation within the airline industry including, for example, the combinations of American Airlines and US Airways, Delta Air Lines and Northwest Airlines, United Airlines and Continental Airlines, Southwest Airlines and AirTran Airways, and Alaska Airlines and Virgin America. In the future, there may be additional consolidation in our industry. Any business combination could significantly alter industry conditions and competition within the airline industry, which could have an adverse effect on our business.

The extremely competitive nature of the airline industry could prevent us from attaining the level of passenger traffic or maintaining the level of fares or revenues related to ancillary services required to sustain profitable operations in new and existing markets and could impede our growth strategy, which could harm our operating results. Due to our relatively small size, we are susceptible to a fare war or other competitive activities in one or more of the markets we serve, which could have a material adverse effect on our business, results of operations and financial condition.

Our low-cost structure is one of our primary competitive advantages, and many factors could affect our ability to control our costs.

Our low cost structure is one of our primary competitive advantages. However, we have limited control over many of our costs. For example, we have limited control over the price and availability of aircraft fuel, aviation insurance, airport costs and related infrastructure taxes, the cost of meeting changing regulatory requirements and our cost to access capital or financing. In addition, the compensation and benefit costs applicable to a significant portion of our employees are established by the terms of our collective bargaining agreements. We cannot guarantee we will be able to maintain a cost advantage over our competitors. If our cost structure increases and we are no longer able to maintain a sufficient cost advantage over our competitors, it could have a material adverse effect on our business, results of operations and financial condition.

The airline industry is heavily influenced by the price and availability of aircraft fuel. Continued volatility in fuel costs or significant disruptions in the supply of fuel, including hurricanes and other events affecting the Gulf Coast in particular, could materially adversely affect our business, results of operations and financial condition.

Aircraft fuel costs represented 26.1%, 23.8%, 28.3% and 38.9% of our total operating expenses for the nine months ended September 30, 2017 and for the years 2016, 2015 and 2014, respectively. As such, our operating results are significantly affected by changes in the availability and the cost of aircraft fuel, especially aircraft fuel refined in the U.S. Gulf Coast region, on which we are highly dependent. Both the cost and the availability of aircraft fuel are subject to many meteorological, economic and political factors and events occurring throughout the world, which we can neither control nor accurately predict. For example, a major hurricane making landfall along the Gulf Coast could cause disruption to oil production, refinery operations and pipeline capacity in that region, possibly resulting in significant increases in the price of aircraft fuel and diminished availability of aircraft fuel supply. Any disruption to oil production, refinery operations, or pipeline capacity in the Gulf Coast region could have a disproportionate impact on our operating results compared to other airlines that have more diversified fuel sources. Fuel prices also may be affected by geopolitical and macroeconomic conditions and events that are outside of our control, including volatility in the relative strength of the U.S. dollar, the currency in which oil is denominated. Instability within major oil producing regions, such as the Middle East, changes in demand from major petroleum users such as China, and secular increases in competing energy sources are examples of these trends.

Aircraft fuel prices have been subject to high volatility, fluctuating substantially over the past several years. For example, our fuel prices spiked at a high of $3.32 per gallon, in the second quarter of 2012, and have fallen as low as $1.22 per gallon in the first quarter of 2016. We cannot predict the future availability, price volatility or cost of aircraft fuel. Due to the large proportion of aircraft fuel costs in our total operating cost base, even a relatively small increase or decrease in the price of aircraft fuel can have a significant negative impact on our operating costs or revenues and on our business, results of operations and financial condition.

Our fuel derivative activity, if any, may not reduce our fuel costs.

From time to time, we may enter into fuel derivative contracts in order to mitigate the risk to our business from future volatility in fuel prices. Our derivatives may generally consist of United States Gulf Coast jet fuel swaps (jet fuel swaps) and United States Gulf Coast jet fuel options (jet fuel options). Both jet fuel swaps and jet fuel options can be used at times to protect the refining risk between the price of crude oil and the price of refined jet fuel, and to manage the risk of increasing fuel prices. As of September 30, 2017, we had no outstanding jet fuel derivatives. There can be no assurance that we will be able to enter into fuel derivative contracts in the future if we are required or choose to do so. Our liquidity and general level of capital resources impacts our ability to hedge our fuel requirements. Even if we are able to hedge portions of our future fuel requirements, we cannot guarantee that our derivative contracts will provide sufficient protection against increased fuel costs or that our counterparties will be able to perform under our derivative contracts, such as in the case of a counterparty’s insolvency. Furthermore, our ability to react to the cost of fuel, absent hedging, is limited because we set the price of tickets in advance of incurring fuel costs. Our ability to pass on any significant increases in aircraft fuel costs through fare increases could also be limited. In the event of a reduction in fuel prices compared to our hedged position, if any, our hedged positions could counteract the cost benefit of lower fuel prices and may require us to post cash margin collateral. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Uncertainties Affecting Our Business—Aircraft Fuel” in the 2016 10-K.

Restrictions on or increased taxes applicable to charges for ancillary products and services paid by airline passengers and burdensome consumer protection regulations or laws could harm our business, results of operations and financial condition.

During the nine months ended September 30, 2017 and the years 2016, 2015 and 2014, we generated non-ticket revenues of $952.8 million, $1,121.3 million, $972.1 million and $786.6 million, respectively. Our non-ticket revenues are generated from charges for, among other things, baggage, bookings through certain of our distribution channels, advance seat selection, itinerary changes and loyalty programs. The Department of Transportation (“DOT”) has rules governing many facets of the airline-consumer relationship, including, for instance, price advertising, tarmac delays, bumping of passengers from flights, ticket refunds and the carriage of disabled passengers. If we are not able to remain in compliance with these rules, the DOT may subject us to fines or other enforcement action, including requirements to modify our passenger reservations system, which could have a material adverse effect on our business. The U.S. Congress and Federal administrative agencies have investigated the increasingly common airline industry practice of unbundling the pricing of certain products and services. If new taxes are imposed on non-ticket revenues, or if other laws or regulations are adopted that make unbundling of airline products and services impermissible, or more cumbersome or expensive, our business, results of operations and financial condition could be harmed. Congressional and other government scrutiny may also change industry practice or public willingness to pay for ancillary services. See also “—We are subject to extensive regulation by the Federal Aviation Administration, the Department of Transportation and other U.S. and foreign governmental agencies, compliance with which could cause us to incur increased costs and adversely affect our business and financial results”.

The airline industry is particularly sensitive to changes in economic conditions. Adverse economic conditions would negatively impact our business, results of operations and financial condition.

Our business and the airline industry in general are affected by many changing economic conditions beyond our control, including, among others:

•	changes and volatility in general economic conditions, including the severity and duration of any downturn in the U.S. or global economy and financial markets;

•	changes in consumer preferences, perceptions, spending patterns or demographic trends, including any increased preference for higher-fare carriers offering higher amenity levels, and reduced preferences for low-fare carriers offering more basic transportation, during better economic times;

•	higher levels of unemployment and varying levels of disposable or discretionary income;

•	depressed housing and stock market prices; and

•	lower levels of actual or perceived consumer confidence.

These factors can adversely affect, and from time to time have adversely affected, our results of operations, our ability to obtain financing on acceptable terms and our liquidity. Unfavorable general economic conditions, such as higher unemployment rates, a constrained credit market, housing-related pressures and increased focus on reducing business operating costs can reduce spending for price-sensitive leisure and business travel. For many travelers, in particular the price-sensitive travelers we serve, air transportation is a discretionary purchase that they may reduce or eliminate from their spending in difficult economic times. The overall decrease in demand for air transportation in the United States in 2008 and 2009 resulting from record high fuel prices and the economic recession required us to take significant steps to reduce our capacity, which reduced our revenues. Unfavorable economic conditions could also affect our ability to raise prices to counteract increased fuel, labor or other costs, resulting in a material adverse effect on our business, results of operations and financial condition.

The airline industry faces ongoing security concerns and related cost burdens, furthered by threatened or actual terrorist attacks or other hostilities that could significantly harm our industry and our business.

The terrorist attacks of September 11, 2001 and their aftermath negatively affected the airline industry. The primary effects experienced by the airline industry included:

•	substantial loss of revenue and flight disruption costs caused by the grounding of all commercial air traffic in or headed to the United States by the Federal Aviation Administration (the “FAA”) for three days after the terrorist attacks;

•	increased security and insurance costs;

•	increased concerns about future terrorist attacks;

•	airport shutdowns and flight cancellations and delays due to security breaches and perceived safety threats; and

•	significantly reduced passenger traffic and yields due to the subsequent dramatic drop in demand for air travel.

Since September 11, 2001, the Department of Homeland Security and the Transportation Security Administration, or TSA, have implemented numerous security measures that restrict airline operations and increase costs, and are likely to implement additional measures in the future. For example, following the widely publicized attempt of an alleged terrorist to detonate plastic explosives hidden underneath his clothes on a Northwest Airlines flight on Christmas Day in 2009, passengers became subject to enhanced random screening, which included pat-downs, explosive detection testing and body scans. Enhanced passenger screening, increased regulation governing carry-on baggage and other similar restrictions on passenger travel may further increase passenger inconvenience and reduce the demand for air travel. In addition, increased or enhanced security measures have tended to result in higher governmental fees imposed on airlines, resulting in higher operating costs for airlines, which we may not be able to pass on to consumers in the form of higher prices. Any future terrorist attacks or attempted attacks, even if not made directly on the airline industry, or the fear of such attacks or other hostilities (including elevated national threat warnings or selective cancellation or redirection of flights due to terror threats) would likely have a material adverse effect on our business, results of operations and financial condition and on the airline industry in general.

Airlines are often affected by factors beyond their control, including: air traffic congestion at airports; air traffic control inefficiencies; adverse weather conditions, such as hurricanes or blizzards; increased security measures; new travel related taxes or the outbreak of disease, any of which could harm our business, operating results and financial condition.

Like other airlines, our business is affected by factors beyond our control, including air traffic congestion at airports, air traffic control inefficiencies, adverse weather conditions, increased security measures, new travel related taxes, the outbreak of disease, new regulations or policies from the presidential administration and Congress. Factors that cause flight delays frustrate passengers and increase costs, which in turn could adversely affect profitability. The federal government currently controls all U.S. airspace, and airlines are completely dependent on the FAA to operate that airspace in a safe, efficient and affordable manner. The air traffic control system, which is operated by the FAA, faces challenges in managing the growing demand for U.S. air travel. U.S. and foreign air-traffic controllers often rely on outdated technologies that routinely overwhelm the system and compel airlines to fly inefficient, indirect routes resulting in delays. A significant portion of our operations is concentrated in markets such as South Florida, the Caribbean, Latin America and the Northeast and northern Midwest regions of the United States, which are particularly vulnerable to weather, airport traffic constraints and other delays. Adverse weather conditions and natural disasters, such as hurricanes affecting southern Florida and the Caribbean (such as Hurricanes Irma and Maria in September 2017) as well as southern Texas (such as Hurricane Harvey in August 2017), winter snowstorms or the September 2017 earthquakes in Mexico City, Mexico, can cause flight cancellations, significant delays and certain facility disruptions. For example, during 2017, the timing and location of Hurricanes Irma and Maria produced a domino effect on our operations resulting in approximately 1,400 flight cancellations and numerous flight delays, which resulted in an adverse effect on our results of operations. Cancellations or delays due to adverse weather conditions or natural disasters, air traffic control problems or inefficiencies, breaches in security or other factors may affect us to a greater degree than other, larger airlines that may be able to recover more quickly from these events, and therefore could harm our business, results of operations and financial condition to a greater degree than other air carriers. Because of our high utilization, point-to-point network, operational disruptions can have a disproportionate impact on our ability to recover. In addition, many airlines reaccommodate their disrupted passengers on other airlines at prearranged rates under flight interruption manifest agreements. We have been unsuccessful in procuring any of these agreements with our peers, which makes our recovery from disruption more challenging than for larger airlines that have these agreements in place. Similarly, outbreaks of pandemic or contagious diseases, such as ebola, measles, avian flu, severe acute respiratory syndrome (SARS), H1N1 (swine) flu and Zika virus, could result in significant decreases in passenger traffic and the imposition of government restrictions in service and could have a material adverse impact on the airline industry. Increased travel taxes, such as those provided in the Travel Promotion Act, enacted March 10, 2010, which charges visitors from certain countries a $10 fee every two years to travel into the United States to subsidize certain travel promotion efforts, could also result in decreases in passenger traffic. Any general reduction in airline passenger traffic could have a material adverse effect on our business, results of operations and financial condition.

Restrictions on or litigation regarding third-party membership discount programs could harm our business, operating results and financial condition.

We generate a relatively small but growing portion of our revenue from commissions, revenue share and other fees paid to us by third-party merchants for customer click-throughs, distribution of third-party promotional materials and referrals arising from products and services of the third-party merchants that we offer to our customers on our website. Some of these third-party referral-based offers are for memberships in discount programs or similar promotions made to customers who have purchased products from us, and for which we receive a payment from the third-party merchants for every customer that accepts the promotion. Certain of these third-party membership discount programs have been the subject of consumer complaints, litigation and regulatory actions alleging that the enrollment and billing practices involved in the programs violate various consumer protection laws or are otherwise deceptive. Any private or governmental claim or action that may be brought against us in the future relating to these third-party membership programs could result in our being obligated to pay damages or incurring legal fees in defending claims. These damages and fees could be disproportionate to the revenues we generate through these relationships. In addition, customer dissatisfaction or a significant reduction in or termination of the third-party membership discount offers on our website as a result of these claims could have a negative impact on our brand, and have a material adverse effect on our business, results of operations and financial condition.

We face competition from air travel substitutes.

In addition to airline competition from traditional network airlines, other low-cost airlines and regional airlines, we also face competition from air travel substitutes. On our domestic routes, we face competition from some other transportation alternatives, such as bus, train or automobile. In addition, technology advancements may limit the demand for air travel. For example, video teleconferencing and other methods of electronic communication may reduce the need for in-person communication and add a new dimension of competition to the industry as travelers seek lower-cost substitutes for air travel. If we are unable to adjust rapidly in the event the basis of competition in our markets changes, it could have a material adverse effect on our business, results of operations and financial condition.

Risk Factors Relating to Our Business

Increased labor costs, union disputes, employee strikes and other labor-related disruption may adversely affect our business, results of operations and financial conditions.

Our business is labor intensive, with labor costs representing approximately 23.2%, 25.2%, 23.1% and 19.9% of our total operating costs for the nine months ended September 30, 2017 and the years 2016, 2015 and 2014, respectively. As of September 30, 2017, approximately 75% of our workforce was represented by labor unions. We cannot assure you that our labor costs going forward will remain competitive because in the future our labor agreements may be amended or become amendable and new agreements could have terms with higher labor costs; one or more of our competitors may significantly reduce their labor costs, thereby reducing or eliminating our comparative advantages as to one or more of such competitors; or our labor costs may increase in connection with our growth. We may also become subject to additional collective bargaining agreements in the future as non-unionized workers may unionize.

Relations between air carriers and labor unions in the United States are governed by the Railway Labor Act, or the RLA. Under the RLA, collective bargaining agreements generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board, or the NMB . This process continues until either the parties have reached agreement on a new collective bargaining agreement, or the parties have been released to “self-help” by the NMB. In most circumstances, the RLA prohibits strikes; however, after release by the NMB, carriers and unions are free to engage in self-help measures such as lockouts and strikes.

Our flight operations were shut down due to a strike by our pilots beginning on June 12, 2010 and lasting until we and the union representing our pilots reached a tentative agreement for a new contract. Under a Return to Work Agreement, we began to resume flights on June 17, 2010 and resumed our full flight schedule on June 18, 2010. On August 1, 2010, we and the pilots’ union executed a five-year collective bargaining agreement. This shutdown had a material adverse effect on our results of operations for 2010.

In March 2016, under the supervision of the NMB, we reached a tentative agreement for a five-year contract with our flight attendants. In May 2016, we entered into a five-year agreement with our flight attendants, which becomes amendable May 2021.

In August 2015, the collective bargaining agreement with our pilots, represented by Air Line Pilots Association, International, or the ALPA, became amendable. In June 2016, ALPA requested the services of the NMB to facilitate negotiations for an amended agreement and we joined ALPA in the request. The NMB has assigned mediators and the parties continue to work toward an amended agreement with the guidance of the mediator. Under the RLA, the parties’ current agreement remains in effect until an amended agreement is reached. If the NMB releases the parties to “self-help’” in the absence of a new agreement, our pilots may go on strike, which would shut down our flight operations and have a material adverse effect on our business and results of operations.

In August 2013, we entered into a five-year agreement with our flight dispatchers, which becomes amendable August 2018.

In July 2014, certain ramp service agents directly employed by us voted to be represented by the International Association of Machinists and Aerospace Workers (“IAMAW”). In May 2015, we entered into a five-year interim collective bargaining agreement with the IAMAW, including material economic terms. In June 2016, we reached an agreement on the remaining terms of the collective bargaining agreement with the IAMAW, which is amendable in June 2020. As of September 30, 2017, these ramp service agents served 1 of the 60 airports where we operate.

The Patient Protection and Affordable Care Act was enacted in 2010. Under the new presidential administration, this law may be repealed in its entirety or certain aspects may be changed or replaced. If the law is repealed or modified or if new legislation is passed, such action could significantly increase cost of the healthcare benefits provided to our U.S. employees. In addition, the failure to comply materially with such existing and new laws, rules and regulations could adversely affect our business, results of operations and financial conditions.

We have a significant amount of aircraft-related fixed obligations that could impair our liquidity and thereby harm our business, results of operations and financial condition.

The airline business is capital intensive and, as a result, many airline companies are highly leveraged. As of September 30, 2017, our 107 aircraft fleet consisted of 59 aircraft financed under operating leases, 40 aircraft financed under debt arrangements, and 8 aircraft purchased off lease and currently unencumbered. In 2016 and 2015, we paid the lessors rent of $213.9 million and $217.0 million, respectively, and paid maintenance deposits of $45.9 million and $32.1 million, respectively. As of September 30, 2017, we had future aircraft and spare engine operating lease obligations of approximately $1.4 billion. In 2016 and 2015, we made scheduled principal payments of $64.4 million and $25.4 million on our outstanding debt obligations, respectively. As of September 30, 2017, we had future principal debt obligations of $1,354.7 million, of which $39.0 million is due in the remainder of 2017. In addition, we have significant obligations for aircraft and spare engines that we have ordered from Airbus, International Aero Engines AG, or IAE, and Pratt and Whitney for delivery over the next several years. Our ability to pay the fixed costs associated with our contractual obligations will depend on our operating performance, cash flow and our ability to secure adequate financing, which will in turn depend on, among other things, the success of our current business strategy, fuel price volatility, weakening or improvement in the U.S. economy, as well as general economic and political conditions and other factors that are beyond our control. The amount of our aircraft related fixed obligations and related need to obtain financing could have a material adverse effect on our business, results of operations and financial condition and could:

•	require a substantial portion of cash flow from operations for operating lease and maintenance deposit payments, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our ability to make required pre-delivery deposit payments, or PDPs, including those payable to our aircraft and engine manufacturers for our aircraft and spare engines on order;

•	limit our ability to obtain additional financing to support our expansion plans and for working capital and other purposes on acceptable terms or at all;

•	make it more difficult for us to pay our other obligations as they become due during adverse general economic and market industry conditions because any related decrease in revenues could cause us to not have sufficient cash flows from operations to make our scheduled payments;

•	reduce our flexibility in planning for, or reacting to, changes in our business and the airline industry and, consequently, place us at a competitive disadvantage to our competitors with less fixed payment obligations; and

•	cause us to lose access to one or more aircraft and forfeit our rent deposits if we are unable to make our required aircraft lease rental and debt payments and our lessors or lenders exercise their remedies under the lease and debt agreements, including cross default provisions in certain of our leases and mortgages.

A failure to pay our operating lease, debt and other fixed cost obligations or a breach of our contractual obligations could result in a variety of adverse consequences, including the exercise of remedies by our creditors and lessors. In such a situation, it is unlikely that we would be able to cure our breach, fulfill our obligations, make required lease or debt payments or otherwise cover our fixed costs, which would have a material adverse effect on our business, results of operations and financial condition.

We are highly dependent upon our cash balances and operating cash flows.

As of September 30, 2017, we had access to lines of credit from our physical fuel delivery and derivative counterparties and our purchase credit card issuer aggregating $85.1 million. In addition, we had a $35.0 million unsecured standby letter of credit facility. These credit facilities are not adequate to finance our operations, and we will continue to be dependent on our operating cash flows and cash balances to fund our operations and to make scheduled payments on our aircraft related fixed obligations. In addition, our credit card processors are entitled to withhold receipts from customer purchases from us, under certain circumstances. Although our credit card processors currently do not have a right to hold back credit card receipts to cover repayment to customers, if we fail to maintain certain liquidity and other financial covenants, their rights to holdback would be reinstated, which would result in a reduction of unrestricted cash that could be material. In addition, we are required by some of our aircraft lessors to fund reserves in cash in advance for scheduled maintenance, and a portion of our cash is therefore unavailable until after we have completed the scheduled maintenance in accordance with the terms of the operating leases. Based on the age of our fleet and our growth strategy, these maintenance deposits will increase over the next few years before we receive any significant reimbursement for completed maintenance. If we fail to generate sufficient funds from operations to meet our operating cash requirements or do not obtain a line of credit, other borrowing facility or equity financing, we could default on our operating lease and fixed obligations. Our inability to meet our obligations as they become due would have a material adverse effect on our business, results of operations and financial condition.

A deterioration in worldwide economic conditions may adversely affect our business, operating results, financial condition, liquidity and ability to obtain financing or access capital markets.

The general worldwide economy has in the past experienced downturns due to the effects of the European debt crisis, unfavorable U.S. economic conditions and slowing growth in certain Asian economies, including general credit market crises, collateral effects on the finance and banking industries, energy price volatility, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions, geopolitical conflict and liquidity concerns. The airline industry is particularly sensitive to changes in economic conditions, which affect customer travel patterns and related revenues. A weak economy could reduce our bookings, and a reduction in discretionary spending could also decrease amounts our customers are willing to pay. Unfavorable economic conditions can also impact the ability of airlines to raise fares to help offset increased fuel, labor and other costs. We cannot accurately predict the effect or duration of any economic slowdown or the timing or strength of a subsequent economic recovery.

In addition, we have significant obligations for aircraft and spare engines that we have ordered from Airbus, IAE and Pratt and Whitney over the next several years, and we will need to finance these purchases. We may not have sufficient liquidity or creditworthiness to fund the purchase of aircraft and engines, including payment of PDPs, or for other working capital. Factors that affect our ability to raise financing or access the capital markets include market conditions in the airline industry, economic conditions, the perceived residual value of aircraft and related assets, the level and volatility of our earnings, our relative competitive position in the markets in which we operate, our ability to retain key personnel, our operating cash flows and legal and regulatory developments. Regardless of our creditworthiness, at times the market for aircraft purchase or lease financing has been very constrained due to such factors as the general state of the capital markets and the financial position of the major providers of commercial aircraft financing.

Our liquidity and general level of capital resources impact our ability to hedge our fuel requirements.

From time to time, we may enter into fuel derivative contracts in order to mitigate the risk to our business from future volatility in fuel prices, refining risk between the price of crude oil and the price of refined jet fuel, and to manage the risk of increasing fuel prices. As of September 30, 2017, we had no outstanding jet fuel derivatives. There can be no assurance that we will be able to enter into fuel derivative contracts in the future if we are required or choose to do so. In the past, we have not had and in the future we may not have sufficient creditworthiness or liquidity to post the collateral necessary to hedge our fuel requirements. Even if we are able to hedge portions of our future fuel requirements, we cannot guarantee that our derivative contracts will provide any particular level of protection against increased fuel costs or that our counterparties will be able to perform under our derivative contracts, such as in the case of a counterparty’s insolvency. In a falling fuel environment, we may be required to make cash payments to our counterparties which may impair our liquidity position and increase our costs. Furthermore, our ability to react to the cost of fuel, absent hedging, is limited, because we set the price of tickets in advance of knowing our fuel costs at the time the tickets are flown. Our ability to pass on any significant increases in aircraft fuel costs through fare increases could also be limited.

We rely on maintaining a high daily aircraft utilization rate to implement our low cost structure, which makes us especially vulnerable to flight delays or cancellations or aircraft unavailability.

We maintain a high daily aircraft utilization rate. Our average daily aircraft utilization was 11.7 hours for the nine months ended September 30, 2017, 12.4 hours for the year ended 2016, and 12.7 hours for the years ended 2015 and 2014. Aircraft utilization is the average amount of time per day that our aircraft spend carrying passengers. Our revenue per aircraft can be increased by high daily aircraft utilization, which is achieved in part by reducing turnaround times at airports so we can fly more hours on average in a day. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including air traffic congestion at airports or other air traffic control problems, adverse weather conditions, increased security measures or breaches in security, international or domestic conflicts, terrorist activity, or other changes in business conditions. A significant portion of our operations are concentrated in markets such as South Florida, the Caribbean, Latin America and the Northeast and northern Midwest regions of the United States, which are particularly vulnerable to weather, airport traffic constraints and other delays. In addition, pulling aircraft out of service for unscheduled and scheduled maintenance, the occurrence of which will increase as our fleet ages, may materially reduce our average fleet utilization and require that we seek short-term substitute capacity at increased costs. Due to the relatively small size of our fleet and high daily aircraft utilization rate, the unavailability of one or more aircraft and resulting reduced capacity could have a material adverse effect on our business, results of operations and financial condition.

Our maintenance costs will increase as our fleet ages, and we will periodically incur substantial maintenance costs due to the maintenance schedules of our aircraft fleet.

As of September 30, 2017, the average age of our aircraft was approximately 5.3 years. Our relatively new aircraft require less maintenance now than they will in the future. Our fleet will require more maintenance as it ages and our maintenance and repair expenses for each of our aircraft will be incurred at approximately the same intervals. For our leased aircraft, we expect that the final heavy maintenance events will be amortized over the remaining lease term rather than until the next estimated heavy maintenance event, because we account for heavy maintenance under the deferral method. This will result in significantly higher depreciation and amortization expense related to heavy maintenance in the last few years of the leases as compared to the costs in earlier periods. Moreover, because our current fleet was acquired over a relatively short period, significant maintenance that is scheduled on each of these planes is occurring at roughly the same time, meaning we will incur our most expensive scheduled maintenance obligations, known as heavy maintenance, across our present fleet around the same time. These more significant maintenance activities result in out-of-service periods during which our aircraft are dedicated to maintenance activities and unavailable to fly revenue service. In addition, the terms of some of our lease agreements require us to pay maintenance reserves to the lessor in advance of the performance of major maintenance, resulting in our recording significant prepaid deposits on our balance sheet. Depending on their recoverability, these maintenance reserves may be classified as supplemental rent. We expect scheduled and unscheduled aircraft maintenance expenses to increase over the next several years. Any significant increase in maintenance and repair expenses would have a material adverse effect on our business, results of operations and financial condition. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Aircraft Maintenance, Materials and Repair Costs and Heavy Maintenance Amortization” and “—Maintenance Reserves” in the 2016 10-K.

Our lack of marketing alliances could harm our business.

Many airlines, including the domestic traditional network airlines (American, Delta and United) have marketing alliances with other airlines, under which they market and advertise their status as marketing alliance partners. These alliances, such as OneWorld, SkyTeam and Star Alliance, generally provide for code-sharing, frequent flier program reciprocity, coordinated scheduling of flights to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline and provides an opportunity to increase traffic on that airline’s segment of flights connecting with alliance partners. We currently do not have any alliances with U.S. or foreign airlines. Our lack of marketing alliances puts us at a competitive disadvantage to traditional network carriers who are able to attract passengers through more widespread alliances, particularly on international routes, and that disadvantage may result in a material adverse effect on our passenger traffic, business, results of operations and financial condition.

We are subject to extensive and increasing regulation by the FAA, DOT, TSA and other U.S. and foreign governmental agencies, compliance with which could cause us to incur increased costs and adversely affect our business and financial results.

Airlines are subject to extensive and increasing regulatory and legal compliance requirements, both domestically and internationally, that involve significant costs. In the last several years, Congress has passed laws, and the DOT, FAA and TSA have issued regulations, relating to the operation of airlines that have required significant expenditures. We expect to continue to incur expenses in connection with complying with government regulations. Additional laws, regulations, taxes and increased airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs.

DOT has been aggressive in enforcing regulations for violations of the tarmac delay rules, passenger with disability rules, advertising rules and other consumer protection rules that could increase the cost of airline operations or reduce revenues. Additional rules on providing scheduling, fare and fee information to travel agents and metasearch sites may be issued in the future. Additional disability rules may be proposed in 2017 or after, including with respect to access to lavatories on single-aisle aircraft. In addition, during 2014, the FAA issued its final regulations governing pilot rest periods and work hours for all airlines certificated under Part 121 of the Federal Aviation Regulations. The rule known as FAR 117, which became effective January 4, 2014, impacts the required amount and timing of rest periods for pilots between work assignments and modifies duty and rest requirements based on the time of day, number of scheduled segments, flight types, time zones and other factors. Compliance with these rules may increase our costs, while failure to remain in full compliance with these rules may subject us to fines or other enforcement action.

In September 2017, Congress passed the Disaster Tax Relief and Airport Airway Extension Act of 2017, which extends FAA funds through March 31, 2018. Congress will be considering a new FAA legislation in 2018 which may include reorganization of air traffic control function and its funding mechanism. Congress may also consider imposing taxes on carry-on and checked bag fees which has been proposed in previous legislation. If Congress were to enact any new FAA reauthorization bill or similar legislation, it is uncertain what effect it would have on our results of operations and financial condition.

We cannot assure you that these and other laws or regulations enacted in the future will not harm our business. In addition, the TSA mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per ticket tax on passengers and a tax on airlines. Prior to and for the first half of 2014, the passenger security fee was $2.50 per passenger flight segment, subject to a $5 per one-way trip cap. In July 2014, the TSA implemented an increased passenger security fee at a flat rate of $5.60. On December 19, 2014, the law was amended to limit a round-trip fee to $11.20. We cannot forecast what additional security and safety requirements may be imposed in the future or the costs or revenue impact that would be associated with complying with such requirements.

Our ability to operate as an airline is dependent on our maintaining certifications issued to us by the DOT and the FAA. The FAA has the authority to issue mandatory orders relating to, among other things, the grounding of aircraft, inspection of aircraft, installation of new safety-related items and removal and replacement of aircraft parts that have failed or may fail in the future. A decision by the FAA to ground, or require time consuming inspections of or maintenance on, our aircraft, for any reason, could negatively affect our business and financial results. Federal law requires that air carriers operating large aircraft be continuously “fit, willing and able” to provide the services for which they are licensed. Our “fitness” is monitored by the DOT, which considers factors such as unfair or deceptive competition, advertising, baggage liability and disabled passenger transportation. While the DOT has seldom revoked a carrier’s certification for lack of fitness, such an occurrence would render it impossible for us to continue operating as an airline. The DOT may also institute investigations or administrative proceedings against airlines for violations of regulations.

The U.S. government is under persistent pressure to implement cost cutting and efficiency initiatives. In addition, the U.S. government has recently and may in the future experience delays in the completion of its budget process which could delay funding for government departments and agencies that regulate or otherwise are tied to the aviation industry, including the DOT and FAA. To the extent that any such initiatives or budgeting delays affect the operations of these government departments and agencies, including by forcing mandatory furloughs of government employees, our operations and results of operations could be materially adversely effected.

International routes are regulated by treaties and related agreements between the United States and foreign governments. Our ability to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time. Our access to new international markets may be limited by our ability to obtain the necessary certificates to fly the international routes. In addition, our operations in foreign countries are subject to regulation by foreign governments and our business may be affected by changes in law and future actions taken by such governments, including granting or withdrawal of government approvals and restrictions on competitive practices. We are subject to numerous foreign regulations based on the large number of countries outside the United States where we currently provide service. If we are not able to comply with this complex regulatory regime, our business could be significantly harmed. Please see “Business — Government Regulation” in the 2016 10-K.

Changes in legislation, regulation and government policy as a result of the 2016 U.S. presidential and congressional elections may have a material adverse effect on our business in the future.

The 2016 presidential and congressional elections in the United States could result in significant changes in, and uncertainty with respect to, legislation, regulation and government policy. While it is not possible to predict whether and when any such changes will occur, changes at the local, state or federal level could significantly impact our business and the airline industry. Specific legislative and regulatory proposals discussed during and after the election that could have a material impact on us include, but are not limited to, reform of the federal tax code; infrastructure renewal programs; changes to immigration policy; modifications to international trade policy, including withdrawing from trade agreements and taxes on imports; changes to the financial legislation, including the partial or full repeal of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act; public company reporting requirements; environmental regulation and antitrust enforcement. Any such changes may make it more difficult and/or more expensive for us to obtain new aircraft or engines and parts to maintain existing aircraft or engines. For example, certain tax proposals would generally (a) make net interest expense on debt non-deductible to borrowers and (b) increase the cost of importing (possibly including via lease) property. Certain proposals discussed during and after the election may make it less profitable or prevent us from flying to or from some of the destinations we currently serve.

We are currently unable to predict whether reform discussions will meaningfully change existing legislative and regulatory environments relevant for our business. To the extent that such changes have a negative impact on us or the airline industry, including as a result of related uncertainty, these changes may materially and adversely impact our business, financial condition, results of operations and cash flows.

We may not be able to implement our growth strategy.

Our growth strategy includes acquiring additional aircraft, increasing the frequency of flights and size of aircraft used in markets we currently serve, and expanding the number of markets we serve where our low cost structure would likely be successful. Effectively implementing our growth strategy is critical for our business to achieve economies of scale and to sustain or increase our profitability. We face numerous challenges in implementing our growth strategy, including our ability to:

•	maintain profitability;

•	obtain financing to acquire new aircraft;

•	access airports located in our targeted geographic markets where we can operate routes in a manner that is consistent with our cost strategy;

•	obtain sufficient spare parts or related support services from our suppliers on a timely basis;

•	gain access to international routes; and

•	access sufficient gates and other services at airports we currently serve or may seek to serve.

Our growth is dependent upon our ability to maintain a safe and secure operation and requires additional personnel, equipment and facilities. An inability to hire and retain personnel, timely secure the required equipment and facilities in a cost-effective manner, efficiently operate our expanded facilities or obtain the necessary regulatory approvals may adversely affect our ability to achieve our growth strategy, which could harm our business. In addition, expansion to new markets may have other risks due to factors specific to those markets. We may be unable to foresee all of the existing risks upon entering certain new markets or respond adequately to these risks, and our growth strategy and our business may suffer as a result. In addition, our competitors may reduce their fares and/or offer special promotions to deter our entry into a new market or to stop our growth into existing markets or new markets. We cannot assure you that we will be able to profitably expand our existing markets or establish new markets.

Some of our target growth markets in the Caribbean and Latin America include countries with less developed economies that may be vulnerable to unstable economic and political conditions, such as significant fluctuations in gross domestic product, interest and currency exchange rates, high inflation, civil disturbances, government instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by governments. The occurrence of any of these events in markets served by us and the resulting instability may adversely affect our ability to implement our growth strategy.

In 2008, in response to record high fuel prices and rapidly deteriorating economic conditions, we modified our growth plans by terminating our leases for seven aircraft. We incurred significant expenses relating to our lease terminations, and have incurred additional expenses to acquire new aircraft in place of those under the terminated leases as we expanded our network. We may in the future determine to reduce further our future growth plans from previously announced levels, which may impact our business strategy and future profitability.

We rely heavily on technology and automated systems to operate our business and any failure of these technologies or systems or failure by their operators could harm our business.

We are highly dependent on technology and automated systems to operate our business and achieve low operating costs. These technologies and systems include our computerized airline reservation system, flight operations system, financial planning, management and accounting system, telecommunications systems, website, maintenance systems and check-in kiosks. The performance and reliability of our technology are critical to our ability to operate and compete effectively. In 2015, our Board of Directors approved a significant technology upgrade initiative meant to address our aging IT infrastructure. This initiative will upgrade, replace, and enhance multiple older and outdated legacy systems and hardware. The execution of our strategic plans could be negatively affected by (i) our ability to timely and effectively implement, transition, and maintain related information technology systems and infrastructure; (ii) our ability to effectively balance its investment of incremental operating expenses and capital expenditures related to its strategies against the need to effectively control cost; and (iii) our dependence on third parties with respect to its ability to implement its strategic plans. We cannot assure you that our security measures, change control procedures, and disaster recovery plans will be adequate to prevent disruptions or delays. Disruption in or changes to these systems could result in an interruption to our operations or loss of important data. Any of the foregoing could result in a material adverse effect on our business, reputation, results of operations and financial condition.

In order for our operations to work efficiently, our website and reservation system must be able to accommodate a high volume of traffic, maintain secure information and deliver flight information with a high degree of reliability. Substantially all of our tickets are issued to passengers as electronic tickets. We depend on our reservation system, which is hosted and maintained under a long-term contract by a third-party service provider, to be able to issue, track and accept these electronic tickets. If our reservation system fails or experiences interruptions, and we are unable to book seats for any period of time, we could lose a significant amount of revenue as customers book seats on competing airlines. We have experienced short duration reservation system outages from time to time and may experience similar outages in the future. For example, in November 2010, we experienced a significant service outage with our third-party reservation service provider on the day before Thanksgiving, one of the industry’s busiest travel days and in August 2013, we experienced another 13 hour outage that affected our sales and customer service response times. We also rely on third-party service providers of our other automated systems for technical support, system maintenance and software upgrades. If our automated systems are not functioning or if the current providers were to fail to adequately provide technical support or timely software upgrades for any one of our key existing systems, we could experience service disruptions, which could harm our business and result in the loss of important data, increase our expenses and decrease our revenues. In the event that one or more of our primary technology or systems’ vendors goes into bankruptcy, ceases operations or fails to perform as promised, replacement services may not be readily available on a timely basis, at competitive rates or at all and any transition time to a new system may be significant.

In addition, our automated systems cannot be completely protected against events that are beyond our control, including natural disasters, cyber attacks or telecommunications failures. Substantial or sustained system failures could cause service delays or failures and result in our customers purchasing tickets from other airlines. We have implemented security measures and change control procedures and have disaster recovery plans; however, we cannot assure you that these measures are adequate to prevent disruptions. Disruption in, changes to or a breach of, these systems could result in a disruption to our business and the loss of important data. Moreover, in the event of system outages or interruptions, we may not be able to recover from our information technology and software providers all or any portion of the costs or business losses we may incur. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We are subject to cyber security risks and may incur increasing costs in an effort to minimize those risks.

Our business employs systems and websites that allow for the secure storage and transmission of proprietary or confidential information regarding our customers, employees, suppliers and others, including personal identification information, credit card data and other confidential information. Security breaches could expose us to a risk of loss or misuse of this information, litigation and potential liability. Although we take steps to secure our management information systems, and although multiple auditors review and approve the security configurations and management processes of these systems, including our computer systems, intranet and internet sites, email and other telecommunications and data networks, the security measures we have implemented may not be effective, and our systems may be vulnerable to theft, loss, damage and interruption from a number of potential sources and events, including unauthorized access or security breaches, natural or man-made disasters, cyber attacks, computer viruses, power loss, or other disruptive events. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber attacks. Attacks may be targeted at us, our customers and suppliers, or others who have entrusted us with information. In addition, attacks not targeted at us, but targeted solely at suppliers, may cause disruption to our computer systems or a breach of the data that we maintain on customers, employees, suppliers and others.

Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants, or costs incurred in connection with the notifications to employees, suppliers or the general public as part of our notification obligations to the various governments that govern our business. Advances in computer capabilities, new technological discoveries, or other developments may result in the breach or compromise of technology used by us to protect transaction or other data. In addition, data and security breaches can also occur as a result of non-technical issues, including breaches by us or by persons with whom we have commercial relationships that result in the unauthorized release of personal or confidential information. Our reputation, brand and financial condition could be adversely affected if, as a result of a significant cyber event or other security issues: our operations are disrupted or shut down; our confidential, proprietary information is stolen or disclosed; we incur costs or are required to pay fines in connection with stolen customer, employee or other confidential information; we must dedicate significant resources to system repairs or increase cyber security protection; or we otherwise incur significant litigation or other costs.

Our processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation.

In the processing of our customer transactions, we receive, process, transmit and store a large volume of identifiable personal data, including financial data such as credit card information. This data is increasingly subject to legislation and regulation, such as the Fair Accurate Credit Transparency Act and Payment Card Industry legislation, typically intended to protect the privacy of personal data that is collected, processed and transmitted. More generally, we rely on consumer confidence in the security of our system, including our website on which we sell the majority of our tickets. Our business, results of operations and financial condition could be adversely affected if we are unable to comply with existing privacy obligations or legislation or regulations are expanded to require changes in our business practices.

We may not be able to maintain or grow our non-ticket revenues.

Our business strategy includes expanding our portfolio of ancillary products and services. There can be no assurance that passengers will pay for additional ancillary products and services or that passengers will continue to choose to pay for the ancillary products and services we currently offer. Further, regulatory initiatives could adversely affect ancillary revenue opportunities. Failure to maintain our non-ticket revenues would have a material adverse effect on our results of operations and financial condition. Furthermore, if we are unable to maintain and grow our non-ticket revenues, we may not be able to execute our strategy to continue to lower base fares to address an underserved market. Please see “—Restrictions on or increased taxes applicable to charges for ancillary products and services paid by airline passengers and burdensome consumer protection regulations or laws could harm our business, results of operations and financial condition”.

Our inability to expand or operate reliably or efficiently out of our key airports where we maintain a large presence could have a material adverse effect on our business, results of operations and financial condition.

We are highly dependent on markets served from airports where we maintain a large presence. Our results of operations may be affected by actions taken by governmental or other agencies or authorities having jurisdiction over our operations at airports, including, but not limited to:

•	increases in airport rates and charges;

•	limitations on take-off and landing slots, airport gate capacity or other use of airport facilities;

•	termination of our airport use agreements, some of which can be terminated by airport authorities with little notice to us;

•	increases in airport capacity that could facilitate increased competition;

•	international travel regulations such as customs and immigration;

•	increases in taxes;

•	changes in the law that affect the services that can be offered by airlines in particular markets and at particular airports;

•	restrictions on competitive practices;

•	the adoption of statutes or regulations that impact customer service standards, including security standards; and

•	the adoption of more restrictive locally-imposed noise regulations or curfews.

In general, any changes in airport operations could have a material adverse effect on our business, results of operations and financial condition.

We rely on third-party service providers to perform functions integral to our operations.

We have entered into agreements with third-party service providers to furnish certain facilities and services required for our operations, including ground handling, catering, passenger handling, engineering, maintenance, refueling, reservations and airport facilities as well as administrative and support services. We are likely to enter into similar service agreements in new markets we decide to enter, and there can be no assurance that we will be able to obtain the necessary services at acceptable rates.

Although we seek to monitor the performance of third parties that provide us with our reservation system, ground handling, catering, passenger handling, engineering, maintenance services, refueling and airport facilities, the efficiency, timeliness and quality of contract performance by third-party service providers are often beyond our control, and any failure by our service providers to perform their contracts may have an adverse impact on our business and operations. For example, in 2008, our call center provider went bankrupt. Though we were able to quickly switch to an alternative vendor, we experienced a significant business disruption during the transition period and a similar disruption could occur in the future if we changed call center providers or if an existing provider ceased to be able to serve us. We expect to be dependent on such third-party arrangements for the foreseeable future.

We rely on third-party distribution channels to distribute a portion of our airline tickets.

We rely on third-party distribution channels, including those provided by or through global distribution systems, or GDSs, conventional travel agents and online travel agents, or OTAs, to distribute a portion of our airline tickets, and we expect in the future to rely on these channels to an increasing extent to collect ancillary revenues. These distribution channels are more expensive and at present have less functionality in respect of ancillary revenues than those we operate ourselves, such as our call centers and our website. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to successfully manage our distribution costs and rights, and improve the functionality of third-party distribution channels, while maintaining an industry-competitive cost structure. Negotiations with key GDSs and OTAs designed to manage our costs, increase our distribution flexibility, and improve functionality could be contentious, could result in diminished or less favorable distribution of our tickets, and may not provide the functionality we require to maximize ancillary revenues. Any inability to manage our third-party distribution costs, rights and functionality at a competitive level or any material diminishment in the distribution of our tickets could have a material adverse effect on our competitive position and our results of operations. Moreover, our ability to compete in the markets we serve may be threatened by changes in technology or other factors that may make our existing third-party sales channels impractical, uncompetitive, or obsolete.

We rely on a single service provider to manage our fuel supply.

As of September 30, 2017, we had a single fuel service contract with World Fuel Services Corporation to manage the sourcing and contracting of our fuel supply. A failure by this provider to fulfill its obligations could have a material adverse effect on our business, results of operations and financial condition.

Our reputation and business could be materially adversely affected in the event of an emergency, accident or similar incident involving our aircraft.

We are exposed to potential significant losses in the event that any of our aircraft is subject to an emergency, accident, terrorist incident or other similar incident, and significant costs related to passenger claims, repairs or replacement of a damaged aircraft and its temporary or permanent loss from service. There can be no assurance that we will not be affected by such events or that the amount of our insurance coverage will be adequate in the event such circumstances arise and any such event could cause a substantial increase in our insurance premiums. Please see “—Increases in insurance costs or significant reductions in coverage could have a material adverse effect on our business, financial condition and results of operations”. In addition, any future aircraft emergency, accident or similar incident, even if fully covered by insurance or even if it does not involve our airline, may create a public perception that our airline or the equipment we fly is less safe or reliable than other transportation alternatives, or could cause us to perform time consuming and costly inspections on our aircraft or engines which could have a material adverse effect on our business, results of operations and financial condition.

Negative publicity regarding our customer service or otherwise could have a material adverse effect on our business.

In the past, we have experienced a relatively high number of customer complaints related to, among other things, our customer service and reservations and ticketing systems. In particular, we generally experience a higher volume of complaints when we make changes to our unbundling policies, such as charging for baggage. In addition, in 2009, we entered into a consent order with the DOT for our procedures for bumping passengers from oversold flights and our handling of lost or damaged baggage. Under the consent order, we were assessed a civil penalty of $375,000, of which we were required to pay $215,000 based on an agreement with the DOT and not having similar violations in the year after the date of the consent order. Further, media reports about incidents on our aircraft unrelated to customer complaints could negatively impact our reputation and our operations. If we do not meet our customers’ expectations with respect to reliability and service, customers could decide not to fly with us, which would materially adversely affect our business and reputation.

We depend on a limited number of suppliers for our aircraft and engines.

One of the elements of our business strategy is to save costs by operating a single-family aircraft fleet - currently Airbus A320-family, single-aisle aircraft, powered by engines manufactured by IAE and Pratt & Whitney. If any of Airbus, IAE, or Pratt & Whitney become unable to perform its contractual obligations, or if we are unable to acquire or lease aircraft or engines from these or other owners, operators or lessors on acceptable terms, we would have to find other suppliers for a similar type of aircraft or engine. If we have to lease or purchase aircraft from another supplier, we would lose the significant benefits we derive from our current single fleet composition. We may also incur substantial transition costs, including costs associated with retraining our employees, replacing our manuals and adapting our facilities and maintenance programs. Our operations could also be harmed by the failure or inability of aircraft, engine and parts suppliers to provide sufficient spare parts or related support services on a timely basis, particularly in connection with new-generation introductory technology. Our business would be significantly harmed if a design defect or mechanical problem with any of the types of aircraft, engines or components currently on order or that we operate were discovered that would halt or delay our aircraft delivery stream or that would ground any of our aircraft while the defect or problem was corrected, assuming it could be corrected at all. For example, introductory issues with the new-generation PW1100G-JM engines, designed and manufactured by Pratt & Whitney, have resulted in the intermittent grounding of certain of our A320neo aircraft. During the fourth quarter of 2016, and continuing through the third quarter of 2017, we have experienced and continue to experience various reliability problems associated with the new engine resulting in the grounding of two of our five A320neo aircraft which we expect to continue until the defect or problem is corrected. In part, due to issues involving the new engine, we renegotiated our aircraft delivery schedule. We originally had four A320neos scheduled for delivery in 2018 of which two were converted to A320ceo aircraft, to be delivered in 2017, and the remaining two are deferred until 2019. We cannot be certain that this defect will be corrected or if the defect will require the grounding of the remaining A320neos. These types of events, if appropriate design or mechanical modifications cannot be adequately implemented, could materially adversely affect our business, results of operations and financial condition. Moreover, the use of our aircraft could be suspended or restricted by regulatory authorities in the event of actual or perceived mechanical or design problems. Our business would also be significantly harmed if the public began to avoid flying with us due to an adverse perception of the types of aircraft, engines or components that we operate stemming from safety concerns or other problems, whether real or perceived, or in the event of an accident involving those types of aircraft, engines or components. Carriers that operate a more diversified fleet are better positioned than we are to manage such events.

Reduction in demand for air transportation, or governmental reduction or limitation of operating capacity, in the domestic U.S., Caribbean or Latin American markets could harm our business, results of operations and financial condition.

A significant portion of our operations are conducted to and from the domestic U.S., Caribbean or Latin American markets. Our business, results of operations and financial condition could be harmed if we lost our authority to fly to these markets, by any circumstances causing a reduction in demand for air transportation, or by governmental reduction or limitation of operating capacity, in these markets, such as adverse changes in local economic or political conditions, negative public perception of these destinations, unfavorable weather conditions, public health concerns or terrorist related activities. Furthermore, our business could be harmed if jurisdictions that currently limit competition allow additional airlines to compete on routes we serve. Many of the countries we serve are experiencing either economic slowdowns or recessions, which may translate into a weakening of demand and could harm our business, results of operations and financial condition.

Increases in insurance costs or significant reductions in coverage could have a material adverse effect on our business, financial condition and results of operations.

We carry insurance for third-party liability, passenger liability, property damage and all-risk coverage for damage to our aircraft. As a result of the September 11, 2001 terrorist attacks, aviation insurers significantly reduced the amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war or similar events (war risk insurance). Accordingly, our insurance costs increased significantly and our ability to continue to obtain certain types of insurance remains uncertain. While the price of commercial insurance has declined since the period immediately after the terrorist attacks, in the event commercial insurance carriers further reduce the amount of insurance coverage available to us, or significantly increase its cost, we would be adversely affected. We currently maintain commercial airline insurance with several underwriters. However, there can be no assurance that the amount of such coverage will not be changed, or that we will not bear substantial losses from accidents. We could incur substantial claims resulting from an accident in excess of related insurance coverage that could have a material adverse effect on our results of operations and financial condition.

Beginning in July 2014, we obtained war risk insurance from the commercial market which insures against some risks of terrorism. Previous to this date, we obtained this insurance through a special program administered by the FAA, which was discontinued late 2014. Renewing coverage from commercial underwriters may result in higher premiums and more restrictive terms. Our business, results of operations and financial condition could be materially adversely affected if we are unable to obtain adequate war risk insurance. Our current war risk hull and liability insurance policy is effective until July 2018.

Failure to comply with applicable environmental regulations could have a material adverse effect on our business, results of operations and financial condition.

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water and the management of hazardous substances, oils and waste materials. Compliance with all environmental laws and regulations can require significant expenditures and any future regulatory developments in the United States and abroad could adversely affect operations and increase operating costs in the airline industry. For example, climate change legislation was previously introduced in Congress and such legislation could be re-introduced in the future by Congress and state legislatures, and could contain provisions affecting the aviation industry, compliance with which could result in the creation of substantial additional costs to us. Similarly, the Environmental Protection Agency issued a rule that regulates larger emitters of greenhouse gases. Future operations and financial results may vary as a result of such regulations. Compliance with these regulations and new or existing regulations that may be applicable to us in the future could increase our cost base and could have a material adverse effect on our business, results of operations and financial condition.

Governmental authorities in several U.S. and foreign cities are also considering or have already implemented aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take-offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

If we are unable to attract and retain qualified personnel or fail to maintain our company culture, our business, results of operations and financial condition could be harmed.

Our business is labor intensive. We require large numbers of pilots, flight attendants, maintenance technicians and other personnel. The airline industry has from time to time experienced a shortage of qualified personnel, particularly with respect to pilots and maintenance technicians. In addition, we may face high employee turnover. We may be required to increase wages and/or benefits in order to attract and retain qualified personnel. If we are unable to hire, train and retain qualified employees, our business could be harmed and we may be unable to implement our growth plans.

In addition, as we hire more people and grow, we believe it may be increasingly challenging to continue to hire people who will maintain our company culture. Our company culture, which we believe is one of our competitive strengths, is important to providing high-quality customer service and having a productive, accountable workforce that helps keep our costs low. As we continue to grow, we may be unable to identify, hire or retain enough people who meet the above criteria, including those in management or other key positions. Our company culture could otherwise be adversely affected by our growing operations and geographic diversity. If we fail to maintain the strength of our company culture, our competitive ability and our business, results of operations and financial condition could be harmed.

Our business, results of operations and financial condition could be materially adversely affected if we lose the services of our key personnel.

Our success depends to a significant extent upon the efforts and abilities of our senior management team and key financial and operating personnel. In particular, we depend on the services of our senior management team. Competition for highly qualified personnel is intense, and the loss of any executive officer, senior manager, or other key employee without adequate replacement or the inability to attract new qualified personnel could have a material adverse effect on our business, results of operations and financial condition. We do not maintain key-person life insurance on our management team.

Risk Factors Relating to the Certificates and the Offering

Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Eligible Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal is dated October 23, 2017; the BK appraisal is dated October 26, 2017; and the MBA appraisal is dated October 25, 2017. The appraised values provided by each of AISI, BK and MBA are presented as of or around the respective dates of their appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Eligible Aircraft. Such appraisals of the Eligible Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Eligible Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while “current market value” is the value for an aircraft in the actual market. In particular, the appraisals of the Eligible Aircraft indicate the appraised base value of each Eligible Aircraft as a new aircraft, projected as of its currently scheduled delivery month. Appraisals that are based on other assumptions and methodologies (or a physical inspection of the Eligible Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Eligible Aircraft. See “Description of the Aircraft and the Appraisals — The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Eligible Aircraft are estimates of the values of the Eligible Aircraft as of their respective anticipated future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block. Additionally, the appraisals assume that passenger seats have been installed on the Aircraft. Spirit is obligated to install passenger seats on each Aircraft as promptly as practicable if passenger seats are not yet so installed on such Aircraft at the time of financing thereof. In the absence of such installation, the value for such Aircraft may be less than that assumed by the appraisals.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the Aircraft may not be airworthy and/or the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be a lesser amount of proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures –– Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. In addition, under certain circumstances, Spirit is permitted to replace Aircraft that have been damaged or destroyed and may use the insurance proceeds received in respect of such Aircraft to do so. However, inflation, changes in applicable regulations, environmental considerations and other factors may make the insurance proceeds insufficient to repair or replace Aircraft if they are damaged or destroyed. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Insurance.”

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange, pooling, borrowing or other similar arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Registration, Leasing and Possession.”

In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

In connection with the repossession of an Aircraft, Spirit may be required to pay outstanding mechanics’ liens, hangar keepers’ liens, airport charges, and navigation fees and other amounts secured by statutory or other liens on the repossessed Aircraft. Moreover, Spirit or the Loan Trustee may be subject to delays and additional expense in taking possession of an Aircraft from any third party maintenance provider, including if it must arrange alternative means to have the maintenance work completed or if such third party maintenance provider is the subject of a bankruptcy, reorganization, insolvency or similar event. Such circumstances could result in a reduced value of the Aircraft and a lesser amount of proceeds to repay the holders of the Equipment Notes.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If Spirit fails to transfer title to engines not owned by Spirit that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class A Certificates rank generally junior to the Class AA Certificates, and the Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement — Priority of Distributions.”

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations, and to certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates, or distributions in respect of such other payments, to be made under the Intercreditor Agreement from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement — Priority of Distributions.”

In addition, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class A Certificates prior to making distributions in full on the Class AA Certificates, on the Class B Certificates prior to making distributions in full on the Class AA Certificates and Class A Certificates, and, if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class AA Certificates, Class A Certificates and Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Finally, the Class A Certificates rank generally junior to the Class AA Certificates, and the Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, the Class A Certificateholders and the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against Spirit of the same amount.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

•	if Final Distributions have not been paid in full to holders of the Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class AA Certificates and the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•	if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates, the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Spirit (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes — Security” and “Description of the Equipment Notes — Subordination” and the

Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Certificates is not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of Spirit, the Depositary or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Certificates.

Any credit ratings assigned to the Certificates would be expected to be based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facilities for the benefit of the holders of the Class AA Certificates, Class A Certificates and Class B Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting Spirit or its affiliates. We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends, repurchase our common stock or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed funds may be withdrawn and distributed to holders of Certificates, without any premium, if they are not used to purchase Equipment Notes.

Under certain circumstances, less than all of the funds held in escrow as Deposits may be used to purchase the Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in delivery of any Aircraft or because of delays in financing any Aircraft under the related Indenture or for other reasons. See “Description of the Certificates — Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals — Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. Also, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow with respect to any Trust will also be withdrawn and distributed to the Certificateholders of such Trust with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” If any of these circumstances were to occur, you will not receive the full amount expected in connection with your investment in the Certificates.

The holders of the Certificates are exposed to the credit risk of the Depositary.

The holders of the Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits, in whole or in part, or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits,” “Description of the Deposit Agreements — Replacement of Depositary” and “Description of the Certificates — Payments and Distributions.” Spirit is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis. Amounts deposited with the Depositary under the Escrow Agreements and the Deposit Agreements are not property of Spirit and are not entitled to the benefits of Section 1110.

Because there is no current market for the Certificates, holders of Certificates may have a limited ability to resell Certificates.

Each class of Certificates is a new issue of securities. Prior to this offering of the Certificates, there has been no trading market for the Certificates. Neither Spirit nor any Trust intends to apply for listing of the Certificates on any securities exchange. The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected.

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of Spirit’s financial performance and prospects.

USE OF PROCEEDS

The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. Each Trust will withdraw funds from the escrow relating to such Trust to acquire from Spirit the related series of Equipment Notes to be issued as each Aircraft is subjected to the related Indenture.

The Equipment Notes will be full recourse obligations of Spirit. Spirit will use the proceeds from the issuance of the Equipment Notes issued with respect to the Aircraft to finance the purchase by Spirit of the Aircraft.

DESCRIPTION OF THE CERTIFICATES

The following summary describes certain material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as Exhibit 4.1 to Spirit’s Current Report on Form 8-K filed on August 11, 2015, and to all of the provisions of the Certificates, the Trust Supplements, the Liquidity Facilities, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Spirit with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “ — Subordination” below and elsewhere in this prospectus supplement, and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

General

Each pass through certificate (each, a “Certificate” and, collectively, the “Certificates”) will represent a fractional undivided interest in one of three Spirit Airlines 2017-1 Pass Through Trusts: the “Class AA Trust,” the “Class A Trust” and the “Class B Trust” and, collectively, the “Trusts.” The Trusts will be formed pursuant to a pass through trust agreement between Spirit and Wilmington Trust, National Association, as trustee, dated as of August 11, 2015 (the “Basic Agreement”), and three separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class AA Trust, the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class AA Trustee,” “Class A Trustee” and the “Class B Trustee,” and collectively as the “Trustees.” The Certificates to be issued by the Class AA Trust, the Class A Trust and the Class B Trust are referred to herein, respectively, as the “Class AA Certificates,” “Class A Certificates” and the “Class B Certificates.” The Class AA Trust will purchase all of the Series AA Equipment Notes, the Class A Trust will purchase all of the Series A Equipment Notes and the Class B Trust will purchase all of the Series B Equipment Notes. The holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class AA Certificateholders,” “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Equipment Notes expected to be issued with respect to the (i) Early Delivery Aircraft are issued before August 15, 2018 and (ii) the Later Delivery Aircraft are issued on or before January 31, 2019, the sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

Each Certificate will represent a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) will consist of:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust on or prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•	the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates of a Trust represent fractional undivided interests in such Trust only, and all payments and distributions thereon will be made only from the Trust Property of such Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of Spirit, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

Pursuant to the Escrow Agreement to be applicable to each Trust, the Certificateholders of such Trust, as holders of the Escrow Receipts affixed to each Certificate issued by such Trust, will be entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Certificateholders. (Escrow Agreements, Section 1.03) In addition, the Certificates and the related Escrow Receipts may not be separately assigned or transferred. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to direct withdrawals for the purchase of related Equipment Notes, will not constitute Trust Property. (Trust Supplements, Section 1.01) Payments to the Certificateholders in respect of the Deposits and the Escrow Receipts relating to a Trust will constitute payments to such Certificateholders solely in their capacity as holders of the related Escrow Receipts.

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “ — Book-Entry Registration; Delivery and Form.” The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “ — Subordination” and “Description of the Intercreditor Agreement.”

Payments of interest on the Deposits and the distribution of funds from the Deposits, if any, in respect of the August 15, 2018 principal amortization installment for any Early Delivery Aircraft not financed under an Indenture by such date, as described under the “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits,” with respect to each Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

February 15 and August 15 of each year, commencing on August 15, 2018, are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The Deposits held with respect to each Trust will accrue interest at the applicable rate per annum for each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on August 15, 2018, except as described under the first four paragraphs of “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” The issued and outstanding Equipment Notes held in each Trust will accrue interest at the rate per annum applicable to each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on the first Regular Distribution Date after the respective Equipment Notes are issued, except as described under “Description of the Equipment Notes — Redemption.” The interest rate per annum applicable to each class of Certificates is set forth on the cover page of this prospectus supplement; provided that the interest rate per annum applicable to any new Class A Certificates or new Class B Certificates issued in connection with the issuance of any new Series A Equipment Notes or Series B Equipment Notes, respectively, issued as described in “Possible Issuance of Additional Certificates and Refinancing of Certificates — Refinancing of Certificates” may differ. The interest rate per annum applicable to each class of Certificates, as shown on the cover page of this prospectus supplement is referred to as the “Stated Interest Rate” for such Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class AA Certificates, Class A Certificates and Class B Certificates will be each supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates. Each such Liquidity Facility is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance of the applicable class of Certificates at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any class of Certificates will not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class AA Certificates, Class A Certificates and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities.”

Principal

Payments of principal on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes will be scheduled to be made in specified amounts on February 15 and August 15 in certain years, (i) commencing on August 15, 2018 in the case of the Early Delivery Aircraft and on February 15, 2019 in the case of the Later Delivery Aircraft and (ii) ending on February 15, 2030 in the case of the Series AA Equipment Notes and the Series A Equipment Notes and on February 15, 2026 in the case of the Series B Equipment Notes. See “Description of the Equipment Notes — Principal and Interest Payments.”

Distributions

Payments of interest on the Deposits (other than as part of any withdrawals described in the first four paragraphs of “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a

Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes — Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class AA Certificates and Class A Certificates is August 15, 2031 and for the Class B Certificates is August 15, 2027.

The Paying Agent with respect to each Escrow Agreement will distribute on each applicable Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on Deposits relating to such Trust, and, subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or the applicable Trustee, as the case may be, to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a); Escrow Agreements, Section 2.03(a)) If a Scheduled Payment is not received by the applicable Paying Agent or the applicable Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreements, Section 2.03(d))

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption, a purchase or a prepayment of any Equipment Note, the date of such early redemption, purchase or prepayment (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Any Deposits withdrawn because a Triggering Event occurs and any unused Deposits remaining as of the Delivery Period Termination Date, in each case as described under “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits,” will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(f), 2.03(b) and 2.06)

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $250 million) or (iii) certain bankruptcy or insolvency events involving Spirit. (Intercreditor Agreement, Section 1.01)

The portion of the Deposits relating to an Early Delivery Aircraft withdrawn because such Early Delivery Aircraft is not financed before August 15, 2018, as described under “Deposit Agreements —

Other Withdrawals and Return of Deposits,” will be distributed, without any premium, on August 15, 2018. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(e), 2.03(b)) If any such portion of such Deposits is not received by the applicable Paying Agent on August 15, 2018 but is received within five days thereafter, it will be distributed on the date received to the Certificateholders of record on the record date for August 15, 2018. If any such portion of such Deposits is received after such five-day period, it will be treated as a “Special Payment” and distributed as described above. (Escrow Agreements, Section 2.03(d))

Any Deposits withdrawn because an Aircraft suffers a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) before such Aircraft is financed pursuant to this offering will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(e), 2.03(b) and 2.07)

Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of the Trust Property, will send a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption, purchase or prepayment of the Equipment Notes held in the related Trust or any withdrawal or return of Deposits described under “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits,” such notice will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be sent as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d); Escrow Agreements, Sections 2.06 and 2.07) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreements, Section 2.03(b)) See “ — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes — Redemption.”

Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01(a)) Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01(b) and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the applicable Trust so received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01(b); Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

Each Escrow Agreement will require that the Paying Agent establish and maintain, for the benefit of the applicable Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent will be under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the terms of the Deposit Agreements, the Depositary will agree to pay interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits,” in accordance with the applicable Deposit Agreement, directly into the related Paying Agent Account.

(Deposit Agreements, Section 4) All amounts so deposited in the Paying Agent Accounts will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreements.”

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “ — Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “ — Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Miramar, Florida, Wilmington, Delaware, or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement — Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust, other than distributions made in respect of interest or Make-Whole Amount (if any) or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes held by such Trust or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date will be the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes held by such Trust or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the related Certificates (the “Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes to be held in each Trust and resulting Pool Factors with respect to such Trust, assuming that (i) each Early Delivery Aircraft has been subjected to an Indenture before August 15, 2018, (ii) each Later Delivery Aircraft has been subjected to an Indenture on or before January 31, 2019 and (iii) in each case, all of the related Equipment Notes with respect to such Aircraft have been acquired by such Trust by such date. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, (w) any Equipment Notes held in such Trust are redeemed or purchased, (x) a default in payment on any Equipment Note occurs, (y) any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by such Trust or (z) any Early Delivery Aircraft is not financed before August 15, 2018.

	Class AA		Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$—	1.0000000	$—	1.0000000	$—	1.0000000
August 15, 2018	4,645,677.85	0.9811991	1,548,559.27	0.9811990	7,287,337.82	0.9199502
February 15, 2019	7,023,296.67	0.9527761	2,341,098.92	0.9527759	6,574,618.53	0.8477294
August 15, 2019	7,023,296.70	0.9243531	2,341,098.89	0.9243528	6,574,618.47	0.7755086
February 15, 2020	7,023,296.67	0.8959301	2,341,098.89	0.8959297	5,000,033.63	0.7205843
August 15, 2020	7,023,296.68	0.8675071	2,341,098.89	0.8675066	5,000,033.58	0.6656600
February 15, 2021	7,023,296.67	0.8390841	2,341,098.89	0.8390834	2,396,541.44	0.6393345
August 15, 2021	7,023,296.70	0.8106611	2,341,098.91	0.8106603	2,396,541.48	0.6130090
February 15, 2022	7,023,296.67	0.7822381	2,341,098.87	0.7822372	2,396,541.48	0.5866835
August 15, 2022	7,023,296.67	0.7538151	2,341,098.90	0.7538141	1,740,473.77	0.5675648
February 15, 2023	7,023,296.67	0.7253921	2,341,098.88	0.7253909	1,740,473.76	0.5484460
August 15, 2023	7,023,296.68	0.6969691	2,341,098.88	0.6969678	1,740,473.77	0.5293273
February 15, 2024	5,971,359.62	0.6728032	1,990,453.25	0.6728019	1,740,473.82	0.5102086
August 15, 2024	5,971,359.66	0.6486373	1,990,453.18	0.6486359	1,740,473.76	0.4910899
February 15, 2025	5,971,359.64	0.6244715	1,990,453.23	0.6244700	1,740,473.77	0.4719711
August 15, 2025	5,971,359.64	0.6003056	1,990,453.20	0.6003040	1,740,473.76	0.4528524
February 15, 2026	5,971,359.64	0.5761398	1,990,453.24	0.5761380	41,225,417.16	0.0000000
August 15, 2026	5,971,359.65	0.5519739	1,990,453.18	0.5519721	—	0.0000000
February 15, 2027	5,971,359.63	0.5278080	1,990,453.24	0.5278061	—	0.0000000
August 15, 2027	5,971,359.63	0.5036422	1,990,453.19	0.5036402	—	0.0000000
February 15, 2028	5,971,359.62	0.4794763	1,990,453.23	0.4794742	—	0.0000000
August 15, 2028	5,971,359.67	0.4553105	1,990,453.20	0.4553083	—	0.0000000
February 15, 2029	5,971,359.63	0.4311446	1,990,453.26	0.4311423	—	0.0000000
August 15, 2029	5,971,359.65	0.4069787	1,990,453.16	0.4069763	—	0.0000000
February 15, 2030	100,564,039.69	0.0000000	33,521,013.25	0.0000000	—	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Issuance of Additional Certificates and Refinancing of Certificates” and “Description of the Equipment Notes — Redemption,” or a special distribution of unused Deposits attributable to (a) the occurrence of a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) with respect to an Aircraft before such Aircraft is financed pursuant to this offering, (b) the occurrence of a Triggering Event or (c) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed Amortization Schedule for a Trust, notice thereof will be sent to the Certificateholders of such Trust by no later than the 15th day prior to such Regular Distribution Date. Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “— Reports to Certificateholders,” “— Certificate Buyout Right of Certificateholders,” and “Description of the Deposit Agreements.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):

(1)	the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement and under the related Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider;

(4)	the amount of such distribution under the related Escrow Agreement allocable to interest, if any;

(5)	the amount of such distribution under the related Escrow Agreement allocable to unused Deposits, if any; and

(6)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will send electronically, in accordance with DTC’s applicable procedures, to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the applicable Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to such Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of Equipment Notes — Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust, National Association will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder (including, subject to certain limitations, the foreclosure and sale of the Aircraft and other Collateral under such Indenture). In addition, under such circumstances, the Controlling Party may sell all (but not less than all) of such Equipment Notes to any person, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.” The proceeds of any such sale of the Aircraft, other Collateral or Equipment Notes will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Spirit (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, can take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default exists with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement,

Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement will provide that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail (or in the case of Global Certificates, by electronic transmission in accordance with DTC’s applicable procedures) of such default, unless such default has been cured or waived; provided that, except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

Each Pass Through Trust Agreement will contain a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications to be set forth in each Pass Through Trust Agreement and to certain limitations to be set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party.”

Subject to the Intercreditor Agreement, the Certificateholders of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of all Certificateholders of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each Certificateholder of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. (Indentures, Section 4.05) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party.”

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class AA Trustee, the Class A Trustee and each other Class A Certificateholder, and so long as no holder of Class B Certificates or Additional Certificates (if any) shall have elected to exercise its Class B Buyout Right or Additional Holder Buyout Right, as the case may be, and given notice of such election, each Class A Certificateholder (other than Spirit or any of its affiliates) will have the right (the “Class A Buyout Right”) to purchase all, but not less than all, of the Class AA Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class A Buyout Right shall terminate upon notification of an election to exercise a Class B Buyout Right or an Additional Holder Buyout Right, but shall be revived if the exercise of such Class B Buyout Right or such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class AA Trustee, the Class A Trustee, the Class B Trustee and each other Class B Certificateholder, and so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class B Certificateholder (other than Spirit or any of its affiliates) will have the right (the “Class B Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder—to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

If any Additional Certificates are issued, the holders of such Additional Certificates (other than Spirit or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder, Class B Certificateholder or Senior Additional Certificateholder (if any)—to purchase all but not less than all of the Class AA Certificates, Class A Certificates, Class B Certificates and each Senior Additional Certificates (if any), so long as no Junior Additional Certificateholder (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election; provided that, with respect to such Certificate Buyout Event, such Additional Holder Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right by any Junior Additional Certificateholders (if any), but shall be revived if the exercise of Additional Holder Buyout Right by such Junior Additional Certificateholders is not consummated on the purchase date proposed therefor.

If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Refinancing Certificates refinanced or otherwise replaced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, the related Escrow Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after (i) a record date specified in the related Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under such Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under such Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date), or (ii) the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date).

Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) (other than Spirit or any of its affiliates) want(s) to participate in such purchase, then such other Certificateholder(s) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If Spirit or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that a Spirit Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) Spirit has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Spirit will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

“Junior Additional Certificateholder” means each holder of Junior Additional Certificates.

“Junior Additional Certificates” means with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank junior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

“Senior Additional Certificateholder” means each holder of Senior Additional Certificates.

“Senior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank senior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•	the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

Spirit will be prohibited from consolidating with or merging into any other entity where Spirit is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of Spirit contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•	if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

•	Spirit has delivered a certificate indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01(a); Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, Equipment Notes or underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Spirit.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement will contain provisions permitting Spirit and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of Spirit, permitting or requesting the execution of amendments or agreements supplemental to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, without the consent of any Certificateholder of such Trust to, among other things:

•	evidence the succession of another corporation or entity to Spirit and the assumption by such corporation or entity of the covenants of Spirit contained in such Pass Through Trust Agreement or of Spirit’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•

add to the covenants of Spirit for the benefit of holders of any Certificates or surrender any right or power conferred upon Spirit in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if

applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•	cure any ambiguity or correct any mistake or inconsistency contained in, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•	make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates as Spirit may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	correct or supplement the description of any property constituting property of such Trust or the description of any Aircraft, and to reflect the substitution of another aircraft for any Aircraft;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•	modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, such other provisions as may be expressly permitted by the Trust Indenture Act;

•

(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility or to incorporate appropriate mechanics for multiple instruments for a Replacement Facility for a single Trust, all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the related Escrow Agreement or (v) add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the Trustee as required in such Pass Through Trust Agreement; or

•	make any other amendments or modifications to such Pass Through Trust Agreement; provided, however, that such amendments or modifications will apply to Certificates of any class to be hereafter issued;

provided, however, that no such supplemental agreement shall adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Sections 8.01(e) and 8.02)

Each Pass Through Trust Agreement will also contain provisions permitting Spirit and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of Spirit, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Additional Certificates or Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or Refinancing Certificates, and other matters incidental thereto, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Each Pass Through Trust Agreement will also contain provisions permitting the execution, with the consent of the Certificateholders of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate affected thereby:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•	reduce the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or reduce the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any waiver (of compliance with certain provisions of such Pass Through Trust Agreement or defaults under such Pass Through Trust Agreement and their consequences) provided for in such Pass Through Trust Agreement;

•	modify certain amendment provisions in such Pass Through Trust Agreement, except to increase any of the percentages described in the immediately preceding bullet point, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder of such class affected thereby; or

•	adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “ — Certificate Buyout Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement or any other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as Noteholder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•	as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the applicable Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note, the Note Purchase Agreement or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “ — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees in such circumstances.

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft on or prior to the Delivery Period Termination Date on and subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”) to be entered into among Spirit, the Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, Spirit agrees to enter into a secured debt financing with respect to each Aircraft on or prior to January 31, 2019 with the other relevant parties pursuant to a Participation Agreement and an Indenture that are substantially in the forms attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted, under the Note Purchase Agreement, Spirit must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must comply with the Required Terms. In addition, Spirit, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event has occurred or certain specified conditions are not met. In addition, if a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•	the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix IV; provided that, in the case of any Early Delivery Aircraft, if any Equipment Note is issued with respect to such Early Delivery Aircraft on or after August 15, 2018, (a) the original principal amount of such Equipment Note for such Early Delivery Aircraft will be reduced by the principal amortization installment scheduled for payment on August 15, 2018 for such Equipment Note as set forth in Appendix IV and (b) the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note);

•	the interest rate applicable to each series of Equipment Notes must be equal to the interest rate applicable to the Certificates issued by the corresponding Trust;

•	the payment dates for the Equipment Notes must be February 15 and August 15;

•	(a) the past due rate in the Indentures, (b) the Make-Whole Amount payable under the Indentures, (c) the provisions relating to the redemption of the Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of Indenture attached as an exhibit to the Note Purchase Agreement (the “Indenture Form”) or the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Participation Agreement Form”);

•	the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance;

•	modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Indenture Form so as to deprive holders of Equipment Notes under all the Indentures of a first priority security interest in and mortgage lien on the Aircraft or to eliminate any of the obligations intended to be secured thereby or modify the agreement with respect to airframe warranties so as to have the “controlling party” thereunder be any party other than the Loan Trustee, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount (if any) in certain circumstances), (iii) certain provisions regarding Indenture Events of Default and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to an Aircraft following an Event of Loss with respect to such Aircraft, (v) certain provisions relating to claims, actions, third party beneficiaries, voting, Section 1110 and Aircraft re-registration, (vi) the definition of Make-Whole Amount and (vii) the provision that New York law will govern the Indentures; and

•	modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Participation Agreements.

Notwithstanding the foregoing, the Indenture Form or the Participation Agreement Form may be modified to the extent required for the issuance of one or more series of Additional Equipment Notes or Refinancing Equipment Notes or the issuance of pass through certificates by any pass through trust that acquires such Additional Equipment Notes or Refinancing Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Refinancing Equipment Notes, as applicable, in each case as provided in the Note Purchase Agreement.

Termination of the Trusts

With respect to each Trust, the obligations of Spirit and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail (or in the case of Global Certificates, will send electronically in accordance with DTC’s applicable procedures) to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01; Trust Supplements, Section 9.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from Spirit, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to Spirit. (Basic Agreement, Section 11.01)

The Trustees

The Trustee of each Trust initially will be Wilmington Trust, National Association. Each Trustee’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration (Reference: Spirit 2017-1 EETC).

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Spirit with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Issuance Date, the Class AA Certificates, Class A Certificates and Class B Certificates will each be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

DTC

DTC has informed Spirit as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

Spirit expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to

DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised Spirit that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised Spirit that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither Spirit nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

Spirit expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. Spirit also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by Spirit to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) Spirit, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, Spirit and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither Spirit nor any Trustee will be liable if Spirit or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. (Trust Supplements, Section 4.03(d)) Spirit, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee, in accordance with the procedures set forth in the applicable Pass Through Trust Agreement, directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes certain material terms of the Deposit Agreements, as well as certain related provisions of the Escrow Agreements and the Note Purchase Agreement. The provisions of the Deposits Agreements will be substantially the same, except as otherwise indicated. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements and the related provisions of the Escrow Agreements and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Spirit with the SEC.

General

Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary (each, a “Deposit Agreement”). (Escrow Agreements, Section 1.02(a)) Pursuant to the Deposit Agreements, the Depositary will establish separate accounts (in the case of the Class AA Deposits, which shall be fiduciary accounts) into which the proceeds of the offering attributable to Class AA Certificates, Class A Certificates and Class B Certificates will be deposited (respectively, “Class AA Deposits,” “Class A Deposits” and “Class B Deposits” and, each, a “Deposit” and, collectively, the “Deposits”) on behalf of the Escrow Agent for the applicable Trust. (Deposit Agreements, Section 2.1) For each Trust, there will be a separate Class AA Deposit, Class A Deposit and Class B Deposit for each Aircraft that is to be financed in this offering. Pursuant to the Deposit Agreements, except as described below under “ — Other Withdrawals and Return of Deposits,” on each applicable Regular Distribution Date, the Depositary under each Deposit Agreement will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the applicable Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to Certificates issued by the applicable Trust. (Deposit Agreements, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Withdrawal of Deposits to Purchase Equipment Notes

Upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date, the Trustee of each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Notes of the series applicable to such Trust issued with respect to such Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreements, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Equipment Notes will be re-deposited by the Escrow Agent or each Trustee on behalf of the Escrow Agent into a new account with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreements, Section 2.4; Escrow Agreements, Section 1.06) Except as described below under “ — Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest to but excluding the date of withdrawal on all Deposits withdrawn to purchase Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the applicable Escrow Agent, for distribution to the Certificateholders. (Deposit Agreements, Sections 2.2 and 4; Escrow Agreements, Section 2.03(a))

Other Withdrawals and Return of Deposits

The Trustees’ obligations to purchase Equipment Notes to be issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of the financing of such Aircraft under the related Indenture, as set forth in the Note Purchase Agreement and the related Participation Agreement. See “Description of the Certificates — Obligation to Purchase Equipment Notes.” Since such Aircraft are expected to be subjected to the financing of this offering from time to time on or prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each such Aircraft prior to the Delivery Period Termination Date. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to Airbus’s right to postpone deliveries under its agreement with Spirit. See “Description of the Aircraft and the Appraisals — Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on January 31, 2019 (the “Outside Termination Date”), and the Paying Agent will distribute such funds to the applicable Certificateholders as promptly as practicable thereafter. The obligation to purchase Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreements, Sections 2.3(b)(i) and 4; Escrow Agreements, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)

If a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, Spirit will give notice of such event to each Trustee and such Trustee will submit a withdrawal certificate to the applicable Escrow Agent, and any funds in any Deposit with respect to such Aircraft will be withdrawn by such Escrow Agent and distributed by the related Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of the related Trust on a date not earlier than 15 days after such Paying Agent has received notice of the event requiring such distribution. (Note Purchase Agreement, Section 1(k); Deposit Agreements, Section 2.3(b)(iii); Escrow Agreements, Sections 2.03(b) and 2.07) Once Spirit delivers a notice described in the preceding sentence, the Trustees will have no obligation to purchase Equipment Notes with respect to such Aircraft. (Note Purchase Agreement, Section 2(c))

“Delivery Period Event of Loss” means, with respect to an Aircraft not yet financed pursuant to this offering, one of several events that would constitute an Event of Loss of such Aircraft if such Aircraft were financed under the related Indenture.

If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, such Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreements, Section 1.02(f)) The obligation to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreements, Section 2.3(b)(i); Escrow Agreements, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section 2)

In addition, if any Early Delivery Aircraft has not been financed under an Indenture before August 15, 2018, the portion of the funds in the Deposits for such Early Delivery Aircraft in an amount equal to the principal amortization installment scheduled for payment on August 15, 2018 for such Early Delivery Aircraft as set forth in Appendix IV will be withdrawn automatically by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, without any premium, to the applicable Certificateholders on August 15, 2018. (Deposit Agreements, Sections 2.3(b)(iii) and 4; Escrow Agreements, Sections 1.02(e) and 2.03(b))

Replacement of Depositary

With respect to (a) the Class AA Certificates, if the Depositary’s Long-Term Rating is downgraded by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”) below AA- or, if the Depositary is a national bank holding the Deposits for the Class AA Certificates in fiduciary accounts pursuant to its trust powers, below A-, or (b) the Class A Certificates, if the Depositary’s Long Term Rating is downgraded by Standard & Poor’s below A, or (c) the

Class B Certificates, if the Depositary’s Long-Term Rating is downgraded by Standard & Poor’s below BBB- or (d) any class of Certificates, if the Depositary is downgraded by Fitch Ratings, Inc. (“Fitch” and, together with Standard & Poor’s, the “Rating Agencies”) such that, following such downgrade by Fitch, the Depositary does not have either a Long-Term Rating of at least BBB issued by Fitch or a Short-Term Rating of at least F-2 issued by Fitch (each such minimum Long-Term Rating or Short-Term Rating for each class of Certificates, a “Depositary Threshold Rating” for the applicable Rating Agency for such class of Certificates), and Spirit shall not have received a Rating Agency Confirmation from the applicable Rating Agency with respect to any class of Certificates related to the Depositary downgraded by such Rating Agency, then, Spirit shall, within 35 days after such event occurring, cause the Depositary for such class of Certificates to be replaced with a depositary bank meeting the terms and on the conditions set forth below (a “Replacement Depositary”). (Note Purchase Agreement, Section 5(a))

“Long-Term Rating” means, for any entity: (a) in the case of Fitch, the long-term issuer default rating of such entity and (b) in the case of Standard & Poor’s, the long-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)

“Short-Term Rating” means, for any entity: (a) in the case of Fitch, the short-term issuer default rating of such entity and (b) in the case of Standard & Poor’s, the short-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)

Any Replacement Depositary for any class of Certificates may either be (a) one that meets the Depositary Threshold Rating for such class of Certificates for each Rating Agency or (b) one that does not meet the Depositary Threshold Rating for such class of Certificates for each Rating Agency, so long as, in the case of either of the immediately preceding clauses (a) and (b), Spirit shall have obtained a Rating Agency Confirmation with respect to such class of Certificates then rated by such Rating Agency in connection with the replacement of the Depositary with such Replacement Depositary. (Note Purchase Agreement, Section 5(c)(i))

“Rating Agency Confirmation” means, in the case of any action or event that requires a “Rating Agency Confirmation” with respect to any class of Certificates in connection therewith, a written confirmation from each of the Rating Agencies then rating such class of Certificates to the effect that such action or event would not result in (i) a reduction of the rating for such class of Certificates by such Rating Agency below the then current rating for such class of Certificates issued by such Rating Agency (before the downgrading of such rating, if any, as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating for such Rating Agency, if applicable) or (ii) a withdrawal or suspension of the rating of such class of Certificates by such Rating Agency. (Note Purchase Agreement, Annex A)

At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), Spirit may replace the Depositary with a Replacement Depositary. (Note Purchase Agreement, Section 5(a)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.

Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent for each Trust will request, upon at least 5 Business Days’ notice, the following withdrawals:

•	with respect to all Deposits of such Trust then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•	with respect to all Deposits of such Trust, if any, previously withdrawn in connection with the purchase of the related Equipment Notes, as described in “ — Withdrawal of Deposits to Purchase Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to but excluding the date of the applicable withdrawal in connection with the purchase of such Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account of such Trust and, upon the confirmation by the Paying Agent of receipt in such Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Certificateholders of such Trust on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in such Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreements, Sections 1.02(d) and 2.03(c))

Limitation on Damages

The Deposit Agreements provide that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent of each Trust or any of the Receiptholders in connection with the Deposit Agreements or the transactions contemplated or any relationships established by the Deposit Agreements irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreements, Section 17)

Depositary

Citibank, N.A. will act as depositary (the “Depositary”). The Depositary’s address under each Deposit Agreement is 480 Washington Blvd., 18th Floor, Jersey City, NJ 07310, Attention: Agency & Trust Payment Group.

Citibank, N.A. is a national bank that, through its branches, and along with its subsidiaries and affiliates, offers a wide range of retail and commercial banking and trust services to its customers throughout the United States and the world. Citibank, N.A. is an indirect wholly owned subsidiary of Citigroup Inc., a Delaware holding company that is registered with the Board of Governors of the Federal Reserve System as a financial holding company. Information about Citigroup Inc. is available on its website at www.citigroup.com. Citigroup Inc.’s recent annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy statements, as well as other filings with the SEC, are available free of charge through Citigroup Inc.’s website by clicking on the “Investor Relations” and “Financial Information” page and selecting “SEC Filings.” The information on Citigroup Inc.’s website and the information Citigroup Inc. files with the SEC do not form part of this prospectus supplement and are not incorporated by reference herein.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes certain material terms of the escrow and paying agent agreements (the “Escrow Agreements”), as well as certain related provisions of the Deposit Agreements and the Note Purchase Agreement. The provisions of the Escrow Agreements will be substantially the same, except as otherwise indicated. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements and the related provisions of the Deposit Agreements and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Spirit with the SEC.

General

Wilmington Trust Company, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust, National Association, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits relating to such Trust. (Escrow Agreements, Section 1.03; Deposit Agreements, Section 2.1) The Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement and the related Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.” (Escrow Agreements, Section 1.02(c) - (f)) In addition, pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay interest on the Deposits accrued in accordance with the Deposit Agreements to the Paying Agent for distribution to the Receiptholders. (Deposit Agreements, Section 4)

Each Escrow Agreement will require that the Paying Agent establish and maintain, for the benefit of the Receiptholders of each Trust, the Paying Agent Account for such Trust, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in such Paying Agent Account. (Escrow Agreements, Section 2.02). Pursuant to the Deposit Agreements, the Depositary agrees to pay funds released from the related Deposits and accrued interest on the related Deposits directly into such Paying Agent Account, except for amounts withdrawn to purchase any related Equipment Notes as described under “Description of the Deposit Agreements — Withdrawal of Deposits to Purchase Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreements — Replacement of Depositary.” (Deposit Agreements, Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account for the related Trust to the Certificateholders of such Trust as further described herein. See “Description of the Certificates — Payments and Distributions” and “Description of the Deposit Agreements.”

Upon receipt by the Depositary of cash proceeds from the sale of the Certificates, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) in respect of each class of Certificates, which will be affixed by the related Trustee to each Certificate of such class. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed. (Escrow Agreements, Sections 1.03 and 1.04) Because the Escrow Receipts will be affixed to the Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Certificateholders.

Each Escrow Agreement will provide that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of any final withdrawal or event of loss withdrawal or amortization withdrawal (see “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits”) or replacement withdrawal (see “Description of the Deposit Agreements — Replacement of Depositary”) when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to such Escrow Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreements, Sections 9 and 16)

Certain Modifications of the Escrow Agreements and Note Purchase Agreement

The Note Purchase Agreement will contain provisions requiring the Trustees, the Escrow Agent and the Paying Agent, at Spirit’s request, to enter into amendments to, among other agreements, the Escrow Agreements and the Note Purchase Agreement as may be necessary or desirable:

•	if any series of Additional Equipment Notes or Refinancing Equipment Notes are to be issued, to give effect to such issuance of such series of Additional Equipment Notes or Refinancing Equipment Notes and the issuance of pass through certificates by any pass through trust that acquires any such series of Additional Equipment Notes or Refinancing Equipment Notes, as applicable, and to make related changes (including to provide for any prefunding mechanism) and to provide for credit support (including a liquidity facility) for any such pass through certificates; and

•	if the Depositary is to be replaced, to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with replacement deposit agreements. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))

In each case described immediately above, no requests (other than Spirit’s request) or consents (including no consent of the Certificateholders) will be required for such amendments.

Each Escrow Agreement will contain provisions requiring the Escrow Agent and the Paying Agent, upon request of the related Trustee and without any consent of the Certificateholders, to enter into an amendment to the Escrow Agreements or the Note Purchase Agreement, among other things, for the following purposes:

•	to correct or supplement any provision in the Escrow Agreements or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreements or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•	to modify any other provision with respect to matters or questions arising under the Escrow Agreements or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreements or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Trustee; or

•	for any purposes described in the first nine bullet points of the first paragraph under “Description of the Certificates — Modification of the Pass Through Trust Agreements and Certain Other Agreements.” (Escrow Agreements, Section 8)

The Escrow Agent

Wilmington Trust Company will be the Escrow Agent under each Escrow Agreement. The Escrow Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

The Paying Agent

Wilmington Trust, National Association will be the Paying Agent under each Escrow Agreement. The Paying Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The provisions of the Liquidity Facilities will be substantially the same, except as otherwise indicated. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Spirit with the SEC.

General

The liquidity provider for each of the Class AA Trust (the “Class AA Liquidity Provider”), Class A Trust (the “Class A Liquidity Provider”) and Class B Trust (the “Class B Liquidity Provider” and, together with the Class AA Liquidity Provider and the Class A Liquidity Provider, the “Liquidity Providers”) will enter into a separate revolving credit agreement with the Subordination Agent with respect to each of the Class AA Trust (the “Class AA Liquidity Facility”), the Class A Trust (the “Class A Liquidity Facility”) and the Class B Trust (the “Class B Liquidity Facility” and, together with the Class AA Liquidity Facility and the Class A Liquidity Facility, the “Liquidity Facilities”). Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class AA Trust, Class A Trust or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class AA Trust, Class A Trust and Class B Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at February 15, 2019 (the first Regular Distribution Date that occurs after the Outside Termination Date), assuming that all Aircraft have been financed and that all interest and principal due on or prior to such Regular Distribution Date is paid, will be:

Trust	Available Amount
Class AA	$
Class A	$
Class B	$

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement, is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a Long-Term Rating from each Rating Agency that meets the applicable

Liquidity Threshold Rating for such Rating Agency), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class AA Trust, the Class A Trust and the Class B Trust initially $        , $        and $        , respectively, in each case as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates will not provide for drawings thereunder to pay for principal of, or Make-Whole Amount (if any) on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount (if any) with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount of such Interest Drawing so reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which Spirit is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings then issued by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after a Downgrade Drawing has been made with respect to a Liquidity Facility, the Liquidity Provider for such Liquidity Facility has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating for such Rating Agency and delivers a written notice to that effect to the Subordination Agent and Spirit, the amount of such Downgrade Drawing that has not been applied to the payment of interest shall be withdrawn from the Cash Collateral Account for the applicable Certificates and reimbursed to such Liquidity Provider and any amount of such Downgrade Drawing that has been applied to payment of interest shall be converted into an Interest Drawing and the obligations of such Liquidity Provider to make advances shall be reinstated in an amount equal to the amount that has been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Sections 2.02(b)(ii) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and 3.05(f))

“Liquidity Threshold Rating” means: (a) for the Class AA Liquidity Provider, a Long-Term Rating of BBB from Fitch and a Long-Term Rating of AA- from Standard & Poor’s, (b) for the Class A Liquidity Provider, a Long-Term Rating of BBB from Fitch and a Long-Term Rating of BBB+ from Standard & Poor’s and (c) for the Class B Liquidity Provider, a Long-Term Rating of BBB from each of Fitch and Standard & Poor’s. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include, without limitation, one or more letters of credit, surety bonds, financial insurance policies or guaranties), or any combination thereof, as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates of the class with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading, if any, of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating specified by each Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency and the applicable class of Certificates; provided, without limiting the foregoing, that in the case of the Class AA Liquidity Facility following a

Downgrade Event by Standard & Poor’s, a Replacement Liquidity Facility may consist of a combination of (i) an irrevocable revolving credit agreement in substantially the form of the Class AA Liquidity Facility issued by a person meeting the ratings requirements specified in the following proviso (which may be the initial Class AA Liquidity Provider so long as it meets such requirements and, in such event, the existing Liquidity Facility provided by such Class AA Liquidity Provider may constitute the irrevocable revolving credit agreement described in clause (i)) and (ii) a second irrevocable revolving credit agreement issued by a person (other than the person that issues the agreement described in clause (i) above or any affiliate thereof) meeting the ratings requirements specified in the following proviso, which second irrevocable revolving credit agreement shall provide that the Subordination Agent may request Drawings thereunder on the same terms as under the agreement described in such clause (i), if Drawings are not timely honored under such agreement (each such person specified in clause (i) and (ii) being a “Joint Issuer”); provided, further, that (x) if the Joint Issuers are primarily based in different countries (or states of the United States) and are primarily engaged in different Industries (as defined below), (A) one Joint Issuer shall have a minimum Long-Term Rating of A- issued by Standard & Poor’s and (B) the other Joint Issuer shall have a minimum Long-Term Rating of BBB+ issued by Standard & Poor’s, or (y) if the Joint Issuers are either primarily based in the same country (or state of the United States) or are primarily engaged in the same Industry but not both, (A) one Joint Issuer shall have a minimum Long-Term Rating of A issued by Standard & Poor’s and (B) the other Joint Issuer shall have a minimum Long-Term Rating of A- issued by Standard & Poor’s, or (z) if the Joint Issuers are primarily based in the same country (or state of the United States) and are primarily engaged in the same Industry or otherwise at the discretion of Spirit, (A) one Joint Issuer shall have a minimum Long-Term Rating of A+ issued by Standard & Poor’s and (B) the other Joint Issuer shall have a minimum Long-Term Rating of A issued by Standard & Poor’s. For purposes of the determinations of required credit ratings set forth in subclauses (x) through (z) above, “Industry” shall mean the industry categories specified by Standard & Poor’s published rating criteria that are effective as of the date of this prospectus supplement. (Intercreditor Agreement, Section 1.01) The provider or providers of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05)

The Liquidity Facility for each of the Class AA Trust, Class A Trust and Class B Trust will provide that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent and Spirit of a Termination Notice from such Liquidity Provider (see “ — Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility will provide, in the event that before the 25th day prior to any anniversary of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date for the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent and Spirit in writing that its obligations to make advances under such Liquidity Facility shall not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Provider shall not have been replaced on or before such 25th day, the Subordination Agent shall request a drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10) The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d)(iii))

Subject to certain limitations, Spirit may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). (Intercreditor Agreement, Section 3.05(e)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility so long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “ — Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions.”

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 3.25% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period provided for in the affected Liquidity Facility plus 3.25% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to Spirit) plus (b) one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“LIBOR” means, with respect to any interest period, the rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any successor person which takes over administration of that rate) for U.S. dollar deposits, which rate is displayed on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods; provided that, if LIBOR determined as provided above with respect to any interest period would be less than zero percent per annum, then LIBOR for such interest period shall be deemed to be zero percent per annum. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for the next succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent and Spirit. If such notice is given, then the outstanding principal amount of the LIBOR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•	such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•	any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments. (Intercreditor Agreement, Section 3.02)

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to the investment earnings (subject to a specified minimum of earnings) on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “ — Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “ — Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus 3.25% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “ — Liquidity Events of Default,” at the rate applicable to Special Termination Drawings as described in clause (a) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes (provided that, if such acceleration occurs during the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $250 million); or

•	certain bankruptcy or similar events involving Spirit. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold by the Subordination Agent or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the obligation of the related Liquidity Provider to make advances under the related Liquidity Facility will terminate at the close of business on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent and Spirit;

•	the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement — Priority of Distributions”; and

•	in the event of a Final Drawing, all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement — Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for each Trust will be Commonwealth Bank of Australia, New York Branch, an Australian corporation acting through its New York branch.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into among the Trustees, the Liquidity Providers and Wilmington Trust, National Association, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Spirit with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the Trustee of such Trust. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “ — Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will direct the Loan Trustee as contemplated by the preceding sentence in accordance with the directions of the Trustees for which the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Notes were issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates and the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates, the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of

Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, (i) if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $250 million and (ii) in the event of a bankruptcy proceeding under the Bankruptcy Code in which Spirit is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. (Intercreditor Agreement, Section 2.06) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “ — Limitation on Exercise of Remedies” and “Description of the Equipment Notes — Remedies.”

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of a Spirit Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Spirit or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(iii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility, in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by Spirit exists with respect to interest on any Series AA Equipment Notes, Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by Spirit on the overdue scheduled interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. (Indentures, Section 2.14) The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if any Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including Spirit) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

If following certain events of bankruptcy, reorganization or insolvency with respect to Spirit described in the Intercreditor Agreement (a “Spirit Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Spirit to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Spirit unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-Day Period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-Day Period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates — Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a Spirit Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•	to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•	to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility or an Interest Drawing for a Liquidity Facility shall have been converted into a Final Drawing, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) if neither subclause (x) nor subclause (y) of clause (i) is applicable, each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•

to the Class AA Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates (excluding interest, if any, payable with respect to the Class AA Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Class AA Deposits) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee (a) to the extent required to pay unpaid Class A Adjusted Interest on the Class A Certificates (excluding interest, if any, payable with respect to the Class A Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class A Adjusted Interest (excluding interest, if any, payable with respect to the Class A Deposits) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Class B Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Class B Deposits) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class AA Trustee to the extent required to pay Expected Distributions on the Class AA Certificates;

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (other than Class A Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Class A Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class A Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Class A Deposits) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Class B Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Class B Deposits) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such class or classes of Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates, the Class A Certificates and the Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” may be revised if any Additional Certificates or Refinancing Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits relating to such Trust occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class A Adjusted Interest” means, as of any Current Distribution Date, (i) any interest described in clause (ii) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (ii) the sum of (x) interest determined at the Stated Interest Rate for the Class A Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible A Pool Balance on such Distribution Date and (y) the sum of interest for each Series A Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), determined at the Stated Interest Rate for the Class A Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note or Aircraft, as the case may be, on the principal amount of such Series A Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible A Pool Balance. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (i) any interest described in clause (ii) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (ii) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible A Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Issuance Date, the original aggregate face amount of the Class A Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series A Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series A Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series A Equipment Note relates, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series A Equipment Note, (iii) if such Series A Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series A Equipment Note over (y) the purchase price received with respect to such sale of such Series A Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series A Equipment Note, the outstanding principal amount of such Series A Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Issuance Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class AA Trust, the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by Spirit under any Equipment Note. In addition, see “Description of the Certificates — Modification of the Pass Through Trust Agreements and Certain Other Agreements,” including for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communication with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives notice of substitution of a related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe,” or a notice of replacement of related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indenture—Events of Loss,” the Subordination Agent shall promptly (i) provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and (ii), on behalf of each Trustee, post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of Spirit to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and Spirit a statement setting forth the following information:

•	after a Spirit Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-Day Period of Section 1110, (ii) subject to an election by Spirit under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•	to the best of the Subordination Agent’s knowledge, after requesting such information from Spirit, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. Spirit has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible A Pool Balance, the Eligible B Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•	after a Spirit Bankruptcy Event, any operational reports filed by Spirit with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust, National Association will be the Subordination Agent under the Intercreditor Agreement. Spirit and its affiliates may from time to time enter into banking, trustee and other relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Spirit (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by:

(a) the Early Delivery Aircraft, consisting of five new Airbus A321-200ceo aircraft currently scheduled for delivery to Spirit during the period from February 2018 to March 2018 and three new Airbus A320-200ceo aircraft currently scheduled for delivery to Spirit during the period from December 2017 to January 2018; and

(b) the Later Delivery Aircraft, consisting of four new Airbus A320-200ceo aircraft currently scheduled for delivery to Spirit during the period from April 2018 to October 2018;

in each case to be delivered from Airbus to Spirit pursuant to the Aircraft Purchase Agreement.

The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” Each Aircraft will be owned and will be operated by Spirit. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement.

The Airbus A321-200 aircraft is a single-aisle commercial jet aircraft. Spirit currently anticipates that the seating capacity for the A321-200 aircraft financed by this offering to be up to 228 seats and that each such A321-200 aircraft will be powered by two V2533-A5 SelectTwo jet engines manufactured by IAE International Aero Engines AG.

The Airbus A320-200 aircraft is a single-aisle commercial jet aircraft. Spirit currently anticipates that the seating capacity for the A320-200 aircraft financed by this offering to be up to 182 seats and that each such A320-200 aircraft will be powered by two V2527-A5 SelectTwo jet engines manufactured by IAE International Aero Engines AG.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and MBA, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Scheduled Month of Delivery(1)	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	MBA
Airbus A320-200	N651NK	8018	December 2017	$47,460,000	$44,700,000	$44,660,000	$44,700,000
Airbus A320-200	N652NK	8021	December 2017	47,460,000	44,700,000	44,660,000	44,700,000
Airbus A320-200	N653NK	8012	January 2018	47,540,000	44,800,000	44,750,000	44,800,000
Airbus A321-200	N683NK	8114	February 2018	55,020,000	53,550,000	55,170,000	54,580,000
Airbus A321-200	N684NK	8047	February 2018	55,020,000	53,550,000	55,170,000	54,580,000
Airbus A321-200	N685NK	8115	February 2018	55,020,000	53,550,000	55,170,000	54,580,000
Airbus A321-200	N686NK	8141	March 2018	55,110,000	53,550,000	55,210,000	54,620,000
Airbus A321-200	N687NK	8160	March 2018	55,110,000	53,550,000	55,210,000	54,620,000
Airbus A320-200	N654NK	8176	April 2018	47,780,000	45,150,000	44,860,000	45,150,000
Airbus A320-200	N655NK	TBD	August 2018	48,090,000	45,250,000	45,010,000	45,250,000
Airbus A320-200	N656NK	TBD	September 2018	48,170,000	45,250,000	45,050,000	45,250,000
Airbus A320-200	N690NK	TBD	October 2018	48,250,000	45,500,000	45,090,000	45,500,000

Total:							$588,330,000

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each Eligible Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the Aircraft Purchase Agreement and financed under this offering and each Eligible Aircraft with manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Eligible Aircraft is not yet available as of the date hereof and is to be determined at a later date. The actual delivery date of any Eligible Aircraft may differ from its current scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals — Deliveries of Aircraft.” In addition, Spirit has certain rights to finance a Substitute Aircraft in lieu of any Eligible Aircraft if the delivery of such Eligible Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month. See “Description of the Aircraft and the Appraisals — Substitute Aircraft.”
(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft. Such appraisals indicate appraised base value of each Eligible Aircraft as a new aircraft, projected as of its currently scheduled delivery month.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of the Eligible Aircraft. The AISI appraisal is dated October 23, 2017; the BK appraisal is dated October 26, 2017; and the MBA appraisal is dated October 25, 2017. The appraised values provided by each of AISI, BK and MBA are presented as of or around the respective dates of their appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Eligible Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the Appraisers. The appraisals of the Eligible Aircraft indicate appraised base value of each Eligible Aircraft as a new aircraft, projected as of its currently scheduled delivery month. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Eligible Aircraft. Appraisals that are based on different assumptions and methodologies (or a different maintenance status or a physical inspection of the Eligible Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Eligible Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Eligible Aircraft are estimates of the values of the Eligible Aircraft as of their respective anticipated future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block. Additionally, the appraisals assume that passenger seats have been installed on the Aircraft. Spirit is obligated to install passenger seats on each Aircraft as promptly as practicable if passenger seats are not yet so installed on such Aircraft at the time of financing thereof. In the absence of such installation, the value for such Aircraft may be less than that assumed by the appraisals.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors –– Risk Factors Relating to the Certificates and the Offering –– Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.”

Deliveries of Aircraft

The Note Purchase Agreement provides that the period for financing the Aircraft under this offering will expire on the earlier of (a) January 31, 2019 and (b) the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement (the “Delivery Period Termination Date”).

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, Spirit agrees to enter into a secured debt financing agreement with respect to each Aircraft on or prior to January 31, 2019.

The Eligible Aircraft currently are scheduled for delivery under the Aircraft Purchase Agreement during the period from December 2017 to October 2018. See the table under “ — The Appraisals” for the currently scheduled month of delivery of each Eligible Aircraft. Spirit cannot predict whether or not delivery of any of the Eligible Aircraft will take place in its currently scheduled delivery month. Under the Aircraft Purchase Agreement, delivery of an aircraft may be delayed due to “excusable delay,” which is defined to include, among other things, (i) acts of God or the public enemy; (ii) fires, floods, storms beyond ordinary strength, explosions or earthquakes; (iii) war, civil war or warlike operations, terrorism, insurrection or riots; (iv) government acts or priorities; or (v) strikes or labor troubles causing cessation, slowdown or interruption of work.

Substitute Aircraft

If the delivery date of any Eligible Aircraft is delayed more than 30 days beyond the last day of its currently scheduled delivery month, Spirit may substitute therefor an aircraft meeting the following conditions (each a “Substitute Aircraft”):

•	a Substitute Aircraft must be of the same model or an improved model as the Eligible Aircraft being replaced; and

•	Spirit will obtain written confirmation from each Rating Agency with respect to each class of Certificates then rated by such Rating Agency to the effect that substituting such Substitute Aircraft for the replaced Eligible Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of such Certificates then rated by such Rating Agency. (Note Purchase Agreement, Section 1(h)).

If delivery of any Eligible Aircraft is delayed beyond the Delivery Date Termination Date, and Spirit does not exercise its right to replace such Eligible Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreements — Other Withdrawals and Return of Deposits.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the form of Indenture, the form of Participation Agreement and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Spirit with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, Spirit agrees to enter into a secured debt financing with respect to each Aircraft on or prior to January 31, 2019. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates — Obligation to Purchase Equipment Notes.” The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted under the Note Purchase Agreement, Spirit must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such agreements also must in any event comply with the Required Terms. In addition, Spirit, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or the Liquidity Providers. See “Description of the Certificates — Obligation to Purchase Equipment Notes.”

General

Pursuant to the terms of a participation agreement among Spirit, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Trusts will purchase from Spirit the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in three series with respect to each Aircraft, the “Series AA Equipment Notes,” the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series B Equipment Notes, together with the Series AA Equipment Notes and the Series A Equipment Notes, the “Equipment Notes”). Spirit may elect to issue one or more series of Additional Equipment Notes with respect to any or all Aircraft at any time, which will be funded from sources other than this offering. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between Spirit and Wilmington Trust, National Association, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of Spirit.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•	the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•	the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and Series A Equipment Notes issued under such Indenture;

•	if Spirit issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the most senior ranking series of Additional Equipment Notes described in clause (i)) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing of Certificates”); and

•	the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and shall be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “ — Remedies,” then after payment in full of first, the persons indemnified under “ — Indemnification” and certain other expenses with respect to such Indenture; second, the Series AA Equipment Notes under such Indenture; third, the Series A Equipment Notes under such Indenture; fourth, the Series B Equipment Notes under such Indenture; and, if applicable, any one or more series of Additional Equipment Notes issued under such Indenture in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes); any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “ — Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified Spirit that it intends to exercise remedies under such Indenture (see “ — Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority: first, to Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and, if applicable, any one or more series of Additional Equipment Notes in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes), ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “ — Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on February 15 and August 15 of each year, commencing on August 15, 2018. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the issued and outstanding Equipment Notes will be made on February 15 and August 15 in certain years, (i) commencing on August 15, 2018 in the case of the Early Delivery Aircraft and on February 15, 2019 in the case of the Later Delivery Aircraft and (ii) ending on February 15, 2030 in the case of the Series AA Equipment Notes and the Series A Equipment Notes and on February 15, 2026 in the case of the Series B Equipment Notes (each such date in clause (ii) for a particular series of Equipment Notes, a “Final Maturity Date”). See “Description of the Certificates — Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

Spirit is also required to pay under each Indenture the pro rata share allocated thereto of (i) the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and (ii) of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by Spirit under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of Spirit; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, Spirit may elect to redeem all of the outstanding Series A Equipment Notes or Series B Equipment Notes or all of the outstanding Additional Equipment Notes of any series, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” The redemption price in the case of any optional redemption of outstanding Equipment Notes of any series under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes of such series issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 30 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from Spirit to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Spirit (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus    % in the case of Series AA Equipment Notes,    % in the case of Series A Equipment Notes and    % in the case of Series B Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures. (Indentures, Granting Clause) In addition, an agreement with respect to airframe warranties will be entered into for each Aircraft pursuant to which the Loan Trustee will be named the “controlling party” for purposes of making claims with respect to such airframe warranties and will have certain rights with respect to such warranties.

Since the Equipment Notes are so cross-collateralized, any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “–– Subordination” above. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

Spirit may, at any time and from time to time after an Aircraft has been financed under this offering, substitute the related Airframe with an airframe of the same model or a comparable or improved model of the manufacturer of the Aircraft, free and clear of liens (other than permitted liens), and release the Airframe being substituted from the liens of the related Indenture, so long as:

•	no Event of Default under such related Indenture shall have occurred and be continuing at the time of substitution;

•	the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of issuance of Series AA Equipment Notes under such Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such Aircraft);

•	the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to that of the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted had been maintained in accordance with such related Indenture).

If Spirit elects to substitute an Airframe, Spirit will, among other things, provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the aircraft of which such substitute airframe is a part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the substitute airframe. (Indentures, Section 7.04(e))

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Spirit, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix III to this prospectus supplement set forth the projected LTVs for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date occurring thereafter. For purposes of these tables, the Equipment Notes for each Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been delivered to Spirit. See “Description of the Aircraft and the Appraisals” for the currently expected month of delivery for each Aircraft.

The LTVs for each Regular Distribution Date listed in the tables in Appendix III were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, (x) in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, and (y) in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, in each case, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such

Regular Distribution Date, calculated based on the Depreciation Assumption, of the Eligible Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix III are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Eligible Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Eligible Aircraft by the Aircraft manufacturer. With respect to each Eligible Aircraft, the appraised value at delivery of such Eligible Aircraft is the theoretical value that, when depreciated from the initial delivery of such Eligible Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Eligible Aircraft specified under “Prospectus Supplement Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Eligible Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by Spirit to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•	the failure by Spirit to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related operative document for more than 30 days after Spirit receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•	the failure by Spirit to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•	the failure by Spirit to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related operative document that continues for a period of 60 days after Spirit receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by Spirit so long as Spirit is diligently proceeding to remedy such failure;

•

any representation or warranty made by Spirit in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after Spirit receives written notice from the Loan Trustee under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by Spirit so long as Spirit is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of Spirit; or

•	the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that, notwithstanding anything to the contrary set forth in the foregoing, any failure of Spirit to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as Spirit is continuing to comply with all terms set forth under “ — Events of Loss.” (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section  4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to Spirit, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.”

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of the type required to be cured under Section 1110. “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that Spirit’s internal counsel provide an opinion to the Trustees that, if Spirit were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of Spirit’s internal counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon, among other things, the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “ — Certain Provisions of the Indentures — Events of Loss.” The opinion of Spirit’s internal counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by Spirit.

In certain circumstances following the bankruptcy or insolvency of Spirit where the obligations of Spirit under any Indenture exceed the value of the Aircraft Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against Spirit on such Equipment Notes after the disposition of the Aircraft Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against Spirit available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to Spirit and the assumption by any such successor of the covenants of Spirit contained in such Indenture and any of the operative documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe, replacement Airframe or replacement Engine; (viii) add to the covenants of Spirit for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon Spirit under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of any Liquidity Provider with a replacement liquidity provider and the replacement of any Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple instruments for such Replacement Facility for the applicable Trust; (xiii) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xiv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreements pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; (xv) provide for the issuance of one or more series of Additional Equipment Notes or any Refinancing Equipment Notes under such Indenture, and for the issuance of pass through certificates by any pass through trust that acquires any such Additional Equipment Notes or Refinancing Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among different series of Additional Equipment Notes) and provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Refinancing Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for such Liquidity Facility for a single pass through trust)); provided that such Additional Equipment Notes or Refinancing Equipment Notes, as the case may be, are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement; or (xvi) whether or not any Additional Equipment Notes or Refinancing Equipment Notes are then being issued under such Indenture, provide for the issuance of one or more series of Additional Equipment Notes or Refinancing Equipment Notes under any and all other Indentures and other matters incidental or relating thereto. (Indentures, Section 9.01) See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “ — Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

Spirit will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to the Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than, to the extent required by each Indenture, notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from Spirit’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft and, as applicable, the related Airframe and Engines subject thereto.

Maintenance; Operation; Alterations, Modifications and Additions

Spirit will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than (i) during temporary periods of storage, maintenance, testing or modification; (ii) during periods of grounding by applicable governmental authorities; (iii) during periods when the FAA or such other aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft; (iv) with respect to minor or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof; and (v) to the extent Spirit (or any lessee) is promptly contesting in good faith the validity or application of any law or requirement relating to any such certification in any manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or any material risk of criminal liability or material civil penalty against the Loan Trustee). (Indentures, Section 7.02(c) and (e))

Spirit will agree not to use or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except, (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof by Spirit (or any lessee), or (ii) to the extent Spirit (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

Spirit will (or cause a lessee to) make (or cause to be made) all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered, except for (i) immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by Spirit (or any lessee) upon discovery thereof and (ii) any law, rule, regulation or order the validity or application of which is being contested in good faith by Spirit (or any lessee) in any manner which does not involve any material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect the Loan Trustee’s interest in the Aircraft under the Indenture. Spirit will install (or cause to be installed) on the Aircraft as promptly as practicable after the date such Aircraft has been subjected to the financing under this offering, if not yet so installed on such date, seats in such passenger configuration as Spirit deems desirable in the proper conduct of its business and, upon such installation, such seats shall be deemed installed on the Airframe as at the time such Aircraft was delivered to Spirit by Airbus. Spirit (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as Spirit (or any such lessee) deems desirable in the proper conduct of its business, including without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that Spirit (or any such lessee) deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. For the avoidance of doubt, Spirit may also make alterations in the passenger configuration of the Aircraft. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. Spirit (or any lessee) is permitted to remove (without replacement) any part that (i) is in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to Spirit or any part in replacement of or substitution for such part, (ii) is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and (iii) can be removed without materially diminishing the value or utility required to be maintained by the terms of the related Indenture that the Aircraft would have had if such part had never been installed. (Indentures, Section 7.04(c))

Except as set forth above, or in certain cases of Event of Loss, Spirit will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although Spirit has certain re-registration rights, as described below, Spirit generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, Spirit will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)). Although Spirit has no current intention to do so, Spirit will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) Spirit also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (either directly or through an affiliate). In addition, subject to certain limitations, Spirit (or any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by Spirit or any lessee in connection with certain interchange, pooling, borrowing or other similar arrangements, “wet leases,” transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France,

Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on Spirit’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The Cape Town Treaty provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Repossession of Aircraft may be difficult, time-consuming and expensive.”

In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If Spirit fails to transfer title to engines not owned by Spirit that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Repossession of Aircraft may be difficult, time-consuming and expensive.”

Liens

Spirit is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, hangarkeeper’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or materially impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by Spirit; (v) any other lien as to which Spirit (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, Spirit is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by Spirit (or any permitted lessee) with respect to other aircraft operated by Spirit (or any permitted lessee) on the same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8,000,000 (in the case of an Airbus A320-200) and $9,000,000 (in the case of an Airbus A321-200), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to Spirit unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

In addition, Spirit is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft and engines operated by Spirit in Spirit’s fleet on which Spirit carries insurance (or any permitted lessee’s fleet on which such permitted lessee carries insurance). (Indentures, Section 7.06(a))

Spirit is also required to maintain (or cause a permitted lessee to maintain) aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by Spirit or such permitted lessee, as the case may be, with respect to other aircraft owned and operated by Spirit or such permitted lessee, as the case may be, on the same or similar routes. (Indentures, Section 7.06(a))

Spirit may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft on which Spirit carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Spirit may self-insure the Aircraft to such higher level. In addition, Spirit may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

Spirit is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of Spirit. (Indentures, Sections 7.06(a) and 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, Spirit must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued but unpaid interest thereon, but without any premium. Depending upon Spirit’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, Spirit will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens), for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If Spirit elects to replace the Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engine(s) to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the Indenture. Spirit is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines, as the case may be. If Spirit elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of Spirit thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by Spirit will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to Spirit. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, Spirit will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, Spirit will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Spirit (or any permitted lessee) for a period exceeding 12 consecutive months;

•	the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless Spirit has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft, the Airframe or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by Spirit (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Spirit is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use or hire by any government, for a period in excess of 60 days, of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless Spirit elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING OF CERTIFICATES

Issuance of Additional Certificates

Spirit may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any or all of the Aircraft at any time and from time to time, which Additional Equipment Notes will be funded from sources other than this offering but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and each other series of Additional Equipment Notes (if any) that generally ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture. Spirit will fund the sale of any series of Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Spirit and the Subordination Agent to provide for the subordination of the related class of Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to any class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after Class B Adjusted Interest (and, if applicable, after any “Adjusted Interest” for any Additional Certificates that generally rank senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates), but before Expected Distributions on the Class AA Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture and, if such issuance occurs before the Delivery Period Termination Date, the Note Purchase Agreement, in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

If any Additional Certificates are issued prior to the Delivery Period Termination Date, (a) the net proceeds thereof will be held in escrow and placed in deposit on behalf of the escrow agent for the related Additional Trust with a depositary, all on terms and conditions, and under documentation, substantially similar to the Deposit Agreements and Escrow Agreements applicable to the net proceeds of the Class AA Certificates, Class A Certificates and the Class B Certificates and (b) the Additional Equipment Notes relating to such Additional Certificates will be issued to the Subordination Agent on behalf of the trustee of the related Additional Trust on terms and conditions set forth in the Note Purchase Agreement and Participation Agreements (as such agreements may be amended in connection with the issuance of such Additional Certificates).

Refinancing of Certificates

Spirit may, at any time and from time to time, (i) redeem all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes and (ii) following the payment in full of all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full (any such new equipment notes in each case, the “Refinancing Equipment Notes”). In such case, Spirit will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by a related pass through trust (each, a “Refinancing Trust”).

The trustee of any Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Spirit and the Subordination Agent to provide for the subordination of the Refinancing Certificates to (i) in the case of Refinancing Certificates issued in respect of Class A Certificates, the Administration Expenses, the Liquidity Obligations and the Class AA Certificates, (ii) in the case of Refinancing Certificates issued in respect of Class B Certificates, the Administration Expenses, the Liquidity Obligations, the Class AA Certificates and the Class A Certificates and (iii) in the case of Refinancing Certificates issued in respect of any Additional Certificates, the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such Refinancing Certificates, in each case in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such refinancing), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Refinancing Equipment Notes and Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Refinancing Certificates issued in respect of Class A Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the Class AA Liquidity Provider and the Class B Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Refinancing Certificates issued in respect of Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the Class AA Liquidity Provider and the Class A Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Additional Certificates and any Refinancing Certificates issued in respect of Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated, at least, to the Administration Expense, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates and the Class B Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of Certificates and the associated Escrow Receipts by a Certificate Owner that purchases such Certificates in the initial offering thereof at the offering price set forth in this prospectus supplement and holds such Certificates as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Certificate Owners in light of their particular circumstances or to Certificate Owners that may be subject to special rules (such as tax-exempt organizations, banks, dealers and traders in securities that use mark-to-market accounting, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Certificate Owners that hold Certificates as part of a hedging, integrated or conversion transaction or a straddle or Certificate Owners that have a “functional currency” other than the U.S. dollar). This discussion does not address any other U.S. federal tax consequences or any U.S. state or local, or non-U.S., tax consequences. This discussion generally is addressed only to beneficial owners of Certificates that are U.S. Persons and that are not treated as partnerships for U.S. federal income tax purposes, except that the discussion below under “ — Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders,” “ — FATCA Withholding” and “ — Information Reporting and Backup Withholding” addresses certain U.S. federal income tax consequences to Certificate Owners that are not U.S. Persons and are not treated as a partnership for U.S. federal income tax purposes. For purposes of this discussion, a “U.S. Person” means a person that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the United States, (ii) a corporation (including non-corporate entities taxable as corporations) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under U.S. Treasury regulations to be treated as a U.S. person and (v) except as otherwise provided in U.S. Treasury regulations, a partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia. If an entity treated for U.S. federal income tax purposes as a partnership invests in Certificates, the U.S. federal income tax consequences of such investment may depend in part upon the status and activities of such entity and its partners. Prospective investors that are treated as partnerships for U.S. federal income tax purposes should consult their own advisors regarding the U.S. federal income tax consequences to them and their partners of an investment in Certificates and the associated Escrow Receipts.

This discussion is based upon the tax laws of the United States, as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take positions contrary to the discussion below. The Trusts, the Subordination Agent and the Loan Trustees are not indemnified for any U.S. federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to Certificate Owners.

PERSONS CONSIDERING AN INVESTMENT IN CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND ANY NON-U.S., INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES AND THE ASSOCIATED ESCROW RECEIPTS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Tax Status of the Trusts

Although there is no authority addressing the classification of entities that are similar to the Trusts in all respects, based upon an interpretation of analogous authorities as of the date hereof and the terms of the Pass Through Trust Agreements, the Note Purchase Agreement, the Liquidity Facilities, the Intercreditor Agreement, the Deposit Agreements and the Escrow Agreements, which, in each case are summarized in this prospectus supplement, each Trust should be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, for U.S. federal income tax purposes. Each person holding or having a beneficial interest in a Certificate, by its acceptance of such Certificate or interest, agrees to treat the Trust that issued such Certificate as a grantor trust for U.S. federal, state and local income tax purposes. Each Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth in the following paragraph and under “ — Taxation of Certificate Owners — Trusts Classified as Partnerships” below, the discussion below assumes that each Trust will be so classified as a grantor trust.

If a Trust were not classified as a grantor trust for U.S. federal income tax purposes, such Trust would be classified as a partnership for such purposes, and would not be classified as an association (or publicly traded partnership) taxable as a corporation; provided that at least 90% of such Trust’s gross income for each of its taxable years is “qualifying income” (which generally includes, among other things, interest income, gain from the sale or other disposition of capital assets held for the production of interest income and income derived with respect to a business of investing in securities). Assuming each Trust operates in accordance with the terms of the related Pass Through Trust Agreement and the other agreements to which it is a party, income derived by such Trust from the Equipment Notes owned by such Trust and the Note Purchase Agreement will constitute “qualifying income” for these purposes.

Taxation of Certificate Owners

General

Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note, the contractual rights and obligations under the Note Purchase Agreement and any other property held in the applicable Trust and will be required to report on its U.S. federal income tax return its pro rata share of the entire income from such Equipment Notes and other property in accordance with such Certificate Owner’s method of accounting. A Certificate Owner using the cash method of accounting generally must take into account its pro rata share of income as and when received by the applicable Trustee. A Certificate Owner using the accrual method of accounting generally must take into account its pro rata share of income as it accrues or is received by the applicable Trustee, whichever is earlier.

It is anticipated that the Equipment Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If, however, any Equipment Note is issued with more than a de minimis amount of OID, a Certificate Owner of the related class of Certificates generally would be required to include such OID in income for U.S. federal income tax purposes as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income.

Under aggregation rules set forth in the U.S. Treasury regulations, if a Certificate Owner purchases Certificates of more than one class, certain of that Certificate Owner’s interests in the Equipment Notes held by the related Trusts must, in certain circumstances, be treated together as a single debt instrument which, for OID purposes, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to a Certificate Owner, such Equipment Notes could be treated with respect to such Certificate Owner as having been issued with OID, even if the related Equipment Notes would not otherwise be so treated. Certificate Owners that purchase Certificates of more than one class should consult their own tax advisors regarding the aggregation rules.

Each Certificate Owner, by virtue of owning an Escrow Receipt, will also be treated as the owner of a pro rata undivided interest in the associated Deposits. Such Deposits may be subject to the U.S. Treasury regulations regarding contingent payments. In such event, a Certificate Owner would be required to include interest income (and any OID) on the associated Deposits in income as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s regular method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income. Certificate Owners should consult their own tax advisors regarding the federal income tax treatment of any income and gain on the associated Deposits.

Each Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the applicable Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustees and the Liquidity Providers, will be borne by parties other than the Certificate Owners. It is possible that such fees and expenses will be treated as constructively received by the applicable Trust, in which event a Certificate Owner of such Trust will be required to include in income and may be entitled to deduct its pro rata share of such fees and expenses. If such Certificate Owner is an individual, estate or trust, the deduction for such Certificate Owner’s share of such fees and expenses will be allowed only to the extent that all of such Certificate Owner’s miscellaneous itemized deductions, including such Certificate Owner’s share of such fees and expenses, exceed 2% of such Certificate Owner’s adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions generally will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

In addition to regular U.S. federal income tax, certain Certificate Owners that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their income from ownership or disposition of the Certificates and the associated Escrow Receipts.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that any Trust (a “Subordinated Trust”) receives less than the full amount of interest, principal or Make-Whole Amount paid with respect to the Equipment Notes held by it because of the subordination provisions of the Intercreditor Agreement, the Certificate Owners of such Trust (the “Subordinated Certificateholders,” and such Certificates, the “Subordinated Certificates”)) likely would be treated for U.S. federal income tax purposes as if they had:

•	received as distributions their full share of such interest, principal or Make-Whole Amount;

•	paid over to the relevant senior class of Certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•	Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the related Subordinated Trust that was a component of such shortfall, even though that amount was in fact paid to the relevant senior class of Certificateholders;

•	any resulting loss generally would be allowed to Subordinated Certificateholders only when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•	reimbursement of such shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale, Exchange or Other Disposition of Certificates and the Associated Escrow Receipts

A Certificate Owner that sells, exchanges or otherwise disposes of a Certificate will be treated as having transferred both the Certificate and any associated Escrow Receipt (which evidences such Certificate Owner’s interest in the associated Deposits) affixed to the Certificate. For U.S. federal income tax purposes, the amount realized by such Certificate Owner on such sale, exchange or other disposition should be separately allocated to the Certificate and to any associated Escrow Receipt. A Certificate Owner that sells, exchanges or otherwise disposes of a Certificate while an Escrow Receipt is attached should consult its own tax advisor about the appropriate allocation of the amount realized therefor among such Certificate and such associated Escrow Receipt.

The Certificate Owner generally will recognize capital gain or loss (in the aggregate among the Equipment Notes and any other property held by the applicable Trust) with respect to the Certificate equal to the difference between the amount realized on such sale, exchange or other disposition (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) which is allocable to the Certificate and such Certificate Owner’s adjusted tax basis in the Equipment Notes and any other property held by the applicable Trust (not including the tax basis attributable to any associated Escrow Receipt). Any such gain or loss generally will be long-term capital gain or loss if such Certificate was held for more than one year (except to the extent attributable to any property held by the applicable Trust for one year or less). Any long-term capital gains with respect to the Certificates generally are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at lower rates than the rates applicable to ordinary income. There are limitations on deducting capital losses.

Upon a sale, exchange or other disposition of a Certificate, the Certificate Owner will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt and the Certificate Owner’s adjusted tax basis in such Escrow Receipt. If the U.S. Treasury regulations applicable to debt with contingent payments apply, any such gain would be treated as ordinary interest income (and any such loss would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Trusts Classified as Partnerships

If a Trust were classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by such Trust would be calculated at the trust level, but such Trust itself would not be subject to U.S. federal income tax, except under the limited circumstances described in the next paragraph. A Certificate Owner of a Certificate issued by such Trust would be required to report its share of such Trust’s items of income and deduction on its tax return for its taxable year within which such Trust’s taxable year (which should be the calendar year) ends, as well as such Certificate Owner’s income from the associated Deposits. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the related Trust were classified as a grantor trust, except that income or loss from a Certificate would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting.

The Bipartisan Budget Act of 2015 implemented new partnership audit procedures under which partnerships may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. If any Trust were classified as a partnership for U.S. federal income tax purposes, for taxable years beginning on or after January 1, 2018, an audit resulting in an adjustment to any item of such Trust’s income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Certificate Owners), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Trust level in the year of such adjustment. If any such tax liability arises, the amounts available for distribution to Certificate Owners could be reduced.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders

Payments of principal, Make-Whole Amount, if any, and interest on Equipment Notes or the associated Deposits to, or on behalf of, any Certificate Owner that is neither a U.S. Person nor an entity treated as a partnership for U.S. federal income tax purposes (a “Non-U.S. Certificateholder”) generally will not be subject to U.S. federal withholding tax, provided that, in the case of any amount treated as interest (including OID, if applicable):

(i) such amount is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Certificateholder;

(ii) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Spirit or the Depositary, as the case may be, entitled to vote;

(iii) such Non-U.S. Certificateholder is not a controlled foreign corporation within the meaning of the Code that is related to Spirit or the Depositary, as the case may be;

(iv) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(v) the certification requirements described below are satisfied.

The certification requirements referred to in clause (v) above generally will be satisfied if the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information to the applicable withholding agent (generally on IRS Form W-8BEN or W-8BEN-E). U.S. Treasury regulations provide additional rules for satisfying these certification requirements in the case of Certificates held through one or more intermediaries or pass-through entities.

Any gain (not including any amount treated as interest or OID) realized by a Non-U.S. Certificateholder upon the sale, exchange or other disposition of a Certificate or the associated Escrow Receipt or with respect to any associated Equipment Note or Deposit generally will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Certificateholder and (ii) in the case of an individual Non-U.S. Certificateholder, such individual is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition.

Any interest (including OID, if applicable) on the Equipment Notes or the associated Deposits or gain from the sale, exchange or other disposition of a Certificate or the associated Escrow Receipt, the associated Equipment Notes or the associated Deposits generally will be subject to regular U.S. federal income tax at graduated rates (and, in the case of a Non-U.S. Certificateholder that is treated as a corporation for U.S. federal income tax purposes, may be subject to an additional branch profits tax) if it is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Certificateholder, unless an applicable treaty provides an exemption. In lieu of providing an IRS Form W-8BEN or W-8BEN-E as described above, such Non-U.S. Certificateholder generally is required to provide an IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax with respect to amounts treated as interest.

The foregoing is subject to the discussion below under “ — FATCA Withholding” and “ — Information Reporting and Backup Withholding.”

Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of the Certificates and the associated Escrow Receipts under U.S. federal, state and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a Non-U.S. Certificateholder, neither Spirit nor any Trust nor the Depositary will be required to pay any additional amount to such Non-U.S. Certificateholder.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of (i) interest on the Equipment Notes and the Deposits and (ii) on or after January 1, 2019, gross proceeds from the sale or other disposition of a Certificate or any associated Equipment Note, Deposit or Escrow Receipt. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Certificate is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Certificate Owner should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the Certificates and the associated Equipment Notes, Deposits and Escrow Receipts.

Information Reporting and Backup Withholding

In general, payments made on the Certificates or the associated Escrow Receipts, and proceeds from the sale, exchange or other disposition of the Certificates and Escrow Receipts to or through certain brokers, will be subject to information reporting requirements, unless the Certificate Owner is a corporation, tax-exempt organization or other person exempt from such reporting (and when required, demonstrates that it is so exempt). Such payments and proceeds may also be subject to a “backup” withholding tax unless the Certificate Owner provides appropriate documentation to the applicable withholding agent or an exemption from such tax is otherwise applicable. Any such withheld amounts will be allowed as a credit against the Certificate Owner’s U.S. federal income tax, and may entitle such Certificate Owner to a refund, if the required information is furnished on a timely basis to the IRS. Penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but does not do so in the proper manner.

The amount of interest (including OID, if applicable) paid on the Equipment Notes or the associated Deposits to or on behalf of a Non-U.S. Certificateholder and the amount of U.S. federal income tax, if any, withheld from such payments generally must be reported annually to the IRS and such Non-U.S. Certificateholder by the applicable withholding agent.

CERTAIN DELAWARE TAXES

The Trustee of each Trust is a national banking association headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Trustees, has advised Spirit that, in its opinion, under currently applicable law, assuming that none of the Trusts will be taxable as a corporation for U.S. federal income tax purposes, but, rather, that each will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of such Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such ERISA Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or provisions of Similar Law unless a prohibited transaction statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the related Certificateholders pending the financing of the Aircraft. The Deposits will not constitute property of the Trusts. Pending withdrawal of such Deposits in accordance with the applicable Deposit Agreement and Escrow Agreement and with the Note Purchase Agreement, the Deposits may be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code and Similar Law. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. A Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust. If a Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed such Trustee to invest in the assets held in the related Trust pursuant to, and take all other actions contemplated by, the terms and conditions described herein. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the related Trust.

Prohibited Transaction Exemptions

In addition, whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, Spirit, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions, which may include the identity of the ERISA Plan fiduciary making the decision to purchase or hold the Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law and (b) directed the Trustees to invest in the assets held in the Trusts pursuant to, and take all other actions contemplated by, the terms and conditions described herein.

Further, each person who is an ERISA Plan and acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that the decision to acquire or accept the Certificate or interest therein has been made by a duly authorized fiduciary of the ERISA Plan that (a) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of Spirit and its affiliates and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (b) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (c) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to acquire or accept the Certificate or interest therein); (d) has been fairly informed that Spirit and its affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or acceptance of the Certificate or interest therein; (e) has been fairly informed that Spirit and its affiliates have financial interests in the ERISA Plan’s acquisition or acceptance of the Certificate or interest therein, which interests may conflict with the interest of the ERISA Plan, as more fully described in the offering materials; (f) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or accept the Certificate or interest therein and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Certificate or interest therein; and (g) is not paying Spirit or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s acquisition or acceptance of the Certificate or interest therein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Certificates by insurance company general accounts.

The foregoing discussion set forth in this entire “Certain ERISA Considerations” section is based upon ERISA and the tax laws of the United States, as well as judicial and administrative interpretations thereof, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”), the underwriters named below (collectively, the “Underwriters”) have severally agreed with Spirit to purchase from the Class AA Trustee, the Class A Trustee and the Class B Trustee the following aggregate face amounts of the Class AA Certificates, Class A Certificates and the Class B Certificates, respectively:

Underwriter	Face Amount of Class AA Certificates		Face Amount of Class A Certificates		Face Amount of Class B Certificates
Morgan Stanley & Co. LLC	$		$		$
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Barclays Capital Inc.
Total		$247,099,000		$82,366,000		$91,035,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Certificates may be terminated. The offering of the Certificates by the Underwriters is subject to receipt and acceptance of the Certificates and is subject to the Underwriters’ right to reject any order in whole or in part.

Spirit estimates that its out of pocket expenses for the offering will be approximately $2.5 million (exclusive of the ongoing costs of the Liquidity Facilities and certain other ongoing costs).

The Underwriters propose to offer the Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession to Selling Group Members		Discount to Brokers/Dealers
Class AA		%		%
Class A		%		%
Class B		%		%

The Certificates are a new issue of securities with no established trading market. Neither Spirit nor any Trust intends to apply for listing of the Certificates on any securities exchange. Spirit has been advised by one or more of the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Because there is no current market for the Certificates, holders of Certificates may have a limited ability to resell Certificates.”

Spirit has agreed to reimburse the Underwriters for certain expenses and has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities and commodities trading, commercial and investment banking and financial advisory, investment management, investment research, principal investment, hedging, financing, derivatives and brokerage activities. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of Spirit or its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage in, investment and commercial banking or other transactions of a financial nature with Spirit and its affiliates, including the provision of certain advisory services, making loans to Spirit and its affiliates and serving as counterparties to certain fuel hedging and other derivative and hedging arrangements. In addition, an affiliate of Citigroup Global Markets Inc. is acting as the Depositary. The Underwriters and their respective affiliates have received, and in the future may receive, customary fees and expenses and commissions for these transactions.

It is expected that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the    th business day following the date of pricing of the Certificates (such settlement cycle being referred to as “T+    ”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Certificates on any day prior to the second business day before the date of initial delivery of the Certificates will be required, by virtue of the fact that the Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions. Neither Spirit nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Certificates. These transactions, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement and the accompanying prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the

Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to observe the following restrictions.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of Certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Certificates. Accordingly, any person making or intending to make an offer in that Relevant Member State of Certificates which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the Underwriters have authorized, nor do we or they authorize, the making of any offer of Certificates in circumstances in which an obligation arises for us or the Underwriters to publish a prospectus for such offer. In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of Certificates to the public described in this prospectus supplement may not be made in that Relevant Member State other than:

(a) to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Certificates shall require us or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of Certificates to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the Certificates have not authorized and do not authorize the making of any offer of Certificates through any financial intermediary on their behalf, other than offers made by the Underwriters with a view to the final placement of the Certificates as contemplated in this prospectus supplement. Accordingly, no purchaser of the Certificates, other than the Underwriters, is authorized to make any further offer of the Certificates on behalf of the sellers or the Underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Each Underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Canada

The Certificates may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Certificates must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore and the Certificates will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may be circulated or distributed, or may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of the SFA (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Certificates, debentures and units of Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 275(2) of the SFA or to a relevant person, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; or (4) as specified in 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”). The Certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

For Qualified Institutional Investors, or QII

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Certificates constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Certificates. The Certificates may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Certificates constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Certificates. The Certificates may only be transferred en bloc without subdivision to a single investor.

VALIDITY OF THE CERTIFICATES

The validity of the Certificates is being passed upon for Spirit by Debevoise & Plimpton LLP, New York, New York, and certain legal matters are being passed upon for the Underwriters by White & Case LLP, New York, New York. The respective counsel for Spirit and the Underwriters will rely on the opinion of Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust, National Association, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Thomas Canfield, Esq., General Counsel of Spirit, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and each Trust Supplement by Spirit.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements and our management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2016 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

2016 10-K	S-20
60-Day Period	S-59
Actual Disposition Event	S-94
Additional Certificates	S-116
Additional Equipment Notes	S-116
Additional Holder Buyout Right	S-58
Additional Trust	S-116
Adjusted Interest	S-116
Administration Expenses	S-90
Airbus	S-3
Aircraft	S-3
Aircraft Purchase Agreement	S-3
Airframe	S-97
AISI	S-4
ALPA	S-29
Applicable Fraction	S-92
Appraisal	S-89
Appraised Current Market Value	S-89
Appraisers	S-4
Assumed Aircraft Value	S-105
Assumed Amortization Schedule	S-54
Average Life Date	S-104
Bankruptcy Code	S-17
Base Rate	S-83
Basic Agreement	S-48
BK	S-4
Business Day	S-53
Cape Town Treaty	S-111
Cash Collateral Account	S-80
Cede	S-55
Certificate Account	S-52
Certificate Buyout Event	S-59
Certificate Owner	S-68
Certificate Owners	S-68
Certificateholders	S-48
Certificates	S-48
citizen of the United States	S-60
Class A Adjusted Interest	S-92
Class A Buyout Right	S-58
Class A Certificateholders	S-48
Class A Certificates	S-48
Class A Deposits	S-71
Class A Liquidity Facility	S-78
Class A Liquidity Provider	S-78
Class A Trust	S-48
Class A Trustee	S-48
Class AA Certificateholders	S-48
Class AA Certificates	S-48
Class AA Deposits	S-71

Class AA Liquidity Facility	S-78
Class AA Liquidity Provider	S-78
Class AA Trust	S-48
Class AA Trustee	S-48
Class B Adjusted Interest	S-93
Class B Buyout Right	S-58
Class B Certificateholders	S-48
Class B Certificates	S-48
Class B Deposits	S-71
Class B Liquidity Facility	S-78
Class B Liquidity Provider	S-78
Class B Trust	S-48
Class B Trustee	S-48
Class Exemptions	S-127
Code	S-18
Collateral	S-51
Company	iii
company free writing prospectus	i
Controlling Party	S-86
Current Distribution Date	S-92
DCA	S-21
Deemed Disposition Event	S-94
Defaulted Operative Indenture	S-102
Definitive Certificates	S-69
Delivery Period Event of Loss	S-72
Delivery Period Termination Date	S-99
Deposit	S-71
Deposit Agreement	S-71
Depositary	S-74
Depositary Threshold Rating	S-73
Depreciation Assumption	S-106
Distribution Date	S-50
DOT	S-25
Downgrade Drawing	S-80
Downgrade Event	S-80
Drawing	S-82
DTC	S-55
DTC Participants	S-67
DTC Rules	S-68
Earlier Delivery Aircraft	S-3
Eligible A Pool Balance	S-93
Eligible Aircraft	S-3
Eligible B Pool Balance	S-93
Engine	S-97
Equipment Note Special Payment	S-90
Equipment Notes	S-100
ERISA	S-126
ERISA Plan	S-126
Escrow Agent	S-75

Escrow Agreements	S-75
Escrow Receipts	S-75
Event of Loss	S-114
Excess Liquidity Obligations	S-88
Exchange Act	iv
Expected Distributions	S-92
FAA	S-26
FATCA	S-124
FFI Agreement	S-124
FIEL	S-133
Final Distributions	S-87
Final Drawing	S-82
Final Legal Distribution Date	S-51
Final Maturity Date	S-102
Final Termination Notice	S-84
Fitch	S-73
GDSs	S-38
General Account Regulations	S-128
Global Certificate	S-67
H.15(519)	S-104
IAE	S-29
IAMAW	S-29
IGA	S-124
Indenture	S-100
Indenture Events of Default	S-106
Indenture Form	S-65
Indirect Participants	S-67
Intercreditor Agreement	S-86
Interest Drawings	S-78
Interim Restructuring Arrangement	S-89
Investment Company Act	iii
IRS	S-119
Issuance Date	S-53
Joint Issuer	S-81
Junior Additional Certificateholder	S-59
Junior Additional Certificates	S-59
Later Delivery Aircraft	S-3
LIBOR	S-83
Liquidity Event of Default	S-84
Liquidity Expenses	S-92
Liquidity Facilities	S-78
Liquidity Obligations	S-92
Liquidity Providers	S-78
Liquidity Threshold Rating	S-80
Loan Amount	S-113
Loan Trustee	S-100
Long-Term Rating	S-73
LTVs	S-5
Make-Whole Amount	S-103
Make-Whole Spread	S-103
Maximum Available Commitment	S-78
Maximum Commitment	S-79
MBA	S-4
Minimum Sale Price	S-88
Mortgage Convention	S-112
most recent H.15(519)	S-104

NMB	S-28
Non-Extension Drawing	S-82
Non-Extension Notice	S-81
Non-U.S. Certificateholder	S-123
Note Purchase Agreement	S-64
Note Target Price	S-88
Noteholder	S-101
OID	S-120
Order	S-132
OTAs	S-38
Outside Termination Date	S-72
Participation Agreement	S-100
Participation Agreement Form	S-65
Pass Through Trust Agreements	S-48
Paying Agent	S-75
Paying Agent Account	S-52
PDPs	S-21
Performing Equipment Note	S-79
Permitted Investments	S-57
Plan	S-126
Plan Asset Regulation	S-126
Pool Balance	S-53
Pool Factor	S-53
Post Default Appraisals	S-89
PTC Event of Default	S-59
PTCE	S-127
Rate Determination Notice	S-83
Rating Agencies	S-73
Rating Agency Confirmation	S-73
Receiptholder	S-75
Refinancing Certificates	S-117
Refinancing Equipment Notes	S-117
Refinancing Trust	S-117
Regular Distribution Dates	S-50
Related Equipment Notes	S-102
Relevant Member State	S-131
Remaining Weighted Average Life	S-104
Replacement Depositary	S-73
Replacement Facility	S-80
Required Amount	S-79
Required Terms	S-65
Restructuring Arrangement	S-89
RLA	S-28
Scheduled Payments	S-51
SEC	v
Section 1110	S-17
Section 1110 Period	S-79
Securities Act	iv
Senior Additional Certificateholder	S-59
Senior Additional Certificates	S-59
Series A Equipment Notes	S-100
Series AA Equipment Notes	S-100
Series B Equipment Notes	S-100
SFA	S-133
Short-Term Rating	S-73
Similar Law	S-126

Special Distribution Date	S-51, S-52
Special Payment	S-51, S-52
Special Payments Account	S-52
Special Termination Drawing	S-82
Special Termination Notice	S-84
Spirit	iii
Spirit Bankruptcy Event	S-88
Standard & Poor’s	S-72
Stated Interest Rate	S-50
Subordinated Certificateholders	S-121
Subordinated Certificates	S-121
Subordinated Trust	S-121
Subordination Agent	S-86
Substitute Aircraft	S-99
Termination Notice	S-84

Transportation Code	S-60
Treasury Yield	S-103
Triggering Event	S-51
Trust Indenture Act	S-61
Trust Property	S-48
Trust Supplement	S-48
Trustees	S-48
Trusts	S-48
TSA	S-26
U.S. Person	S-119
ULCC	S-1
Underwriters	S-129
Underwriting Agreement	S-129
Volcker Rule	iii

APPENDIX II

APPRAISAL LETTERS

Mr. Simon Gore

Treasurer,

Spirit Airlines

2800 Executive Way

Miramar, FL 33025

Sight Unseen

New Base Value Opinion

12 Future Delivery Spirit Airlines Aircraft Portfolio

AISI File No.: A7S077BVO-06

Report Date: 23 October 2017

Values as of: 23 October 2017

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

23 October 2017

Mr. Simon Gore

Treasurer,

Spirit Airlines

2800 Executive Way

Miramar, FL 33025

Subject:	AISI Sight Unseen New Base Value Opinion for 12 Future
Delivery Spirit Airlines Aircraft Portfolio, AISI File number: A7S077BVO-06

Ref:	(a) Email messages Morgan Stanley to AISI; 11 – 23 October 2017

Dear Mr. Gore:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen new base values as of 23 October 2017, in delivery date U.S. Dollars, for a portfolio of seven future delivery Airbus A320-200, sharklet-equipped aircraft, with V2527-A5 S2 engines, at 171,960 lbs. maximum takeoff weight, expected to be delivered between December 2017 – October 2018, and five future delivery Airbus A321-200, sharklet equipped aircraft, with V2533-A5 S2 engines, at 205,029 lbs. maximum takeoff weight, expected to be delivered between February 2018 – March 2018, as identified and defined in Table I and reference (a) above (the ‘Aircraft’).

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current, 30 January 2013 definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of ISTAT and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft in (a) average physical condition and with average accumulated flight hours and cycles, (b) with clear title and standard unrestricted certificate of airworthiness, (c) registered with an authority that does not represent a penalty to

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

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aircraft value or liquidity, and (d) with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization and is equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price for a variety of reasons relating to an individual buyer or seller.

AISI defines ‘current market value’, which is synonymous with the older term ‘fair market value’, as that value which reflects actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

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AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Market Analysis

•	Macro-Economic Impact on Aircraft Values

AISI tracks two key metrics while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market. We believe that gross domestic product growth on a global and national scale is a good indicator of the ability of growing numbers of new and used aircraft to be financed and placed into operation. We also believe that the more specific health of world-wide and national passenger aircraft markets are correlated to GDP growth and provide key validation of GDP performance-related trends.

Source: World Bank, IMF, IATA, * estimate

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The previous chart indicates that the industry has experienced, and will probably continue to experience, a positive margin between airline passenger traffic growth and GDP growth in the near-to-medium term. If world GDP growth ever exceeds the anemic 3% annual percentage growth rate experienced since 2011, we would expect very robust increases in passenger demand and hence, overall demand for passenger aircraft.

AISI also tracks interest rate trends as a proxy for continued demand for aircraft financing.

The above chart shows the results of the low interest rate policy of the US Federal Reserve since the 2008 financial crisis. AISI believes that this low interest rate environment is, overall, a positive driver for aircraft financing opportunities. Aircraft leases often support internal rates of return for owners in the 10-15% rate range, dependent, of course, on the level of operator risk. In our view, this leaves plenty of margin for financiers between the cost of acquisition and the actual rate of return on aircraft leases. As investors clamor for these above market returns, we believe demand for aircraft asset backed financing will continue to be robust. We don’t see anything but gradual monetary policy tightening by governments world-wide, so we expect the current strong demand for aircraft financing opportunities to continue for the near to intermediate term, and even for the longer term.

•	Aircraft Industry Specific Drivers of Aircraft Values

AISI also tracks aviation jet fuel prices and aircraft manufacturer production rate trends while valuing and attempting to predict the future value retention performance of aircraft in today’s, world-wide aircraft market.

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Source: Energy Information Administration

The above chart shows the sharp drop in overall jet fuel prices in late 2014, which have remained at relatively low levels over the past two years. Low fuel prices can be a double-edged sword for aircraft demand. Generally positive for older aircraft, but low fuel prices can blunt demand for new aircraft and their expensive, fuel-saving technologies.

AISI believes that the most positive factor of low-fuel-price-driven demand for passenger aircraft comes from the improvement of operator balance sheets. Operators and their lessors greatly benefit from the ability of operators to comfortably service leases while seeking to open new routes that might not have been feasible to operate in a high fuel price environment. This results in an overall increase in demand for both new and used aircraft as operators strive to meet growing passenger demand resulting from low fuel price-driven and more affordable, fare levels. We do not expect significant increases in fuel prices in the near to medium term.

The Boeing Company (“Boeing”) and Airbus S.A.S. (“Airbus”) monthly production rates are predicted to markedly increase through the end of the decade:

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While the increased supply of new aircraft may have a negative effect on existing aircraft values, we feel that Boeing and Airbus are in a huge market that will continue to be in a rough balance between aircraft supply and overall passenger aircraft demand. Currently, there are no “white tail” aircraft (planes manufactured, but not sold) sitting on the aircraft manufacturer’s ramps. In our view, wide-spread discounting is being supplanted by duopolistic price signaling, enabling new aircraft values to remain relatively firm, at least in the near term. Both manufacturers have announced rate decreases for their B777 and A330 production lines in an attempt to bridge the gap to the production of B777-X and A330NEO aircraft. The B747-8 and the A380 have also had production rates either cut or scheduled to be cut to meet dwindling demand for those aircraft. AISI believes that “overbooking” of production slots (production slots promised to more than one purchaser) and the ability of manufacturers to produce only the aircraft for which they have received commitments to purchase, outweighs most over-production fears.

•	The A320-200 Market

The A320-200 is a member of the extensive Airbus narrowbody aircraft fleet, ranging from the smallest A318 to the larger A320-100 and -200 and to the even larger A321-100 and -200. All aircraft of this family have common cockpits and a high degree of parts commonality, as well as cross crew qualification (CCQ) with the A330/A340 family and the A-380.

The A320-200 is a twin engine, narrowbody, two man cockpit crew aircraft typically seating 160 passengers in mixed class configuration. Typical range with full passengers at low MTOW is approximately 2,650 nautical miles, while at high MTOW the range increases to approximately 2,900 nautical miles. Nineteen A320-100 aircraft were produced, starting in 1987, but the -100 was immediately supplanted by the -200, first delivered in 1988. The A320-200 remains in production.

The A320-200 may be powered by either the CFM56-5 series engine or the IAE V2500 series engine. The CFM powered A320-200 fleet consists of 2457 active aircraft, 772 sharklet equipped, with 77 on order with all but one being sharklet equipped, and a very strong customer base of 179 airlines with good representation in every major geographic area.

The IAE powered A320-200 fleet consists of 1642 active aircraft, 399 with sharklets, and 43 on order including all sharklet equipped, and a very strong customer base of 135 airlines with good representation in every major geographic area.

A significant number of the A320-200 fleet, approximately 2547 aircraft, are operated via either a finance lease or operating lease.

The major competitor to the A320-200 is the Boeing 737-700/800. The Boeing 737-400 and MD-80/MD-90 also compete, however production of these aircraft ceased in the early 2000s. The slightly smaller B737-300, B737-600 and A319 compete at the lower end of the A320 market, as do the larger B737-900/900ER and the A321-200 at the higher end.

23 October 2017 AISI File No. A7S077BVO-06 Page - 7 -

AISI analysis of the market for the A320 type indicates that near term current market purchase prices and current market lease rates are no longer in a period of greater than normal decline. The supply of new A320s is roughly in line with demand despite recent and continuing increases in production rates.

Sixty-six CFM powered and 39 IAE powered A320-200’s are presently inactive, with the newer aircraft having an average market condition, but a much softer market for the older aircraft.

Over the longer term, the A320-200 will continue to face significant competition from the B737-800, the A320-200NEO, and the B737 MAX 8 aircraft.

With the market for the Aircraft in a rough, supply-demand balance, Airbus has the ability to “overbook” production slots, meaning that buyers deeper in the backlog can move forward to receive their aircraft at an earlier time if any buyer defaults at delivery. New A320-200 values have firmed in response to fairly balanced demand and to overbooking by the two largest OEMs.

The Airbus A319/320/321 family is now being re-engined with either the CFM56 LEAP X or the PW GTF engines, the most modern and efficient engines available. The first A320NEO was delivered to Lufthansa Airlines in late December, 2015 and 105 A320NEO aircraft are now in service. There are 731 orders for the P&W geared fan re-engined A320NEO by 22 lessors/operators, and 2467 orders for the CFM56 LEAP X re-engined A320NEO by 50 lessors/operators.

The P&W geared fan powered A320NEO has faced passenger service introduction delays as Qatar Airways has refused delivery of geared fan engines until required cool-down periods before engine shut down are reduced. Pratt and Whitney has committed to reduce engine idle cool down times to under two minutes from the currently required five minutes, a requirement that all operators will find to be unacceptable. Still, we don’t foresee significant value reductions for P&W geared fan powered A320NEOs unless geared fan engine teething problems persist.

Boeing has announced the re-engined B737MAX family with the CFM56-LEAP 1B engine, to be delivered in 2017. The 2766 orders for the B737-MAX 8 indicate that the market for the A320NEO and B737-MAX 8 aircraft has been split roughly at 60%/40%, with the edge going to the earlier-introduced A320NEO.

Boeing is intending to replace the B737 family with all new models with earliest possible deliveries in approximately 2025.

The A320 aircraft has potential for freighter conversion as earlier build A320 aircraft approach the end of their economic useful lives as passenger aircraft. An A320 and A321 conversion program has recently been announced by PACAVI Group, a player in the passenger-to-freighter conversion market. PACAVI Group has announced A320/A321 passenger-to-freighter conversion program customers include Colt Cargo (US) with two converted A321Fs and one option, as well as Airline Management (Norway) with six A320Fs.

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The AOA vane location problem for the A320, which inhibits the installation of a full sized main deck cargo door in the most optimal location, is said to be overcome by this company. Still, the aircraft’s usefulness looks to be limited to mainly package freight. Even so, end of life values for A320 passenger aircraft may be supported if this conversion program finds additional traction in the passenger-to-freighter conversion market.

AISI’s most recent values update shows year over year value declines of new, average build A320s, of roughly 3% for Base Values and 4% for Current Market Values. These declines are in line for an aircraft program facing the introduction of newer technology aircraft (the A320NEO) and will most likely continue as the A320NEO enters volume production.

•	The A321-200 Market

The A321 aircraft is a twin engined light metal alloy construction single aisle narrowbody aircraft with medium to long range. The aircraft is offered with both the CFM56-5B and the IAE V2530 series engines, and in two models, the -100 and the -200, with the difference being increased operating weights for the -200, permitting longer range. Physical dimensions and passenger capacity are the same. Typical capacity and performance characteristics are 185 passengers in a dual class configuration with a range of 2,300 to 2,500 nautical miles (nm) for the -100, and 2,700 to 3,000 nm for the -200, depending upon takeoff gross weight options, making either model of the aircraft best suited for short to medium range domestic markets. Airbus is now offering an A321-200NEO-LR which targets markets currently being served by the B757-200.

The A321 is a member of the large Airbus A318/319/320/321 narrowbody aircraft family. All aircraft of this family have common cockpits and a high degree of parts commonality, as well as cross crew qualification (CCQ) with the A330/A340 and the A380. The A320-100 aircraft was first delivered in 1993, and production commenced of the A320-200 aircraft in 1997.

There are 556 CFM powered A321-200’s in service with 57 airlines with good representation in all regions of the world. There are 83 CFM powered A321-200 aircraft on order of which 66 will be sharklet equipped.

There are 870 IAE powered A321-200’s in service with 56 airlines, again with strong, world-wide market distribution. There are 18 IAE powered aircraft on order, of which all will be sharklet equipped. There are 103 A321-200 aircraft on order with engines not announced, all will be sharklet equipped, to be operated by nine airlines. The aircraft is popular with lessors as 737 aircraft are currently being leased to operators. There are 42 A321-200 aircraft inactive, of which 36 are IAE powered and six are CFM powered.

The A321 family faces competition from other close members of the A320 family, and from the slightly smaller B737-800/900 and older MD83. The A321 also competes with the larger B757-200 on short range routes, but it does not have the range to compete with the ETOPs capable B757-200ER/-300ER on longer routes. Again, Airbus has announced a long-range A321NEO for operation on longer, B757-type routes.

23 October 2017 AISI File No. A7S077BVO-06 Page - 9 -

AISI’s most recent, July 2017 values for an average build, new model A321-200 aircraft shows year over year declines of 4% for Base Values and also 4% for Current Market Values. We expect decreases of between 1% and 5% for older vintage A321-200 aircraft even as it continues to establish its market dominance over the B737-900ER. The difference between same year Base Values and Current Market Values will also continue to lessen as demand for all vintage A321s remains steady. We expect this trend to continue until Boeing announces an effective competitor to the A321-200, especially the longer range NEO version of the aircraft.

Over the longer term, the A321-100/200 faces most competition from the B737-900ER, but the aircraft has established a firm lead in the marketplace due to increased payload capabilities relative to the B737-900ER.

There also has been strong market acceptance of the A319/320/321 NEO family, re-engined with either the CFM56 LEAP or the PW GTF engines, the most modern and efficient engines available. Deliveries for the first variant, the A320NEO, occurred in late 2015. There are 284 A321-200NEO aircraft on order by 22 airlines with the P&W geared fan engine. There are 1094 CFM LEAP powered A321-200NEO aircraft on order from 40 airlines. This is an indicator of wide acceptance of this new family of aircraft, and with production slots for both A321-200CEO and A321-200NEO sold out over the production transition period, values should continue to remain firm as the A321-200NEO entered production in late 2016.

Boeing is also offering a re-engined B737 MAX 8 with the CFM56-LEAP 1B engine, which was delivered in May 2017. This re-engining development may act to slightly favor A319/A320 family values, as it does not appear as potentially beneficial to re-engine the B737 family as the more limited B737 under-wing clearance does not permit as large an engine fan as with the A319/A320 family.

Airbus and Boeing are expected to replace the A320 and B737 families with all new models in the 2025 – 2030 timeframe, with earliest possible deliveries in approximately 2025.

The A321 aircraft has potential for freighter conversion as earlier build A321 aircraft approach the end of their economic useful lives as passenger aircraft. An A320 and A321 conversion program has been announced by PACAVI Group, a player in the passenger-to-freighter conversion market. While the potential application of this conversion is limited by the capability of the aircraft, end of life values for A321 passenger aircraft may be supported if this conversion program finds additional traction in the passenger-to-freighter conversion market.

3.	Valuations

All of the A320 and the A321 aircraft are equipped with sharklets.

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It is our considered opinion that the sight unseen new base values as of 23 October 2017, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

TABLE I

AISI File A7S077BVO-06

Report Dated: 23 October 2017

Values as of: 23 October 2017

No	Type	MSN	Registration Number	DOM	Engine	MTOW	New Base Value Delivery Date $MUS Dollars
1	A320-200	8018	N651NK	Dec-17	V2527-A5 S2	171,960	47.46
2	A320-200	8021	N652NK	Dec-17	V2527-A5 S2	171,960	47.46
3	A320-200	8012	N653NK	Jan-18	V2527-A5 S2	171,960	47.54
4	A320-200	8176	N654NK	Apr-18	V2527-A5 S2	171,960	47.78
5	A320-200	TBD	N655NK	Aug-18	V2527-A5 S2	171,960	48.09
6	A320-200	TBD	N656NK	Sep-18	V2527-A5 S2	171,960	48.17
7	A320-200	TBD	N690NK	Oct-18	V2527-A5 S2	171,960	48.25
8	A321-200	8047	N684NK	Feb-18	V2533-A5 S2	205,029	55.02
9	A321-200	8114	N683NK	Feb-18	V2533-A5 S2	205,029	55.02
10	A321-200	8115	N685NK	Feb-18	V2533-A5 S2	205,029	55.02
11	A321-200	8141	N686NK	Mar-18	V2533-A5 S2	205,029	55.11
12	A321-200	8160	N687NK	Mar-18	V2533-A5 S2	205,029	55.11

TOTAL							610.03

23 October 2017 AISI File No. A7S077BVO-06 Page - 11 -

Unless otherwise agreed by AISI in writing, this report shall be for the sole use of the client/addressee. AISI consents to the inclusion of this appraisal report dated 23 October 2017, in the client Prospectus Supplement and to the inclusion of AISI’s name in the Prospectus Supplement under the caption “Experts”. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272  •  Fax (516) 365-6287

October 26, 2017

Mr. Simon Gore, Treasurer

Spirit Airlines

2800 Executive Way

Miramar, FL 33025

Dear Mr. Gore:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the Base Values (BV) for 12 Airbus aircraft to be delivered to Spirit Airlines. The aircraft include seven A320-200s and five A321-200s, all of which are identified as “Spirit Airlines 2017 EETC”. Each of the aircraft is further identified by type, manufacturer’s serial number, registration number, delivery month, engine type/variant and maximum takeoff weight in the attached Figure 1.

CONCLUSIONS

Based upon our knowledge of these aircraft types, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, and our knowledge of aircraft in general, it is our opinion that the BV in millions of U.S. dollars of each aircraft are as shown in Figure 1.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value (“BV”), to which BK Associates subscribes, the BV is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s BV is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The BV normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

Mr. Simon Gore October 26, 2017 Page 2

For comparison purposes, it is the convention to assign “half-time, half-life” values to aircraft, which represent the value of an aircraft that is halfway between the expensive major maintenance events. The adjustments are based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check, time remaining to landing gear overhaul, time remaining to APU overhaul, time since heavy shop visit on the engines and for the life remaining on engine life limited parts. In this case, all of the aircraft are new and the full-time values are given.

MARKET DISCUSSION & METHODOLOGY

For new or nearly new delivered aircraft one can argue that, almost by definition, the BV is approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the BV.

We do not know the purchase price of the aircraft but we do know the current published Airbus list price averages $99.00 million for the A320-200s and $116.00 million for the A321-200s. We also know that nobody pays list price and the discount is normally at least 40 percent with much larger discounts often applied for buyers placing large orders. Because of confidential actual transaction prices some of our clients have shared with us, we are convinced a typical price for the Airbus A320 aircraft is approximately $44.70 million and a new A321 is approximately $53.55 million. As noted in the first sentence of this section, for a new aircraft the BV is equal to the purchase price.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates, Inc. has neither inspected the aircraft nor the related maintenance records, but has relied upon the information provided by you and in the BK Associates, Inc. database. The assumptions have been made that as of the delivery date all Airworthiness Directives have been complied with. Further, we have assumed unless otherwise stated, that each aircraft is in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the values.

Mr. Simon Gore October 26, 2017 Page 3

BK Associates, Inc. has no present or contemplated future interest in the aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report dated October 26, 2017 in the Prospectus Supplement and to the reference to BK Associates, Inc.’s name in the Prospectus Supplement under the caption “Experts”.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz
President
ISTAT Senior Certified Appraiser And Appraiser Fellow

JFK/kf

Attachment

Figure 1

SPIRIT AIRLINES

2017 EETC PORTFOLIO

FULL-LIFE BASE VALUES

ALL VALUES IN U.S. $ MILLIONS

	Type	Airframe Serial #	Reg. #	Delivery Month	MTOW (lbs.)	Engine Type	Full-Life BV
1	A320-200	8018	N651NK	Dec-17	171,960	V2527-A5	44.70
2	A320-200	8021	N652NK	Dec-17	171,960	V2527-A5	44.70
3	A320-200	8012	N653NK	Jan-18	171,960	V2527-A5	44.80
4	A321-200	8114	N683NK	Feb-18	205,029	V2533-A5	53.55
5	A321-200	8047	N684NK	Feb-18	205,029	V2533-A5	53.55
6	A321-200	8115	N685NK	Feb-18	205,029	V2533-A5	53.55
7	A321-200	8141	N686NK	Mar-18	205,029	V2533-A5	53.55
8	A321-200	8160	N687NK	Mar-18	205,029	V2533-A5	53.55
9	A320-200	8176	N654NK	Apr-18	171,960	V2527-A5	45.15
10	A320-200	TBD	N655NK	Aug-18	171,960	V2527-A5	45.25
11	A320-200	TBD	N656NK	Sep-18	171,960	V2527-A5	45.25
12	A320-200	TBD	N690NK	Oct-18	171,960	V2527-A5	45.50

Desktop Appraisal of:

Seven (7) Airbus A320-200 Aircraft

and

Five (5) Airbus A321-200 Aircraft

Client:

Spirit Airlines

Date:

October 25, 2017

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel: +1 703 276 3200

Fax: +1 703 276 3201

Hong Kong

62/F & 66/F, The Center

99 Queens Road, Central

Hong Kong

Hong Kong

Tel: +852 2824 8414

Fax: +852 3965 3222

United Kingdom

Tel: +1 703 956 0224

I.	Introduction and Executive Summary

Table of Contents:

I.	Introduction and Executive Summary	Page 1
II.	Definitions	Page 2
III.	Current Market Conditions	Page 3
IV.	Valuation	Page 23
V.	Covenants	Page 25

Morten Beyer & Agnew (“mba”) has been retained by Spirit Airlines (the “Client”) to provide a Desktop Appraisal to determine the Base Value at Delivery of seven (7) Airbus A320-200 aircraft and five (5) Airbus A321-200 aircraft (collectively “Subject Aircraft”), as of October 2017. The Subject Aircraft are fully identified in Section IV of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its semiannual publication redbook – July 2017.

Based on the information set forth in this Report, it is mba’s opinion that the total Base Value at Delivery of the Subject Aircraft are as follows and as set forth in Section IV.

Base Value at Delivery (US$)
Twelve (12) Aircraft Total	$590,010,000

Section II of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 25 years; and its employees adhere to the rules and ethics set forth by ISTAT. mba employs five ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Asia.

mba publishes the semiannual publication redbook, a one-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

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III.	Current Market Conditions

GENERAL MARKET OBSERVATION 3RD QUARTER 2017

An essential consideration in any appraisal is market conditions at the time the valuation is rendered. This section defines market conditions, including general market commentary, highlighting major factors currently influencing aircraft values, as well as mba’s view of the current market situation for each aircraft type examined in this valuation.

PASSENGER TRAFFIC

There are a number of variables which have historically shown a strong correlation to aircraft values. These variables include but are not limited to oil prices, revenue passenger kilometer (“RPK”) growth, global gross domestic product (“GDP”), as well as placement on the production line, ubiquity, and technical obsolescence, active to parked ratio, production status, and order backlog. Many of these factors, like placement on the production line, production status, and technical obsolescence, can help predict long-term values prospects. Other factors, like oil prices and active to parked ratio, offer insight into short-term value fluctuations.

One way to understand the current health of the commercial aviation industry is to consider the number of new aircraft orders and RPK growth, which International Air Transport Association (“IATA”) defines as the number of paying passengers multiplied by total kilometers flown, both of which historically been highly correlated to world GDP. mba relies on annual GDP metrics published by the World Bank and International Monetary Fund (“IMF”) to measure the overall global economy to determine historical correlation and understand the short-term economic forecast. By looking at the forecasted world GDP, we can understand the potential RPK growth which historically has influenced new aircraft orders as passenger demand increases.

Source: iata.org; AerData; OEMs; worldbank.org

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While historically GDP and RPKs have been closely aligned, in the 2017 Global Market Forecasts (“GMF”), The Boeing Company (“Boeing”) and Airbus S.A.S (“Airbus”) are forecasting annual RPK growth of 4.6% and 4.4% respectively, over the next 20 years. This exceeds short-term IMF GDP predictions of 3.6% expected growth in 2017 and 3.7% in 2018. However, the forecasted GDPs of emerging and developing economies is collectively expected to grow at around 4.6% in 2017 while emerging and developing Asia is forecasted to grow at 6.5% over the same period. According to Boeing’s GMF, RPKs in domestic China will grow at 6.1% annually over the next 20 years, and will exceed the domestic United States (“U.S.”) market, currently the largest in the world by passenger traffic, before 2037. Traffic within Asia is also expected to grow at 5.7% annually, placing it far ahead of the rest of the world when measuring RPKs. With Asia Pacific expecting to make up 37.0% of the world’s passenger fleet by 2036, compared to 28.0% as of 2015, there has been a shift in GDP and RPK correlation falling away from U.S. economic metrics and closely aligning with Asia’s emerging market growth.

In June 2017, IATA reported a positive global RPK growth rate of 7.5% year-on-year. Mostly every region saw an increase of international RPKs, but overall averages were brought down by the North American market. Africa, Asia Pacific, Europe, and Latin America saw international RPK growth rates at 9.2%, 9.1%, 8.8%, and 9.4%, respectively, in H1 2017, while North America lagged behind with a 4.3% international RPK growth rate. Though not as high as competing regions, the international RPK growth rate in North America is an increase of 2.3 percentage points compared to the same period for 2016. The Middle East saw a reasonable international RPK growth rate of 7.3% for H1 2017, but this is a drop of 3.7 percentage points compared to H1 2016. In addition, the year-on-year June 2017 international RPK growth in the Middle East was a mere 2.5%, falling behind North America. The declining growth rates in the region however, are likely attributed to an in-cabin laptop ban from certain Middle East and Northern Africa cities to North America, which spanned from March to July 2017, and should recover in H2 2017.

Domestic RPK traffic increased by 8.2% year-on-year in June 2017, but is comprised of major regional contrasts. Domestic traffic in the U.S. grew 3.4% in 2016 and 3.3% YTD as of June 2017, marking a slowdown from the ten-year high domestic growth rate of 4.9% in 2015. India continues to experience strong RPK growth in 2017 with a domestic growth rate of 20.3%. Brazil’s domestic RPKs recovered from having contracted 5.5% in 2016 to a positive growth rate of 1.6% as of June 2017. China posted a domestic RPK growth rate of 17.6% in 2017, which was an increase from the 11.3% from June 2016 year-on-year, though still falls behind India. After a slowdown in domestic traffic in 2016, Japan and Russia both jumped from 0.9% and 0.7%, to 7.9% and 9.7%, respectively, as both countries’ economies have continued to recover and strengthen in 2017. Overall, through June 2017, global international RPKs rose by 7.5% and Domestic RPKs by 8.2%, indicating potential for the strongest traffic growth year in six (6) years. YTD domestic RPKs were boosted by strong growth in India (20.3%) and China (17.6%).

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Source: IATA.org: June 2017

Traffic in Europe, particularly international traffic, has rebounded from disruptions caused by terrorism and political instability in 2016, and has seen increases in RPKs from 1.9% in 2016 to 8.8% in H1 2017. The recession and turmoil in Russia hurt the industry in 2016, but increased year-on-year domestic RPK growth in June 2017 of 9.7% suggests recovery. Latin American airlines have been hit hard by weak home markets and currencies, as RPK growth fell from 7.6% in 2015 to just 3.5% in 2016 but have rebounded and saw 6.7% RPK growth year over year as of June 2017. The Brazilian market was hit especially hard as domestic RPKs fell 5.5% in 2016, but as of June 2017 YTD, the domestic market has seen 1.0% RPK growth. Much of Brazil’s downward spiral is attributed to the decreasing oil prices, as they are a major crude oil exporter, coupled with their political instability.

COMMERCIAL AIRCRAFT ORDERS

After record numbers of orders for Airbus and Boeing in 2014, orders have since slowed. This can likely be attributed to combination of long lead times before delivery, economic uncertainty in some markets, and lower fuel prices, which lessened the urgency to replace older planes. In 2016, Boeing failed to sell as many planes as it had delivered, and the situation continued in H1 2017 with 400 net orders and 410 deliveries. Boeing’s 737 family led the way with 275 net orders, followed by 78 orders for the 787, 37 orders for the 777, and 15 orders for the 767 tanker by the U.S. Air Force. In addition, five (5) 747 orders were cancelled. In total, Boeing’s total deliveries total up to 352 in 2017. Boeing’s current backlog stands at 5,705 aircraft and production lines filled out until 2025 for certain types.

Similar to Boeing, Airbus had a slow start of 2017, surmounting to 205 net orders for H1 2017. Airbus received 175 net orders for the A320 family, 44.0% of which were for current engine option (“ceo”) aircraft, 30 orders for the A350 family aircraft, six (6) orders for the current generation A330-200, two (2) cancellations for the A380, and four (4) cancellations for the A330-800neo. Despite a slow order book, Airbus is still ahead of Boeing in terms of backlog with 6,726 unfulfilled orders as of July 31, 2017, with backlogs filled out until 2026 for certain types.

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OIL PRICES

In addition to being reliant on global GDP, the aviation industry is closely tied to the cost of fuel. After a period of volatility from 2007 to 2011, oil prices remained over US$100.00 per barrel until the end of 2014 when prices began to fall. By January 2016, Brent crude fell to a new 13-year low, as it dropped under US$28.00 per barrel. As of 2017 oil prices have hovered around US$50.00 per barrel.

Oil prices were around US$51.00 per barrel as of August 2017, and questions remain about the long-term sustainability of a continued low-fuel-price environment. Though the future of oil prices remains uncertain, it can be assumed the supply-demand balance will favor a lower plateau in the short term due to continued production for the major oil suppliers and a reduction in demand worldwide.

Source: Energy Information Agency, www.eia.gov

In November 2016, OPEC agreed to cut oil supply starting January 2017 to a 32.5 million barrels per day (“bpd”) production target in order to prop-up prices. Additionally, 11 non-OPEC producers agreed to cut production by 1.2 million bpd in H1 2017. Despite this agreement, oil production has continued to rise, as rising U.S. crude oil stockpiles have offset cuts from OPEC countries.

Low oil prices have resulted in airlines delaying the delivery and purchase of new, fuel efficient aircraft, as operating economics of older aircraft become more profitable. Current generation aircraft have benefited and market values for aging aircraft with soon to be out-of-production programs have remained stable. Four-engine aircraft, however, have not received the benefit and are still seeing significant market softness as operators move towards the better operating economics of large twin engine aircraft.

The low oil price has added an element of dissuasion from airlines investing in newer, more fuel-efficient models. This scenario has led to cost saving benefits of the newer models becoming less of a draw, and the marketed 10.0%-15.0% fuel burn improvement offering less cash savings per trip. This has resulted in slightly lower than anticipated purchase prices and lease rates for new technology aircraft.

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GLOBAL EVENTS’ IMPACT ON AVIATION

In addition to macroeconomic factors, aviation can be heavily influenced by regional political, economic, and risk-related factors. The U.S. aircraft cabin ban on Personal Electronic Devices (PEDs) enacted in March 2017 and later removed in July 2017, was to address fears that bombs concealed in electronic devices could be taken aboard aircraft from eight (8) countries: Jordan, Qatar, Kuwait, Morocco, United Arab Emirates, Saudi Arabia, Egypt, and Turkey. As a result, passenger traffic growth in the Middle East fell from 10.8% in 2016 to 7.3% in H1 2017, but is likely due to recover in H2 2017, now that the ban has been lifted.

In June, restrictions on air travel were imposed on Qatar by some Middle Eastern nations, who have cut off diplomatic ties with Doha. Saudi Arabia, Egypt, the United Arab Emirates and Bahrain have severed diplomatic ties and cut off transport links with Qatar. Qatar Airways is likely to see some significant impact on its revenue, as not only can it no longer access the nine (9) cities that it flies to in those countries, but aircraft are also banned from the corresponding airspace. This has resulted in extended routes for those legs going west from Doha. While the long-term impacts are yet to be seen, the short-term ramifications on both passenger and cargo traffic are being felt by the whole region.

Economic growth in Asia remains high, but in recent years has seen a slowdown from some of the fastest growing countries, like China. China’s economy grew at 6.7% in 2016, the slowest growth rate the country has experienced in the last quarter century. The IMF forecasts a growth rate of 6.6% for China in 2017 and 6.2% in 2018, indicating the economy is unlikely to recover to pre-2015 growth rates. In addition, major Asian carriers including Singapore Airlines, Cathay Pacific, and Air Asia reported Q1 losses, mainly attributed to a spike in oil prices, up 30.0% from Q1 2016, and increased competition pushing down ticket prices. The recent fall of oil prices back to US$50.00 per barrel is likely to help the airlines regain profitability in Q2, but raises concern should oil prices rise above US$60.00 in the near term.

With the demand for air travel increasing rapidly in Asia Pacific, low-cost carriers like VietJet, AirAsia, and LionAir have ordered nearly four (4) times their current fleet, anticipating high growth. While the region is slated to yield high growth rates, there is concern over the ability of the carriers to take delivery of all their orders. A significant number of cancellations could impact Boeing’s and Airbus’ production lines and potentially aircraft values if an oversupply occurs. While these order books should be watched, Asia’s passenger traffic is expected to continue growing at strong rates, driving the demand and need for additional aircraft in the region, with a particular emphasis on narrowbody aircraft.

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Latin America’s economies remain volatile, with Brazilian and Venezuelan aviation markets and economies struggling in particular. The Latin America region as a whole is besieged with a lack of infrastructure development and inhibitive taxes and regulations, all of which are slowing growth. Even though the short-term economic outlook is challenging for the region, the long-term prospects are more promising with airline fleet growth and passenger traffic on the rise. Regional carrier capacity is expected to grow by 4.8% with signs of improvement in capacity, economic prospects, and operating conditions.

With international passenger growth at a strong 9.2% for H1 2017, Africa continues to show positive growth over the past two (2) years. After a slowdown in passenger traffic growth due to the Ebola outbreak in West Africa and terrorist attacks in many countries including Tunisia, Egypt, Somalia, Sudan, and Kenya, Africa has managed to achieve some economic stability. H1 2017 saw an 8.1% passenger traffic increase and load factors rising 2.5% to 68.6%. Despite positive indicators for 2017, concerns remain for some of the highest passenger traffic regions. South Africa entered a recession in the beginning of 2017, putting further strain on the flag carrier South African Airways, and Kenya’s recent election has caused political violence in the capital. However, Africa is an incredibly large and widely varied continent, with many opportunities for growth in the coming years.

The United Kingdom’s (“U.K.”) vote to exit from the European Union (“EU”) on June 23, 2016 is causing a considerable amount of uncertainty in the market and will continue to do so until the precise details of the exit are fully resolved. It could be over two (2) years for the U.K. and EU to agree on all aspects of “Brexit,” as there are both regulatory and economic impacts. The British government recently announced its intention to pursue a “hard Brexit” which would force the U.K. to operate under World Trade Organization (“WTO”) rules, potentially harming its economy until trade agreements are signed. On March 28, 2017, Theresa May, the British Prime Minister, formally invoked Article 50 of the Treaty of the European Union, triggering the two (2) year exit process from the EU. If the British Government fails to negotiate freedom of movement between Europe and the U.K., demand for air travel between mainland Europe and the U.K. is likely to fall, as bilateral agreements between the EU and other foreign entities may no longer apply to the U.K., which is a major aviation market and home to London Heathrow Airport, which is one of the world’s largest airports.

The overall picture of the global economy is marked by uncertainty. Concerns over “Brexit” are still very much warranted, profitability in Asia experiencing a set-back brings to light the delicacy of the growing region, and recent terror attacks around the world are causing economic volatility. However, passenger demand continues to grow and manufacturers’ backlogs extend out until the mid-2020s for Boeing and Airbus, respectively. The aviation industry as a whole is seeing a significant amount of volatility, with certain aircraft types within each asset class performing better than others, creating both opportunities and threats in the market for airlines, lessors, financiers, and manufacturers.

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A320-200

OVERVIEW

The A320 family’s initial member, the A320, was first delivered in 1988. The series has two (2) variants, the A320-100 and the A320-200, though only 21 of the A320-100 variant were ever produced. The A320-200 varies minimally from the A320-100 apart from its wingtip fences and increased fuel capacity. Unlike its predecessor, the A320-200 was a rousing success for Airbus, with over 4,000 aircraft delivered. Even with the launch of the A320-200s successor, the A320neo, demand for the A320-200 continues to be strong, with 348 aircraft still on order. The aircraft’s launch was a significant event in aviation history, as it was the world’s first commercial passenger aircraft to be equipped with a fly-by-wire system. The aircraft was only sold with the CFM56-5A1 engine at launch, but customers began to have a choice between the CFM engine and the IAE V2500-A1 engine starting in 1992. A series of engine upgrades have occurred throughout the aircraft’s life cycle, including the CFM56-5B4 and the V2527-A5, both of which offer improved thrust and fuel consumption over their predecessors.

Positives

+	Initial and most popular member of the highly successful A320 family.

+	Large operator base is geographically diverse.

+	Aircraft has been well received by all operator types.

+	Very low percentage of existing fleet currently parked.

+	Wider fuselage than the aircraft’s main competitor, the 737-800, allowing slightly increased passenger comfort and cargo capacity in the lower hold.

Neutral

○

Engine choice is a positive factor during initial sales campaigns, but can limit remarketing opportunities downstream; this effect has been mitigated by the large number of aircraft in the global fleet.

Negatives

–	Older vintages are equipped with less desirable engines (V2500-A1 and CFM56-5A1). (These are not the engine types equipped on the aircraft in this portfolio).

–	The A320-200’s replacement the A320neo has been widely adopted by the market, which may place downward pressure on A320-200 market values and lease rates over time.

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FLEET STATUS

As of July 2017, there are currently 4,114 active A320-200 aircraft in service with 229 operators. Since the start of the A320-200’s production run, Airbus has received 4,728 total orders for the aircraft. Both of these numbers fall slightly short of the A320-200’s main competitor, the 737-800, but the A320-200 remains one of the most popular passenger aircraft in the world.

Net Orders	4,728

Backlog	243

Delivered	4,485

Destroyed/Retired	137

Not in Service/Parked	234

Active Aircraft	4,114

Number of Operators	229

Average Fleet Age (Yrs)	9.1
Source: mba REDBOOK July 2017

NOTABLE DEVELOPMENTS

As of April 2017, Airbus is still on track to increase production of the A320 family from 42 aircraft per month to 60 aircraft per month by mid-2019. (airbus.com)

In March 2017, a spokesperson from all-Boeing Alaska Airlines stated the company will retain Virgin America’s Airbus fleet for “at least the next six (6) years.” If Alaska Airlines decides to get rid of all 53 of newly acquired Virgin America’s A320-200s, it may soften the market for the aircraft. (CNN Money)

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FLEET DEMOGRAPHICS

China Eastern is the largest operator of the A320-200 with 178 aircraft operating for the airline. This works out to 4.4% of the total A320-200 fleet flying under China Eastern colors. The fact that the largest operator holds a relatively small percentage of the total fleet is a strong indication that the aircraft has a highly diverse operator base. The A320-200 is a popular aircraft with both low-cost and network carriers as the aircraft is offered with a variety of cabin configuration options. The aircraft typically seats 150 passengers, but can seat up to 180 in a high capacity configuration. Airbus has made a variety of cabin changes to increase seating capacity in order to make the aircraft more appealing to low-cost operators. This includes slim-line seats and Airbus’ “Space-Flex” cabin, which offers a new rear galley configuration, and a new lavatory design that takes up less space. The A320-200 is also approved for 180 minute ETOPS by the FAA, allowing for flexibility on which routes operators use the aircraft.

Five (5) Largest A320-200 Operators

Source: mba REDBOOK July 2017

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Current Fleet by Engine Type

The majority of A320-200 customers opt for the CFM56-5B engine over the V2500-A5. The CFM56 family of engines is the sole engine for the 737 NG series of aircraft, so operators that operate the A320 and the 737 may opt for CFM56 engines due to some part commonality between the two engine types. The CFM56 also costs less to maintain over the life of the engine, due to longer average performance restoration and LLP intervals. However, the V2500-A5 offers improved fuel burn performance over the CFM56-5B, so it is often the engine of choice for operators that prioritize fuel economy over all else.

Engine SFC @ Cruise
CFM56-5A	0.596 (lb/h/lb)
V2500-A1	0.575 (lb/h/lb)
CFM56-5B	0.603 (lb/h/lb)
V2500-A5	0.575 (lb/h/lb)

Source: mba REDBOOK July 2017

Current Fleet by Region

The A320-200 has been well received in all corners of the world. The A320-200 understandably lags slightly behind the 737-800 in North America, but does considerably well in its home market of Europe. It took some time before the aircraft caught on in Asia, however, Asian carriers have embraced the A320-200 in recent years and have made Asia home to more A320-200s than any other region. The A320-200 is popular in both high and low-income countries, making the aircraft easy to place once the aircraft reaches mid-life.

Source: mba REDBOOK July 2017

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AIRCRAFT AVAILABILITY

According to Airfax, as of October 2017, there are 24 A320-200 aircraft available for sale or lease, representing approximately 0.57% of the current fleet. There is one (1) A320-200 aircraft available for sale, four (4) available for sale or lease, and the remaining 19 are available for lease. The A320-200’s availability is comparable to its family members and competitors. The 737-800, with 18 aircraft available, has about 0.4% of the fleet currently available. The A321-200 has five (5) aircraft, or 0.3%, of the fleet available. The A319 does not fare as well in this category, as 1.6% of the fleet is currently available.

DELIVERIES BY YEAR

Like other comparable narrowbody aircraft, the A320-200 experienced a boom in demand during the first half of the 2010s as operators looked to increase load factors on routes previously served by larger twin-aisle aircraft. The emergence of the low-cost carriers in middle-to low income countries, such as Air Asia in Malaysia and IndiGo in India, also contributed to the aircraft segment’s rapid growth. Growth in GDP per capita in developing Asian economies is strongly correlated to growth in the A320-200 order book.

Source: mba REDBOOK July 2017

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The A320-200 is among the highest scoring narrowbody aircraft. mba expects the ranking score to hold steady in the short term, but will slowly decline as the fleet is replaced by the A320neo. The market for the aircraft is not expected to decrease as a strong secondary market for the A320-200 will buoy the Aircraft’s prospects. Many low-cost carriers, such as Allegiant Air, have shown a predilection for obtaining A320-200s as they come off lease from larger network carriers.

OUTLOOK

The short-term outlook for the A320-200 is expected to be relatively stable. The aircraft should retain its position as a dominant member of the global narrowbody fleet during the period prior to the market saturation of the A320neo, and throughout the end of its production run. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, particularly when compared to smaller aircraft, such as the A319 and 737-700, which were not as successful. Even with the entry of the neo, with better fuel burn efficiency, over the past two (2) years, orders for last-off-the-line aircraft have been amplified as operating costs are mitigated due to low oil prices.

The mid- to long-term outlook will be shaped by the presumed success of the A320neo, which saw the first delivery in January 2016 to Deutsche Lufthansa AG (Lufthansa), after Qatar Airways rejected the aircraft due to initial engine start-up delays. While not a true clean-sheet replacement, the modified variant represents a break in production and the last A320-200 aircraft manufactured will suffer the most from a value perspective.

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The production rate for the type is currently at 46 aircraft per month and will increase to 60 aircraft per month by 2019, but Airbus has not announced plans to increase production beyond this rate.

Boeing revealed that they will also be increasing production for the A320ceo and neo competitors, the 737 NG and 737 MAX, from 42 currently to 47 per month in mid-2017, 52 per month in 2018, and 57 by 2019, which is similar to the ramp-up of production of the NG replacement of the 737 Classics. Therefore, the last two (2) years of production, the Classics depreciated in value at a significantly faster rate than earlier-build aircraft. The A320ceo could potentially face the same dilemma with the 2017- through 2019-build A320ceos.

Being the first A320 family model to enter service, the values for the older A320-200 aircraft have dropped to the point where freighter conversions were viewed as feasible. In 2015, Airbus announced an agreement with Singapore-based ST Aerospace to offer passenger-to-freighter conversions for A320-200 and A321-200 aircraft. The A320P2F will have 11 main-deck container positions and be capable of carrying 21 metric tonnes of payload over 2,100 nm. Additionally, the Pacavi Group launched its STC development in January 2015 to compete with the OEM’s conversion program. This represents a downstream market for the type, but it remains unclear how this aircraft will compete with converted 737 Classics and 757, as well as future conversions of 737 NG aircraft.

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A321-200

OVERVIEW

The A321-200 is a stretched version of the A320, and the two (2) aircraft share a common flight-deck. The A321-200 features a modified wing with double slotted flaps. The A321-200, which entered service in 1996, is an upgraded version of the A321-100, and features higher thrust engines, greater fuel capacity, and minor structural strengthening. The A321-200, the largest narrowbody aircraft built by Airbus, initially did not sell many units, as operators preferred to fly a combination of larger twin-aisle aircraft and smaller aircraft, such as the A319 and the 737-700. Airlines began to demand stretched aircraft as increased competition and financial difficulties, caused by 9/11 and the 2008 financial crisis, required aircraft to increase load factors to maintain profitability. The A321-200 managed to outsell its closest competitor, the 737-900ER three to one.

Positives

+	Operator base is diverse by number of operators relative to fleet size.

+	High potential for future freighter conversions once values make it economically feasible, which will extend the life of aging A321-200s.

+	Very low percentage of existing fleet currently parked.

+	Better performance than its main competitor, the 737-900ER, including higher Maximum Take Off Weight (“MTOW”) and range.

Neutral

○	Engine choice is a positive factor for initial sales campaigns, but can limit remarketing opportunities downstream; this effect has been mitigated by the large number of aircraft in the global fleet.

Negatives

-	Airbus delivered the first A321neo in 2017. The introduction of a replacement aircraft may place downward pressure on A321-200 market values and lease rates over time.

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FLEET STATUS

As of July 2017, there are currently 1,433 active A321-200 aircraft in service with 100 operators. Since the start of the A321-200’s production run, Airbus has received 1,699 total orders for the aircraft, with most of the orders received after a decade into the production run. The A321-200 entered the market a decade before its closest competitor, the 737-900ER, and offers a higher MTOW and longer range, although maximum seating is comparable.

Net Orders	1,699

Backlog	245

Delivered	1,454

Destroyed/Retired	7

Not in Service/Parked	14

Active Aircraft	1,433

Number of Operators	100

Average Fleet Age (Yrs)	6.1

Source: mba REDBOOK July 2017, Airbus

NOTABLE DEVELOPMENTS

As of April 2017, Airbus is still on track to increase production of the A320 family from 42 aircraft per month to 60 aircraft per month by mid-2019. (airbus.com)

In April 2017, Airbus delivered the first A321neo to Virgin America. The launch of the A321neo may put downward pressure on A321-200 values. (airbus.com)

In September 2017, Airbus delivered the first PW1100G-JM powered A321neo to ANA. (airbus.com)

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FLEET DEMOGRAPHICS

American Airlines holds the largest A321-200 fleet, operating 14.9% of the total current fleet. China Southern is the second largest operator with 6.5% of the total current fleet. Unlike the A320-200, the A321-200 is most popular with network carriers, while low-cost carriers have tended to stay away from the aircraft as they value the extremely high load factors and quick turnaround times offered by the smaller A320. Network carriers tend to operate the A321-200 on high density routes that were previously served by larger widebody aircraft, or by multiple flights a day using smaller aircraft, such as the A319. Since the aircraft is favored by larger legacy carriers, the aircraft has a smaller operator base than other aircraft in the A320 family, possibly limiting placement for used aircraft in the future.

Five (5) Largest A321-200 Operators

American Airlines
American Airlines (USA) 216 Aircraft (14.9% of fleet)
中国南方航空
CHINA SOUTHERN
China Southern (China) 94 Aircraft (6.5% of fleet)
中國東方航空
CHINA EASTERN
China Eastern (China) 73 Aircraft (5.0% of fleet)
TURKISH AIRLINES
Turkish Airlines (Turkey) 67 Aircraft (4.6% of fleet)
AIR CHINA
Air China (China) 60 Aircraft (4.1% of fleet)

Source: mba REDBOOK July 2017

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Current Fleet by Engine Type

The majority of A321-200 customers opt for the V2500-A5 engine over the CFM56-5B. The CFM56 costs less to maintain over the life of the engine than the V2500-A5, due to longer average performance restoration and LLP intervals. However, the V2500-A5 offers improved fuel burn performance over the CFM56-5B at cruise. The V2500-A5 also offers superior thrust over the CFM56-5B, which is important to an aircraft of the A321-200s size.

Engine SFC @ Cruise

CFM56-5B	0.600 (lb/h/lb)

V2500-A1	0.575 (lb/h/lb)

Source: mba REDBOOK July 2017

Current Fleet by Region

The A321-200 has been well received in all corners of the world. The aircraft is particularly popular in Asia as the aircraft is well suited for the routes flown by Asian carriers, which are often high density and medium range. European carriers tend to use the aircraft on trans-continental flights or on high density flights to popular holiday destinations. Some European carriers have also taken to using the A321-200 trans-Atlantic on less popular routes that operating a widebody aircraft would not be profitable.

Source: mba REDBOOK July 2017

Spirit Airlines Job File #17194 Page 19 of 25

AIRCRAFT AVAILABILITY

According to Airfax, as of October 2017, there are five (5) A321-200 aircraft available for sale or lease, representing approximately 0.3% of the current fleet. Three (3) A321-200s are available for sale or lease, and two (2) are available for lease. The low number of available A321-200s speaks to the demand for the A321-200, though lease rates for the type have suffered in recent months as more aircraft come off lease. The 737-900ER has about 0.7% of the fleet currently available, while the A320-200 currently has 0.57% of the fleet available. The A319 doesn’t fare as well as the stretch in this category, as 1.6% of the fleet is currently available. The A321-200 fleet is younger than other aircraft in the A320 family, which may help explain the lower number of aircraft available. The amount of aircraft that hit the secondary market will increase as the fleet gets older and more aircraft begin coming off their initial lease.

DELIVERIES BY YEAR

The A321-200 has greatly increased its popularity in recent years due to network carriers up-gauging their fleets in order to react to increased competition on routes. Operators have also looked to increase load factors on routes previously served by larger twin-aisle aircraft. The correlation between load factors and increased A321-200 orders can be seen in the graph below.

Spirit Airlines Job File #17194 Page 20 of 25

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The A321-200’s score is hurt by its relatively small order book and operator base in comparison to other narrowbody aircraft. However, it scores significantly higher than its main competition, the 737-900ER and its de-facto predecessor, the 757-200. mba expects the ranking score to hold steady in the short term, but will slowly decline as the fleet is replaced by the A321neo. The A321-200 also has potential to be part of a successful freighter conversion program, which could lift the aircraft’s prospects in the long term.

OUTLOOK

The short- to mid-term outlook for the A321-200 is positive for the period prior to the introduction of the A321neo, and throughout the end of its production run. The aircraft still has an order backlog (245 as of July 2017), and later build A321-200s should benefit from fuel savings of sharklets which also extend the range capabilites. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, as orders have been trending toward the larger variants over smaller siblings. The order book for the A321-200 remains robust, although how much of this is due to lack of availability of the neo variant remains unclear.

As with the A320-200, the mid- and long-term outlook will be shaped by the presumed success of the A321neo. While not a true clean-sheet replacement, the modified variant represents a break in production, and the last A321-200 aircraft manufactured will suffer the most from a value perspective. The A321neo has been very popular with operators and holds 1,424 orders or 27.6% of the neo backlog, with the A320neo being the most popular of the family, as of July 2017. The last-off-the-line also affects the A321 similar to the A320. Airbus originally announced that the production rate would remain steady at 44 aircraft per month during the switch from the ceo to neo production line. Therefore, the last-off-the-line aircraft values may not be as heavily impacted.

Spirit Airlines Job File #17194 Page 21 of 25

However, in March 2014, Airbus annouced they were planning a production hike of A320 family aircraft. Boeing has announced it will be ramping up production for the competitor to the neo, the 737 MAX, from 42 currently to 47 per month in 2017, similar to when the NGs replaced the Classics. The last two (2) years of production of the Classics depreciated in value at a significantly faster rate than earlier-build aircraft. The A321ceo is likely to face the same dilemma as 2017- and 2018-build A320ceo, though Airbus claims keeping a steady production rate should help keep values stable.

The recent low oil prices have caused demand for A321neo aircraft to waver and operators to seek current generation A321s. As of July 2017, the A321ceo has received 45 aircraft orders this year compared to only six for the A321neo. The continuing demand for current generation aircraft may lead to softer last off the lines effects than was previously expected, assuming fuel prices remain below US$100.00 per barrel.

Spirit Airlines Job File #17194 Page 22 of 25

IV.	Valuation

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

11.	Aircraft that are less than three (3) years old have inherent maintenance included, and are therefore not maintenance adjusted.

Spirit Airlines Job File #17194 Page 23 of 25

Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type
1	A320-200	8018	N651NK	Dec-17	171,960	V2527-A5
2	A320-200	8021	N652NK	Dec-17	171,960	V2527-A5
3	A320-200	8012	N653NK	Jan-18	171,960	V2527-A5
4	A321-200	8114	N683NK	Feb-18	205,029	V2533-A5
5	A321-200	8047	N684NK	Feb-18	205,029	V2533-A5
6	A321-200	8115	N685NK	Feb-18	205,029	V2533-A5
7	A321-200	8141	N686NK	Mar-18	205,029	V2533-A5
8	A321-200	8160	N687NK	Mar-18	205,029	V2533-A5
9	A320-200	8176	N654NK	Apr-18	171,960	V2527-A5
10	A320-200	TBD	N655NK	Aug-18	171,960	V2527-A5
11	A320-200	TBD	N656NK	Sep-18	171,960	V2527-A5
12	A320-200	TBD	N690NK	Oct-18	171,960	V2527-A5

Portfolio Valuations
(US$ Million)
No.	Aircraft Type	Serial Number	BV w/Newness	MTOW Adj.	Sharklet Adj.[1]	Engine Adj.	BV at Delivery
1	A320-200	8018	$44.65	$0.11	$0.00	($0.10)	$44.66
2	A320-200	8021	$44.65	$0.11	$0.00	($0.10)	$44.66
3	A320-200	8012	$44.74	$0.11	$0.00	($0.10)	$44.75
4	A321-200	8114	$54.13	$0.44	$0.00	$0.60	$55.17
5	A321-200	8047	$54.13	$0.44	$0.00	$0.60	$55.17
6	A321-200	8115	$54.13	$0.44	$0.00	$0.60	$55.17
7	A321-200	8141	$54.17	$0.44	$0.00	$0.60	$55.21
8	A321-200	8160	$54.17	$0.44	$0.00	$0.60	$55.21
9	A320-200	8176	$44.85	$0.11	$0.00	($0.10)	$44.86
10	A320-200	TBD	$45.00	$0.11	$0.00	($0.10)	$45.01
11	A320-200	TBD	$45.04	$0.11	$0.00	($0.10)	$45.05
12	A320-200	TBD	$45.08	$0.11	$0.00	($0.10)	$45.09
	Total		$584.74	$2.97	$0.00	$2.30	$590.01

Legend for Portfolio Valuation –
BV w/ Newness -	Base Value adjusted for Month of Build
MTOW Adj. -	Maximum Take-Off Weight Adjustment
Sharklet Adj. -	Adjustment for Sharklets
Engine Adj. -	Engine Type Adjustment
BV at Delivery -	Base Value at Delivery

[1]	Sharklets are installed on all Subject Aircraft. mba considers sharklets to be standard on the vintages for all Subject Aircraft, therefore no value adjustments were made.

Spirit Airlines Job File #17194 Page 24 of 25

V.	Covenants

This Report has been prepared for the exclusive use of Spirit Airlines and shall not be provided to other parties by mba without the express consent of Spirit Airlines. mba certifies that this Report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft or similar aircraft and engines. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by Spirit Airlines or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability. mba consents to the use of this appraisal report in the prospectus supplement and to the reference to mba’s name in the caption “Experts”.

PREPARED BY:

Alex Cosaro
Analyst – Asset Valuations
October 25, 2017	Morten Beyer & Agnew

REVIEWED BY:

Sarah A. Smith
Senior Associate – Asset Valuations
Morten Beyer & Agnew
ISTAT Certified Appraiser

Spirit Airlines Job File #17194 Page 25 of 25

APPENDIX III

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

The following tables set forth the projected LTVs for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date occurring thereafter. For purposes of these tables, the Equipment Notes for each Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been delivered to Spirit. See “Description of the Aircraft and the Appraisals” for the currently expected month of delivery for each Aircraft.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, (x) in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, and (y) in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, in each case, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals — The Appraisals” and “Description of the Equipment Notes — Security — Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the Aircraft manufacturer. With respect to each Eligible Aircraft, the appraised value at delivery of such Eligible Aircraft is the theoretical value that, when depreciated from the initial delivery of such Eligible Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Eligible Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.”

III-1

I. Early Delivery Aircraft

	N651NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$44,700,000.00	$18,774,000.00	42.0%	$6,258,000.00	56.0%	$6,917,000.00	71.5%
August 15, 2018	44,029,500.00	18,264,000.00	41.5	6,088,000.00	55.3	6,117,000.00	69.2
February 15, 2019	43,359,000.00	17,754,000.00	40.9	5,918,000.00	54.6	5,683,484.93	67.7
August 15, 2019	42,688,500.00	17,244,000.00	40.4	5,748,000.00	53.9	5,249,969.87	66.2
February 15, 2020	42,018,000.00	16,734,000.00	39.8	5,578,000.00	53.1	4,936,089.58	64.8
August 15, 2020	41,347,500.00	16,224,000.00	39.2	5,408,000.00	52.3	4,622,209.30	63.5
February 15, 2021	40,677,000.00	15,714,000.00	38.6	5,238,000.00	51.5	4,447,209.30	62.4
August 15, 2021	40,006,500.00	15,204,000.00	38.0	5,068,000.00	50.7	4,272,209.30	61.4
February 15, 2022	39,336,000.00	14,694,000.00	37.4	4,898,000.00	49.8	4,097,209.30	60.2
August 15, 2022	38,665,500.00	14,184,000.00	36.7	4,728,000.00	48.9	3,972,209.30	59.2
February 15, 2023	37,995,000.00	13,674,000.00	36.0	4,558,000.00	48.0	3,847,209.30	58.1
August 15, 2023	37,324,500.00	13,164,000.00	35.3	4,388,000.00	47.0	3,722,209.30	57.0
February 15, 2024	36,654,000.00	12,703,701.03	34.7	4,234,567.01	46.2	3,597,209.30	56.0
August 15, 2024	35,983,500.00	12,243,402.05	34.0	4,081,134.02	45.4	3,472,209.30	55.0
February 15, 2025	35,313,000.00	11,783,103.08	33.4	3,927,701.03	44.5	3,347,209.30	54.0
August 15, 2025	34,642,500.00	11,322,804.10	32.7	3,774,268.03	43.6	3,222,209.30	52.9
February 15, 2026	33,972,000.00	10,862,505.13	32.0	3,620,835.04	42.6	—	42.6
August 15, 2026	33,301,500.00	10,402,206.15	31.2	3,467,402.05	41.6	—	41.6
February 15, 2027	32,631,000.00	9,941,907.18	30.5	3,313,969.06	40.6	—	40.6
August 15, 2027	31,960,500.00	9,481,608.21	29.7	3,160,536.07	39.6	—	39.6
February 15, 2028	31,290,000.00	9,021,309.23	28.8	3,007,103.08	38.4	—	38.4
August 15, 2028	30,619,500.00	8,561,010.26	28.0	2,853,670.09	37.3	—	37.3
February 15, 2029	29,949,000.00	8,100,711.28	27.0	2,700,237.09	36.1	—	36.1
August 15, 2029	29,278,500.00	7,640,412.31	26.1	2,546,804.10	34.8	—	34.8
February 15, 2030	28,608,000.00	—	0.0	—	0.0	—	0.0

	N652NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$44,700,000.00	$18,774,000.00	42.0%	$6,258,000.00	56.0%	$6,917,000.00	71.5%
August 15, 2018	44,029,500.00	18,264,000.00	41.5	6,088,000.00	55.3	6,117,000.00	69.2
February 15, 2019	43,359,000.00	17,754,000.00	40.9	5,918,000.00	54.6	5,683,484.93	67.7
August 15, 2019	42,688,500.00	17,244,000.00	40.4	5,748,000.00	53.9	5,249,969.87	66.2
February 15, 2020	42,018,000.00	16,734,000.00	39.8	5,578,000.00	53.1	4,936,089.58	64.8
August 15, 2020	41,347,500.00	16,224,000.00	39.2	5,408,000.00	52.3	4,622,209.30	63.5
February 15, 2021	40,677,000.00	15,714,000.00	38.6	5,238,000.00	51.5	4,447,209.30	62.4
August 15, 2021	40,006,500.00	15,204,000.00	38.0	5,068,000.00	50.7	4,272,209.30	61.4
February 15, 2022	39,336,000.00	14,694,000.00	37.4	4,898,000.00	49.8	4,097,209.30	60.2
August 15, 2022	38,665,500.00	14,184,000.00	36.7	4,728,000.00	48.9	3,972,209.30	59.2
February 15, 2023	37,995,000.00	13,674,000.00	36.0	4,558,000.00	48.0	3,847,209.30	58.1
August 15, 2023	37,324,500.00	13,164,000.00	35.3	4,388,000.00	47.0	3,722,209.30	57.0
February 15, 2024	36,654,000.00	12,703,701.03	34.7	4,234,567.01	46.2	3,597,209.30	56.0
August 15, 2024	35,983,500.00	12,243,402.05	34.0	4,081,134.02	45.4	3,472,209.30	55.0
February 15, 2025	35,313,000.00	11,783,103.08	33.4	3,927,701.03	44.5	3,347,209.30	54.0
August 15, 2025	34,642,500.00	11,322,804.10	32.7	3,774,268.03	43.6	3,222,209.30	52.9
February 15, 2026	33,972,000.00	10,862,505.13	32.0	3,620,835.04	42.6	—	42.6
August 15, 2026	33,301,500.00	10,402,206.15	31.2	3,467,402.05	41.6	—	41.6
February 15, 2027	32,631,000.00	9,941,907.18	30.5	3,313,969.06	40.6	—	40.6
August 15, 2027	31,960,500.00	9,481,608.21	29.7	3,160,536.07	39.6	—	39.6
February 15, 2028	31,290,000.00	9,021,309.23	28.8	3,007,103.08	38.4	—	38.4
August 15, 2028	30,619,500.00	8,561,010.26	28.0	2,853,670.09	37.3	—	37.3
February 15, 2029	29,949,000.00	8,100,711.28	27.0	2,700,237.09	36.1	—	36.1
August 15, 2029	29,278,500.00	7,640,412.31	26.1	2,546,804.10	34.8	—	34.8
February 15, 2030	28,608,000.00	—	0.0	—	0.0	—	0.0

III-2

	N653NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$44,800,000.00	$18,816,000.00	42.0%	$6,272,000.00	56.0%	$6,932,000.00	71.5%
August 15, 2018	44,128,000.00	18,304,859.06	41.5	6,101,619.69	55.3	6,130,210.29	69.2
February 15, 2019	43,456,000.00	17,793,718.12	40.9	5,931,239.37	54.6	5,695,725.39	67.7
August 15, 2019	42,784,000.00	17,282,577.18	40.4	5,760,859.06	53.9	5,261,240.49	66.2
February 15, 2020	42,112,000.00	16,771,436.24	39.8	5,590,478.75	53.1	4,946,658.02	64.8
August 15, 2020	41,440,000.00	16,260,295.30	39.2	5,420,098.43	52.3	4,632,075.54	63.5
February 15, 2021	40,768,000.00	15,749,154.36	38.6	5,249,718.12	51.5	4,456,684.04	62.4
August 15, 2021	40,096,000.00	15,238,013.42	38.0	5,079,337.81	50.7	4,281,292.54	61.3
February 15, 2022	39,424,000.00	14,726,872.48	37.4	4,908,957.49	49.8	4,105,901.04	60.2
August 15, 2022	38,752,000.00	14,215,731.54	36.7	4,738,577.18	48.9	3,980,621.40	59.2
February 15, 2023	38,080,000.00	13,704,590.60	36.0	4,568,196.87	48.0	3,855,341.76	58.1
August 15, 2023	37,408,000.00	13,193,449.66	35.3	4,397,816.55	47.0	3,730,062.12	57.0
February 15, 2024	36,736,000.00	12,732,120.94	34.7	4,244,040.31	46.2	3,604,782.47	56.0
August 15, 2024	36,064,000.00	12,270,792.21	34.0	4,090,264.07	45.4	3,479,502.83	55.0
February 15, 2025	35,392,000.00	11,809,463.49	33.4	3,936,487.83	44.5	3,354,223.19	54.0
August 15, 2025	34,720,000.00	11,348,134.76	32.7	3,782,711.59	43.6	3,228,943.55	52.9
February 15, 2026	34,048,000.00	10,886,806.03	32.0	3,628,935.34	42.6	—	42.6
August 15, 2026	33,376,000.00	10,425,477.31	31.2	3,475,159.10	41.6	—	41.6
February 15, 2027	32,704,000.00	9,964,148.58	30.5	3,321,382.86	40.6	—	40.6
August 15, 2027	32,032,000.00	9,502,819.86	29.7	3,167,606.62	39.6	—	39.6
February 15, 2028	31,360,000.00	9,041,491.13	28.8	3,013,830.38	38.4	—	38.4
August 15, 2028	30,688,000.00	8,580,162.40	28.0	2,860,054.13	37.3	—	37.3
February 15, 2029	30,016,000.00	8,118,833.68	27.0	2,706,277.89	36.1	—	36.1
August 15, 2029	29,344,000.00	7,657,504.95	26.1	2,552,501.65	34.8	—	34.8
February 15, 2030	28,672,000.00	—	0.0	—	0.0	—	0.0

	N683NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,580,000.00	$22,924,000.00	42.0%	$7,641,000.00	56.0%	$8,445,000.00	71.5%
August 15, 2018	53,761,300.00	22,301,275.17	41.5	7,433,425.06	55.3	7,468,176.73	69.2
February 15, 2019	52,942,600.00	21,678,550.34	40.9	7,225,850.11	54.6	6,938,842.23	67.7
August 15, 2019	52,123,900.00	21,055,825.50	40.4	7,018,275.17	53.9	6,409,507.73	66.2
February 15, 2020	51,305,200.00	20,433,100.67	39.8	6,810,700.22	53.1	6,026,250.77	64.8
August 15, 2020	50,486,500.00	19,810,375.84	39.2	6,603,125.28	52.3	5,642,993.81	63.5
February 15, 2021	49,667,800.00	19,187,651.01	38.6	6,395,550.34	51.5	5,429,313.73	62.4
August 15, 2021	48,849,100.00	18,564,926.17	38.0	6,187,975.39	50.7	5,215,633.64	61.3
February 15, 2022	48,030,400.00	17,942,201.34	37.4	5,980,400.45	49.8	5,001,953.55	60.2
August 15, 2022	47,211,700.00	17,319,476.51	36.7	5,772,825.50	48.9	4,849,324.91	59.2
February 15, 2023	46,393,000.00	16,696,751.68	36.0	5,565,250.56	48.0	4,696,696.28	58.1
August 15, 2023	45,574,300.00	16,074,026.85	35.3	5,357,675.62	47.0	4,544,067.64	57.0
February 15, 2024	44,755,600.00	15,511,988.41	34.7	5,170,329.47	46.2	4,391,439.00	56.0
August 15, 2024	43,936,900.00	14,949,949.98	34.0	4,982,983.33	45.4	4,238,810.37	55.0
February 15, 2025	43,118,200.00	14,387,911.54	33.4	4,795,637.18	44.5	4,086,181.73	54.0
August 15, 2025	42,299,500.00	13,825,873.11	32.7	4,608,291.04	43.6	3,933,553.10	52.9
February 15, 2026	41,480,800.00	13,263,834.67	32.0	4,420,944.89	42.6	—	42.6
August 15, 2026	40,662,100.00	12,701,796.24	31.2	4,233,598.75	41.6	—	41.6
February 15, 2027	39,843,400.00	12,139,757.80	30.5	4,046,252.60	40.6	—	40.6
August 15, 2027	39,024,700.00	11,577,719.37	29.7	3,858,906.46	39.6	—	39.6
February 15, 2028	38,206,000.00	11,015,680.94	28.8	3,671,560.31	38.4	—	38.4
August 15, 2028	37,387,300.00	10,453,642.50	28.0	3,484,214.17	37.3	—	37.3
February 15, 2029	36,568,600.00	9,891,604.07	27.0	3,296,868.02	36.1	—	36.1
August 15, 2029	35,749,900.00	9,329,565.63	26.1	3,109,521.88	34.8	—	34.8
February 15, 2030	34,931,200.00	—	0.0	—	0.0	—	0.0

III-3

	N684NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,580,000.00	$22,924,000.00	42.0%	$7,641,000.00	56.0%	$8,445,000.00	71.5%
August 15, 2018	53,761,300.00	22,301,275.17	41.5	7,433,425.06	55.3	7,468,176.73	69.2
February 15, 2019	52,942,600.00	21,678,550.34	40.9	7,225,850.11	54.6	6,938,842.23	67.7
August 15, 2019	52,123,900.00	21,055,825.50	40.4	7,018,275.17	53.9	6,409,507.73	66.2
February 15, 2020	51,305,200.00	20,433,100.67	39.8	6,810,700.22	53.1	6,026,250.77	64.8
August 15, 2020	50,486,500.00	19,810,375.84	39.2	6,603,125.28	52.3	5,642,993.81	63.5
February 15, 2021	49,667,800.00	19,187,651.01	38.6	6,395,550.34	51.5	5,429,313.73	62.4
August 15, 2021	48,849,100.00	18,564,926.17	38.0	6,187,975.39	50.7	5,215,633.64	61.3
February 15, 2022	48,030,400.00	17,942,201.34	37.4	5,980,400.45	49.8	5,001,953.55	60.2
August 15, 2022	47,211,700.00	17,319,476.51	36.7	5,772,825.50	48.9	4,849,324.91	59.2
February 15, 2023	46,393,000.00	16,696,751.68	36.0	5,565,250.56	48.0	4,696,696.28	58.1
August 15, 2023	45,574,300.00	16,074,026.85	35.3	5,357,675.62	47.0	4,544,067.64	57.0
February 15, 2024	44,755,600.00	15,511,988.41	34.7	5,170,329.47	46.2	4,391,439.00	56.0
August 15, 2024	43,936,900.00	14,949,949.98	34.0	4,982,983.33	45.4	4,238,810.37	55.0
February 15, 2025	43,118,200.00	14,387,911.54	33.4	4,795,637.18	44.5	4,086,181.73	54.0
August 15, 2025	42,299,500.00	13,825,873.11	32.7	4,608,291.04	43.6	3,933,553.10	52.9
February 15, 2026	41,480,800.00	13,263,834.67	32.0	4,420,944.89	42.6	—	42.6
August 15, 2026	40,662,100.00	12,701,796.24	31.2	4,233,598.75	41.6	—	41.6
February 15, 2027	39,843,400.00	12,139,757.80	30.5	4,046,252.60	40.6	—	40.6
August 15, 2027	39,024,700.00	11,577,719.37	29.7	3,858,906.46	39.6	—	39.6
February 15, 2028	38,206,000.00	11,015,680.94	28.8	3,671,560.31	38.4	—	38.4
August 15, 2028	37,387,300.00	10,453,642.50	28.0	3,484,214.17	37.3	—	37.3
February 15, 2029	36,568,600.00	9,891,604.07	27.0	3,296,868.02	36.1	—	36.1
August 15, 2029	35,749,900.00	9,329,565.63	26.1	3,109,521.88	34.8	—	34.8
February 15, 2030	34,931,200.00	—	0.0	—	0.0	—	0.0

	N685NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,580,000.00	$22,924,000.00	42.0%	$7,641,000.00	56.0%	$8,445,000.00	71.5%
August 15, 2018	53,761,300.00	22,301,275.17	41.5	7,433,425.06	55.3	7,468,176.73	69.2
February 15, 2019	52,942,600.00	21,678,550.34	40.9	7,225,850.11	54.6	6,938,842.23	67.7
August 15, 2019	52,123,900.00	21,055,825.50	40.4	7,018,275.17	53.9	6,409,507.73	66.2
February 15, 2020	51,305,200.00	20,433,100.67	39.8	6,810,700.22	53.1	6,026,250.77	64.8
August 15, 2020	50,486,500.00	19,810,375.84	39.2	6,603,125.28	52.3	5,642,993.81	63.5
February 15, 2021	49,667,800.00	19,187,651.01	38.6	6,395,550.34	51.5	5,429,313.73	62.4
August 15, 2021	48,849,100.00	18,564,926.17	38.0	6,187,975.39	50.7	5,215,633.64	61.3
February 15, 2022	48,030,400.00	17,942,201.34	37.4	5,980,400.45	49.8	5,001,953.55	60.2
August 15, 2022	47,211,700.00	17,319,476.51	36.7	5,772,825.50	48.9	4,849,324.91	59.2
February 15, 2023	46,393,000.00	16,696,751.68	36.0	5,565,250.56	48.0	4,696,696.28	58.1
August 15, 2023	45,574,300.00	16,074,026.85	35.3	5,357,675.62	47.0	4,544,067.64	57.0
February 15, 2024	44,755,600.00	15,511,988.41	34.7	5,170,329.47	46.2	4,391,439.00	56.0
August 15, 2024	43,936,900.00	14,949,949.98	34.0	4,982,983.33	45.4	4,238,810.37	55.0
February 15, 2025	43,118,200.00	14,387,911.54	33.4	4,795,637.18	44.5	4,086,181.73	54.0
August 15, 2025	42,299,500.00	13,825,873.11	32.7	4,608,291.04	43.6	3,933,553.10	52.9
February 15, 2026	41,480,800.00	13,263,834.67	32.0	4,420,944.89	42.6	—	42.6
August 15, 2026	40,662,100.00	12,701,796.24	31.2	4,233,598.75	41.6	—	41.6
February 15, 2027	39,843,400.00	12,139,757.80	30.5	4,046,252.60	40.6	—	40.6
August 15, 2027	39,024,700.00	11,577,719.37	29.7	3,858,906.46	39.6	—	39.6
February 15, 2028	38,206,000.00	11,015,680.94	28.8	3,671,560.31	38.4	—	38.4
August 15, 2028	37,387,300.00	10,453,642.50	28.0	3,484,214.17	37.3	—	37.3
February 15, 2029	36,568,600.00	9,891,604.07	27.0	3,296,868.02	36.1	—	36.1
August 15, 2029	35,749,900.00	9,329,565.63	26.1	3,109,521.88	34.8	—	34.8
February 15, 2030	34,931,200.00	—	0.0	—	0.0	—	0.0

III-4

	N686NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,620,000.00	$22,940,000.00	42.0%	$7,647,000.00	56.0%	$8,452,000.00	71.5%
August 15, 2018	53,800,700.00	22,316,818.79	41.5	7,439,272.93	55.3	7,474,460.85	69.2
February 15, 2019	52,981,400.00	21,693,637.58	40.9	7,231,545.86	54.6	6,944,738.41	67.7
August 15, 2019	52,162,100.00	21,070,456.38	40.4	7,023,818.79	53.9	6,415,015.98	66.2
February 15, 2020	51,342,800.00	20,447,275.17	39.8	6,816,091.72	53.1	6,031,478.14	64.8
August 15, 2020	50,523,500.00	19,824,093.96	39.2	6,608,364.65	52.3	5,647,940.31	63.5
February 15, 2021	49,704,200.00	19,200,912.75	38.6	6,400,637.58	51.5	5,434,103.62	62.4
August 15, 2021	48,884,900.00	18,577,731.54	38.0	6,192,910.51	50.7	5,220,266.93	61.4
February 15, 2022	48,065,600.00	17,954,550.34	37.4	5,985,183.45	49.8	5,006,430.24	60.2
August 15, 2022	47,246,300.00	17,331,369.13	36.7	5,777,456.38	48.9	4,853,689.75	59.2
February 15, 2023	46,427,000.00	16,708,187.92	36.0	5,569,729.31	48.0	4,700,949.26	58.1
August 15, 2023	45,607,700.00	16,085,006.71	35.3	5,362,002.24	47.0	4,548,208.77	57.0
February 15, 2024	44,788,400.00	15,522,556.38	34.7	5,174,518.79	46.2	4,395,468.27	56.0
August 15, 2024	43,969,100.00	14,960,106.04	34.0	4,987,035.35	45.4	4,242,727.78	55.0
February 15, 2025	43,149,800.00	14,397,655.71	33.4	4,799,551.90	44.5	4,089,987.29	54.0
August 15, 2025	42,330,500.00	13,835,205.37	32.7	4,612,068.46	43.6	3,937,246.80	52.9
February 15, 2026	41,511,200.00	13,272,755.04	32.0	4,424,585.01	42.6	—	42.6
August 15, 2026	40,691,900.00	12,710,304.70	31.2	4,237,101.57	41.6	—	41.6
February 15, 2027	39,872,600.00	12,147,854.37	30.5	4,049,618.12	40.6	—	40.6
August 15, 2027	39,053,300.00	11,585,404.03	29.7	3,862,134.68	39.6	—	39.6
February 15, 2028	38,234,000.00	11,022,953.70	28.8	3,674,651.23	38.4	—	38.4
August 15, 2028	37,414,700.00	10,460,503.36	28.0	3,487,167.79	37.3	—	37.3
February 15, 2029	36,595,400.00	9,898,053.03	27.0	3,299,684.34	36.1	—	36.1
August 15, 2029	35,776,100.00	9,335,602.69	26.1	3,112,200.90	34.8	—	34.8
February 15, 2030	34,956,800.00	—	0.0	—	0.0	—	0.0

	N687NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,620,000.00	$22,940,000.00	42.0%	$7,647,000.00	56.0%	$8,452,000.00	71.5%
August 15, 2018	53,800,700.00	22,316,818.79	41.5	7,439,272.93	55.3	7,474,460.85	69.2
February 15, 2019	52,981,400.00	21,693,637.58	40.9	7,231,545.86	54.6	6,944,738.41	67.7
August 15, 2019	52,162,100.00	21,070,456.38	40.4	7,023,818.79	53.9	6,415,015.98	66.2
February 15, 2020	51,342,800.00	20,447,275.17	39.8	6,816,091.72	53.1	6,031,478.14	64.8
August 15, 2020	50,523,500.00	19,824,093.96	39.2	6,608,364.65	52.3	5,647,940.31	63.5
February 15, 2021	49,704,200.00	19,200,912.75	38.6	6,400,637.58	51.5	5,434,103.62	62.4
August 15, 2021	48,884,900.00	18,577,731.54	38.0	6,192,910.51	50.7	5,220,266.93	61.4
February 15, 2022	48,065,600.00	17,954,550.34	37.4	5,985,183.45	49.8	5,006,430.24	60.2
August 15, 2022	47,246,300.00	17,331,369.13	36.7	5,777,456.38	48.9	4,853,689.75	59.2
February 15, 2023	46,427,000.00	16,708,187.92	36.0	5,569,729.31	48.0	4,700,949.26	58.1
August 15, 2023	45,607,700.00	16,085,006.71	35.3	5,362,002.24	47.0	4,548,208.77	57.0
February 15, 2024	44,788,400.00	15,522,556.38	34.7	5,174,518.79	46.2	4,395,468.27	56.0
August 15, 2024	43,969,100.00	14,960,106.04	34.0	4,987,035.35	45.4	4,242,727.78	55.0
February 15, 2025	43,149,800.00	14,397,655.71	33.4	4,799,551.90	44.5	4,089,987.29	54.0
August 15, 2025	42,330,500.00	13,835,205.37	32.7	4,612,068.46	43.6	3,937,246.80	52.9
February 15, 2026	41,511,200.00	13,272,755.04	32.0	4,424,585.01	42.6	—	42.6
August 15, 2026	40,691,900.00	12,710,304.70	31.2	4,237,101.57	41.6	—	41.6
February 15, 2027	39,872,600.00	12,147,854.37	30.5	4,049,618.12	40.6	—	40.6
August 15, 2027	39,053,300.00	11,585,404.03	29.7	3,862,134.68	39.6	—	39.6
February 15, 2028	38,234,000.00	11,022,953.70	28.8	3,674,651.23	38.4	—	38.4
August 15, 2028	37,414,700.00	10,460,503.36	28.0	3,487,167.79	37.3	—	37.3
February 15, 2029	36,595,400.00	9,898,053.03	27.0	3,299,684.34	36.1	—	36.1
August 15, 2029	35,776,100.00	9,335,602.69	26.1	3,112,200.90	34.8	—	34.8
February 15, 2030	34,956,800.00	—	0.0	—	0.0	—	0.0

III-5

II. Later Delivery Aircraft

	N654NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$45,150,000.00	$18,963,000.00	42.0%	$6,321,000.00	56.0%	$6,986,000.00	71.5%
August 15, 2018	44,472,750.00	18,963,000.00	42.6	6,321,000.00	56.9	6,986,000.00	72.6
February 15, 2019	43,795,500.00	18,370,400.00	41.9	6,123,466.67	55.9	6,331,579.20	70.4
August 15, 2019	43,118,250.00	17,777,800.00	41.2	5,925,933.33	55.0	5,677,158.40	68.1
February 15, 2020	42,441,000.00	17,185,200.00	40.5	5,728,400.00	54.0	5,143,572.38	66.1
August 15, 2020	41,763,750.00	16,592,600.00	39.7	5,530,866.67	53.0	4,609,986.37	64.0
February 15, 2021	41,086,500.00	16,000,000.00	38.9	5,333,333.33	51.9	4,409,986.37	62.7
August 15, 2021	40,409,250.00	15,407,400.00	38.1	5,135,800.00	50.8	4,209,986.37	61.3
February 15, 2022	39,732,000.00	14,814,800.00	37.3	4,938,266.67	49.7	4,009,986.37	59.8
August 15, 2022	39,054,750.00	14,222,200.00	36.4	4,740,733.33	48.6	3,859,986.37	58.4
February 15, 2023	38,377,500.00	13,629,600.00	35.5	4,543,200.00	47.4	3,709,986.37	57.0
August 15, 2023	37,700,250.00	13,037,000.00	34.6	4,345,666.67	46.1	3,559,986.37	55.6
February 15, 2024	37,023,000.00	12,593,745.64	34.0	4,197,915.21	45.4	3,409,986.37	54.6
August 15, 2024	36,345,750.00	12,150,491.28	33.4	4,050,163.76	44.6	3,259,986.37	53.5
February 15, 2025	35,668,500.00	11,707,236.92	32.8	3,902,412.31	43.8	3,109,986.37	52.5
August 15, 2025	34,991,250.00	11,263,982.56	32.2	3,754,660.85	42.9	2,959,986.37	51.4
February 15, 2026	34,314,000.00	10,820,728.21	31.5	3,606,909.40	42.0	—	42.0
August 15, 2026	33,636,750.00	10,377,473.85	30.9	3,459,157.95	41.1	—	41.1
February 15, 2027	32,959,500.00	9,934,219.49	30.1	3,311,406.50	40.2	—	40.2
August 15, 2027	32,282,250.00	9,490,965.13	29.4	3,163,655.04	39.2	—	39.2
February 15, 2028	31,605,000.00	9,047,710.77	28.6	3,015,903.59	38.2	—	38.2
August 15, 2028	30,927,750.00	8,604,456.41	27.8	2,868,152.14	37.1	—	37.1
February 15, 2029	30,250,500.00	8,161,202.05	27.0	2,720,400.68	36.0	—	36.0
August 15, 2029	29,573,250.00	7,717,947.69	26.1	2,572,649.23	34.8	—	34.8
February 15, 2030	28,896,000.00	—	0.0	—	0.0	—	0.0

	N655NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$45,250,000.00	$19,005,000.00	42.0%	$6,335,000.00	56.0%	$7,002,000.00	71.5%
August 15, 2018	45,250,000.00	19,005,000.00	42.0	6,335,000.00	56.0	7,002,000.00	71.5
February 15, 2019	44,571,250.00	18,411,087.49	41.3	6,137,029.16	55.1	6,346,129.76	69.3
August 15, 2019	43,892,500.00	17,817,174.97	40.6	5,939,058.32	54.1	5,690,259.53	67.1
February 15, 2020	43,213,750.00	17,223,262.46	39.9	5,741,087.49	53.1	5,155,491.70	65.1
August 15, 2020	42,535,000.00	16,629,349.94	39.1	5,543,116.65	52.1	4,620,723.88	63.0
February 15, 2021	41,856,250.00	16,035,437.43	38.3	5,345,145.81	51.1	4,420,280.91	61.6
August 15, 2021	41,177,500.00	15,441,524.92	37.5	5,147,174.97	50.0	4,219,837.94	60.2
February 15, 2022	40,498,750.00	14,847,612.40	36.7	4,949,204.13	48.9	4,019,394.97	58.8
August 15, 2022	39,820,000.00	14,253,699.89	35.8	4,751,233.30	47.7	3,869,062.75	57.4
February 15, 2023	39,141,250.00	13,659,787.38	34.9	4,553,262.46	46.5	3,718,730.52	56.0
August 15, 2023	38,462,500.00	13,065,874.86	34.0	4,355,291.62	45.3	3,568,398.30	54.6
February 15, 2024	37,783,750.00	12,621,638.77	33.4	4,207,212.92	44.5	3,418,066.07	53.6
August 15, 2024	37,105,000.00	12,177,402.67	32.8	4,059,134.22	43.8	3,267,733.84	52.6
February 15, 2025	36,426,250.00	11,733,166.57	32.2	3,911,055.52	42.9	3,117,401.62	51.5
August 15, 2025	35,747,500.00	11,288,930.48	31.6	3,762,976.83	42.1	2,967,069.39	50.4
February 15, 2026	35,068,750.00	10,844,694.38	30.9	3,614,898.13	41.2	—	41.2
August 15, 2026	34,390,000.00	10,400,458.28	30.2	3,466,819.43	40.3	—	40.3
February 15, 2027	33,711,250.00	9,956,222.19	29.5	3,318,740.73	39.4	—	39.4
August 15, 2027	33,032,500.00	9,511,986.09	28.8	3,170,662.03	38.4	—	38.4
February 15, 2028	32,353,750.00	9,067,750.00	28.0	3,022,583.33	37.4	—	37.4
August 15, 2028	31,675,000.00	8,623,513.90	27.2	2,874,504.63	36.3	—	36.3
February 15, 2029	30,996,250.00	8,179,277.80	26.4	2,726,425.93	35.2	—	35.2
August 15, 2029	30,317,500.00	7,735,041.71	25.5	2,578,347.24	34.0	—	34.0
February 15, 2030	29,638,750.00	—	0.0	—	0.0	—	0.0

III-6

	N656NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$45,250,000.00	$19,005,000.00	42.0%	$6,335,000.00	56.0%	$7,002,000.00	71.5%
August 15, 2018	45,250,000.00	19,005,000.00	42.0	6,335,000.00	56.0	7,002,000.00	71.5
February 15, 2019	44,571,250.00	18,411,087.49	41.3	6,137,029.16	55.1	6,346,129.76	69.3
August 15, 2019	43,892,500.00	17,817,174.97	40.6	5,939,058.32	54.1	5,690,259.53	67.1
February 15, 2020	43,213,750.00	17,223,262.46	39.9	5,741,087.49	53.1	5,155,491.70	65.1
August 15, 2020	42,535,000.00	16,629,349.94	39.1	5,543,116.65	52.1	4,620,723.88	63.0
February 15, 2021	41,856,250.00	16,035,437.43	38.3	5,345,145.81	51.1	4,420,280.91	61.6
August 15, 2021	41,177,500.00	15,441,524.92	37.5	5,147,174.97	50.0	4,219,837.94	60.2
February 15, 2022	40,498,750.00	14,847,612.40	36.7	4,949,204.13	48.9	4,019,394.97	58.8
August 15, 2022	39,820,000.00	14,253,699.89	35.8	4,751,233.30	47.7	3,869,062.75	57.4
February 15, 2023	39,141,250.00	13,659,787.38	34.9	4,553,262.46	46.5	3,718,730.52	56.0
August 15, 2023	38,462,500.00	13,065,874.86	34.0	4,355,291.62	45.3	3,568,398.30	54.6
February 15, 2024	37,783,750.00	12,621,638.77	33.4	4,207,212.92	44.5	3,418,066.07	53.6
August 15, 2024	37,105,000.00	12,177,402.67	32.8	4,059,134.22	43.8	3,267,733.84	52.6
February 15, 2025	36,426,250.00	11,733,166.57	32.2	3,911,055.52	42.9	3,117,401.62	51.5
August 15, 2025	35,747,500.00	11,288,930.48	31.6	3,762,976.83	42.1	2,967,069.39	50.4
February 15, 2026	35,068,750.00	10,844,694.38	30.9	3,614,898.13	41.2	—	41.2
August 15, 2026	34,390,000.00	10,400,458.28	30.2	3,466,819.43	40.3	—	40.3
February 15, 2027	33,711,250.00	9,956,222.19	29.5	3,318,740.73	39.4	—	39.4
August 15, 2027	33,032,500.00	9,511,986.09	28.8	3,170,662.03	38.4	—	38.4
February 15, 2028	32,353,750.00	9,067,750.00	28.0	3,022,583.33	37.4	—	37.4
August 15, 2028	31,675,000.00	8,623,513.90	27.2	2,874,504.63	36.3	—	36.3
February 15, 2029	30,996,250.00	8,179,277.80	26.4	2,726,425.93	35.2	—	35.2
August 15, 2029	30,317,500.00	7,735,041.71	25.5	2,578,347.24	34.0	—	34.0
February 15, 2030	29,638,750.00	—	0.0	—	0.0	—	0.0

	N690NK
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$45,500,000.00	$19,110,000.00	42.0%	$6,370,000.00	56.0%	$7,040,000.00	71.5%
August 15, 2018	45,500,000.00	19,110,000.00	42.0	6,370,000.00	56.0	7,040,000.00	71.5
February 15, 2019	44,817,500.00	18,512,806.20	41.3	6,170,935.40	55.1	6,380,506.17	69.3
August 15, 2019	44,135,000.00	17,915,612.40	40.6	5,971,870.80	54.1	5,721,012.34	67.1
February 15, 2020	43,452,500.00	17,318,418.60	39.9	5,772,806.20	53.1	5,183,290.00	65.1
August 15, 2020	42,770,000.00	16,721,224.81	39.1	5,573,741.60	52.1	4,645,567.65	63.0
February 15, 2021	42,087,500.00	16,124,031.01	38.3	5,374,677.00	51.1	4,444,017.27	61.6
August 15, 2021	41,405,000.00	15,526,837.21	37.5	5,175,612.40	50.0	4,242,466.88	60.2
February 15, 2022	40,722,500.00	14,929,643.41	36.7	4,976,547.80	48.9	4,040,916.49	58.8
August 15, 2022	40,040,000.00	14,332,449.61	35.8	4,777,483.20	47.7	3,889,753.70	57.4
February 15, 2023	39,357,500.00	13,735,255.81	34.9	4,578,418.60	46.5	3,738,590.91	56.0
August 15, 2023	38,675,000.00	13,138,062.02	34.0	4,379,354.01	45.3	3,587,428.12	54.6
February 15, 2024	37,992,500.00	12,691,371.58	33.4	4,230,457.19	44.5	3,436,265.33	53.6
August 15, 2024	37,310,000.00	12,244,681.14	32.8	4,081,560.38	43.8	3,285,102.54	52.6
February 15, 2025	36,627,500.00	11,797,990.70	32.2	3,932,663.57	42.9	3,133,939.75	51.5
August 15, 2025	35,945,000.00	11,351,300.26	31.6	3,783,766.75	42.1	2,982,776.96	50.4
February 15, 2026	35,262,500.00	10,904,609.82	30.9	3,634,869.94	41.2	—	41.2
August 15, 2026	34,580,000.00	10,457,919.38	30.2	3,485,973.13	40.3	—	40.3
February 15, 2027	33,897,500.00	10,011,228.94	29.5	3,337,076.31	39.4	—	39.4
August 15, 2027	33,215,000.00	9,564,538.50	28.8	3,188,179.50	38.4	—	38.4
February 15, 2028	32,532,500.00	9,117,848.06	28.0	3,039,282.69	37.4	—	37.4
August 15, 2028	31,850,000.00	8,671,157.62	27.2	2,890,385.87	36.3	—	36.3
February 15, 2029	31,167,500.00	8,224,467.18	26.4	2,741,489.06	35.2	—	35.2
August 15, 2029	30,485,000.00	7,777,776.74	25.5	2,592,592.25	34.0	—	34.0
February 15, 2030	29,802,500.00	—	0.0	—	0.0	—	0.0

III-7

APPENDIX IV

EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

The following tables set forth the original principal amount and principal amortization schedule for each series of Equipment Notes expected to be issued with respect to each Aircraft (provided that, in the case of any Early Delivery Aircraft, if any Equipment Note is issued with respect to such Early Delivery Aircraft on or after August 15, 2018, (a) the original principal amount of such Equipment Note for such Early Delivery Aircraft will be reduced by the principal amortization installment scheduled for payment on August 15, 2018 for such Equipment Note as set forth in this Appendix IV and (b) the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note).

For purposes of these tables, each series of Equipment Notes for each Aircraft is assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been delivered to Spirit. See “Description of the Aircraft and the Appraisals” for the currently expected month of delivery for each Aircraft.

I. Early Delivery Aircraft

	N651NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$18,774,000.00	$—	$6,258,000.00	$—	$6,917,000.00
August 15, 2018	510,000.00	18,264,000.00	170,000.00	6,088,000.00	800,000.00	6,117,000.00
February 15, 2019	510,000.00	17,754,000.00	170,000.00	5,918,000.00	433,515.07	5,683,484.93
August 15, 2019	510,000.00	17,244,000.00	170,000.00	5,748,000.00	433,515.06	5,249,969.87
February 15, 2020	510,000.00	16,734,000.00	170,000.00	5,578,000.00	313,880.29	4,936,089.58
August 15, 2020	510,000.00	16,224,000.00	170,000.00	5,408,000.00	313,880.28	4,622,209.30
February 15, 2021	510,000.00	15,714,000.00	170,000.00	5,238,000.00	175,000.00	4,447,209.30
August 15, 2021	510,000.00	15,204,000.00	170,000.00	5,068,000.00	175,000.00	4,272,209.30
February 15, 2022	510,000.00	14,694,000.00	170,000.00	4,898,000.00	175,000.00	4,097,209.30
August 15, 2022	510,000.00	14,184,000.00	170,000.00	4,728,000.00	125,000.00	3,972,209.30
February 15, 2023	510,000.00	13,674,000.00	170,000.00	4,558,000.00	125,000.00	3,847,209.30
August 15, 2023	510,000.00	13,164,000.00	170,000.00	4,388,000.00	125,000.00	3,722,209.30
February 15, 2024	460,298.97	12,703,701.03	153,432.99	4,234,567.01	125,000.00	3,597,209.30
August 15, 2024	460,298.98	12,243,402.05	153,432.99	4,081,134.02	125,000.00	3,472,209.30
February 15, 2025	460,298.97	11,783,103.08	153,432.99	3,927,701.03	125,000.00	3,347,209.30
August 15, 2025	460,298.98	11,322,804.10	153,433.00	3,774,268.03	125,000.00	3,222,209.30
February 15, 2026	460,298.97	10,862,505.13	153,432.99	3,620,835.04	3,222,209.30	—
August 15, 2026	460,298.98	10,402,206.15	153,432.99	3,467,402.05	—	—
February 15, 2027	460,298.97	9,941,907.18	153,432.99	3,313,969.06	—	—
August 15, 2027	460,298.97	9,481,608.21	153,432.99	3,160,536.07	—	—
February 15, 2028	460,298.98	9,021,309.23	153,432.99	3,007,103.08	—	—
August 15, 2028	460,298.97	8,561,010.26	153,432.99	2,853,670.09	—	—
February 15, 2029	460,298.98	8,100,711.28	153,433.00	2,700,237.09	—	—
August 15, 2029	460,298.97	7,640,412.31	153,432.99	2,546,804.10	—	—
February 15, 2030	7,640,412.31	—	2,546,804.10	—	—	—

	N652NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$18,774,000.00	$—	$6,258,000.00	$—	$6,917,000.00
August 15, 2018	510,000.00	18,264,000.00	170,000.00	6,088,000.00	800,000.00	6,117,000.00
February 15, 2019	510,000.00	17,754,000.00	170,000.00	5,918,000.00	433,515.07	5,683,484.93
August 15, 2019	510,000.00	17,244,000.00	170,000.00	5,748,000.00	433,515.06	5,249,969.87
February 15, 2020	510,000.00	16,734,000.00	170,000.00	5,578,000.00	313,880.29	4,936,089.58
August 15, 2020	510,000.00	16,224,000.00	170,000.00	5,408,000.00	313,880.28	4,622,209.30
February 15, 2021	510,000.00	15,714,000.00	170,000.00	5,238,000.00	175,000.00	4,447,209.30
August 15, 2021	510,000.00	15,204,000.00	170,000.00	5,068,000.00	175,000.00	4,272,209.30
February 15, 2022	510,000.00	14,694,000.00	170,000.00	4,898,000.00	175,000.00	4,097,209.30
August 15, 2022	510,000.00	14,184,000.00	170,000.00	4,728,000.00	125,000.00	3,972,209.30
February 15, 2023	510,000.00	13,674,000.00	170,000.00	4,558,000.00	125,000.00	3,847,209.30
August 15, 2023	510,000.00	13,164,000.00	170,000.00	4,388,000.00	125,000.00	3,722,209.30
February 15, 2024	460,298.97	12,703,701.03	153,432.99	4,234,567.01	125,000.00	3,597,209.30
August 15, 2024	460,298.98	12,243,402.05	153,432.99	4,081,134.02	125,000.00	3,472,209.30
February 15, 2025	460,298.97	11,783,103.08	153,432.99	3,927,701.03	125,000.00	3,347,209.30
August 15, 2025	460,298.98	11,322,804.10	153,433.00	3,774,268.03	125,000.00	3,222,209.30
February 15, 2026	460,298.97	10,862,505.13	153,432.99	3,620,835.04	3,222,209.30	—
August 15, 2026	460,298.98	10,402,206.15	153,432.99	3,467,402.05	—	—
February 15, 2027	460,298.97	9,941,907.18	153,432.99	3,313,969.06	—	—
August 15, 2027	460,298.97	9,481,608.21	153,432.99	3,160,536.07	—	—
February 15, 2028	460,298.98	9,021,309.23	153,432.99	3,007,103.08	—	—
August 15, 2028	460,298.97	8,561,010.26	153,432.99	2,853,670.09	—	—
February 15, 2029	460,298.98	8,100,711.28	153,433.00	2,700,237.09	—	—
August 15, 2029	460,298.97	7,640,412.31	153,432.99	2,546,804.10	—	—
February 15, 2030	7,640,412.31	—	2,546,804.10	—	—	—

	N653NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$18,816,000.00	$—	$6,272,000.00	$—	$6,932,000.00
August 15, 2018	511,140.94	18,304,859.06	170,380.31	6,101,619.69	801,789.71	6,130,210.29
February 15, 2019	511,140.94	17,793,718.12	170,380.32	5,931,239.37	434,484.90	5,695,725.39
August 15, 2019	511,140.94	17,282,577.18	170,380.31	5,760,859.06	434,484.90	5,261,240.49
February 15, 2020	511,140.94	16,771,436.24	170,380.31	5,590,478.75	314,582.47	4,946,658.02
August 15, 2020	511,140.94	16,260,295.30	170,380.32	5,420,098.43	314,582.48	4,632,075.54
February 15, 2021	511,140.94	15,749,154.36	170,380.31	5,249,718.12	175,391.50	4,456,684.04
August 15, 2021	511,140.94	15,238,013.42	170,380.31	5,079,337.81	175,391.50	4,281,292.54
February 15, 2022	511,140.94	14,726,872.48	170,380.32	4,908,957.49	175,391.50	4,105,901.04
August 15, 2022	511,140.94	14,215,731.54	170,380.31	4,738,577.18	125,279.64	3,980,621.40
February 15, 2023	511,140.94	13,704,590.60	170,380.31	4,568,196.87	125,279.64	3,855,341.76
August 15, 2023	511,140.94	13,193,449.66	170,380.32	4,397,816.55	125,279.64	3,730,062.12
February 15, 2024	461,328.72	12,732,120.94	153,776.24	4,244,040.31	125,279.65	3,604,782.47
August 15, 2024	461,328.73	12,270,792.21	153,776.24	4,090,264.07	125,279.64	3,479,502.83
February 15, 2025	461,328.72	11,809,463.49	153,776.24	3,936,487.83	125,279.64	3,354,223.19
August 15, 2025	461,328.73	11,348,134.76	153,776.24	3,782,711.59	125,279.64	3,228,943.55
February 15, 2026	461,328.73	10,886,806.03	153,776.25	3,628,935.34	3,228,943.55	—
August 15, 2026	461,328.72	10,425,477.31	153,776.24	3,475,159.10	—	—
February 15, 2027	461,328.73	9,964,148.58	153,776.24	3,321,382.86	—	—
August 15, 2027	461,328.72	9,502,819.86	153,776.24	3,167,606.62	—	—
February 15, 2028	461,328.73	9,041,491.13	153,776.24	3,013,830.38	—	—
August 15, 2028	461,328.73	8,580,162.40	153,776.25	2,860,054.13	—	—
February 15, 2029	461,328.72	8,118,833.68	153,776.24	2,706,277.89	—	—
August 15, 2029	461,328.73	7,657,504.95	153,776.24	2,552,501.65	—	—
February 15, 2030	7,657,504.95	—	2,552,501.65	—	—	—

	N683NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$22,924,000.00	$—	$7,641,000.00	$—	$8,445,000.00
August 15, 2018	622,724.83	22,301,275.17	207,574.94	7,433,425.06	976,823.27	7,468,176.73
February 15, 2019	622,724.83	21,678,550.34	207,574.95	7,225,850.11	529,334.50	6,938,842.23
August 15, 2019	622,724.84	21,055,825.50	207,574.94	7,018,275.17	529,334.50	6,409,507.73
February 15, 2020	622,724.83	20,433,100.67	207,574.95	6,810,700.22	383,256.96	6,026,250.77
August 15, 2020	622,724.83	19,810,375.84	207,574.94	6,603,125.28	383,256.96	5,642,993.81
February 15, 2021	622,724.83	19,187,651.01	207,574.94	6,395,550.34	213,680.08	5,429,313.73
August 15, 2021	622,724.84	18,564,926.17	207,574.95	6,187,975.39	213,680.09	5,215,633.64
February 15, 2022	622,724.83	17,942,201.34	207,574.94	5,980,400.45	213,680.09	5,001,953.55
August 15, 2022	622,724.83	17,319,476.51	207,574.95	5,772,825.50	152,628.64	4,849,324.91
February 15, 2023	622,724.83	16,696,751.68	207,574.94	5,565,250.56	152,628.63	4,696,696.28
August 15, 2023	622,724.83	16,074,026.85	207,574.94	5,357,675.62	152,628.64	4,544,067.64
February 15, 2024	562,038.44	15,511,988.41	187,346.15	5,170,329.47	152,628.64	4,391,439.00
August 15, 2024	562,038.43	14,949,949.98	187,346.14	4,982,983.33	152,628.63	4,238,810.37
February 15, 2025	562,038.44	14,387,911.54	187,346.15	4,795,637.18	152,628.64	4,086,181.73
August 15, 2025	562,038.43	13,825,873.11	187,346.14	4,608,291.04	152,628.63	3,933,553.10
February 15, 2026	562,038.44	13,263,834.67	187,346.15	4,420,944.89	3,933,553.10	—
August 15, 2026	562,038.43	12,701,796.24	187,346.14	4,233,598.75	—	—
February 15, 2027	562,038.44	12,139,757.80	187,346.15	4,046,252.60	—	—
August 15, 2027	562,038.43	11,577,719.37	187,346.14	3,858,906.46	—	—
February 15, 2028	562,038.43	11,015,680.94	187,346.15	3,671,560.31	—	—
August 15, 2028	562,038.44	10,453,642.50	187,346.14	3,484,214.17	—	—
February 15, 2029	562,038.43	9,891,604.07	187,346.15	3,296,868.02	—	—
August 15, 2029	562,038.44	9,329,565.63	187,346.14	3,109,521.88	—	—
February 15, 2030	9,329,565.63	—	3,109,521.88	—	—	—

	N684NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$22,924,000.00	$—	$7,641,000.00	$—	$8,445,000.00
August 15, 2018	622,724.83	22,301,275.17	207,574.94	7,433,425.06	976,823.27	7,468,176.73
February 15, 2019	622,724.83	21,678,550.34	207,574.95	7,225,850.11	529,334.50	6,938,842.23
August 15, 2019	622,724.84	21,055,825.50	207,574.94	7,018,275.17	529,334.50	6,409,507.73
February 15, 2020	622,724.83	20,433,100.67	207,574.95	6,810,700.22	383,256.96	6,026,250.77
August 15, 2020	622,724.83	19,810,375.84	207,574.94	6,603,125.28	383,256.96	5,642,993.81
February 15, 2021	622,724.83	19,187,651.01	207,574.94	6,395,550.34	213,680.08	5,429,313.73
August 15, 2021	622,724.84	18,564,926.17	207,574.95	6,187,975.39	213,680.09	5,215,633.64
February 15, 2022	622,724.83	17,942,201.34	207,574.94	5,980,400.45	213,680.09	5,001,953.55
August 15, 2022	622,724.83	17,319,476.51	207,574.95	5,772,825.50	152,628.64	4,849,324.91
February 15, 2023	622,724.83	16,696,751.68	207,574.94	5,565,250.56	152,628.63	4,696,696.28
August 15, 2023	622,724.83	16,074,026.85	207,574.94	5,357,675.62	152,628.64	4,544,067.64
February 15, 2024	562,038.44	15,511,988.41	187,346.15	5,170,329.47	152,628.64	4,391,439.00
August 15, 2024	562,038.43	14,949,949.98	187,346.14	4,982,983.33	152,628.63	4,238,810.37
February 15, 2025	562,038.44	14,387,911.54	187,346.15	4,795,637.18	152,628.64	4,086,181.73
August 15, 2025	562,038.43	13,825,873.11	187,346.14	4,608,291.04	152,628.63	3,933,553.10
February 15, 2026	562,038.44	13,263,834.67	187,346.15	4,420,944.89	3,933,553.10	—
August 15, 2026	562,038.43	12,701,796.24	187,346.14	4,233,598.75	—	—
February 15, 2027	562,038.44	12,139,757.80	187,346.15	4,046,252.60	—	—
August 15, 2027	562,038.43	11,577,719.37	187,346.14	3,858,906.46	—	—
February 15, 2028	562,038.43	11,015,680.94	187,346.15	3,671,560.31	—	—
August 15, 2028	562,038.44	10,453,642.50	187,346.14	3,484,214.17	—	—
February 15, 2029	562,038.43	9,891,604.07	187,346.15	3,296,868.02	—	—
August 15, 2029	562,038.44	9,329,565.63	187,346.14	3,109,521.88	—	—
February 15, 2030	9,329,565.63	—	3,109,521.88	—	—	—

	N685NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$22,924,000.00	$—	$7,641,000.00	$—	$8,445,000.00
August 15, 2018	622,724.83	22,301,275.17	207,574.94	7,433,425.06	976,823.27	7,468,176.73
February 15, 2019	622,724.83	21,678,550.34	207,574.95	7,225,850.11	529,334.50	6,938,842.23
August 15, 2019	622,724.84	21,055,825.50	207,574.94	7,018,275.17	529,334.50	6,409,507.73
February 15, 2020	622,724.83	20,433,100.67	207,574.95	6,810,700.22	383,256.96	6,026,250.77
August 15, 2020	622,724.83	19,810,375.84	207,574.94	6,603,125.28	383,256.96	5,642,993.81
February 15, 2021	622,724.83	19,187,651.01	207,574.94	6,395,550.34	213,680.08	5,429,313.73
August 15, 2021	622,724.84	18,564,926.17	207,574.95	6,187,975.39	213,680.09	5,215,633.64
February 15, 2022	622,724.83	17,942,201.34	207,574.94	5,980,400.45	213,680.09	5,001,953.55
August 15, 2022	622,724.83	17,319,476.51	207,574.95	5,772,825.50	152,628.64	4,849,324.91
February 15, 2023	622,724.83	16,696,751.68	207,574.94	5,565,250.56	152,628.63	4,696,696.28
August 15, 2023	622,724.83	16,074,026.85	207,574.94	5,357,675.62	152,628.64	4,544,067.64
February 15, 2024	562,038.44	15,511,988.41	187,346.15	5,170,329.47	152,628.64	4,391,439.00
August 15, 2024	562,038.43	14,949,949.98	187,346.14	4,982,983.33	152,628.63	4,238,810.37
February 15, 2025	562,038.44	14,387,911.54	187,346.15	4,795,637.18	152,628.64	4,086,181.73
August 15, 2025	562,038.43	13,825,873.11	187,346.14	4,608,291.04	152,628.63	3,933,553.10
February 15, 2026	562,038.44	13,263,834.67	187,346.15	4,420,944.89	3,933,553.10	—
August 15, 2026	562,038.43	12,701,796.24	187,346.14	4,233,598.75	—	—
February 15, 2027	562,038.44	12,139,757.80	187,346.15	4,046,252.60	—	—
August 15, 2027	562,038.43	11,577,719.37	187,346.14	3,858,906.46	—	—
February 15, 2028	562,038.43	11,015,680.94	187,346.15	3,671,560.31	—	—
August 15, 2028	562,038.44	10,453,642.50	187,346.14	3,484,214.17	—	—
February 15, 2029	562,038.43	9,891,604.07	187,346.15	3,296,868.02	—	—
August 15, 2029	562,038.44	9,329,565.63	187,346.14	3,109,521.88	—	—
February 15, 2030	9,329,565.63	—	3,109,521.88	—	—	—

	N686NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$22,940,000.00	$—	$7,647,000.00	$—	$8,452,000.00
August 15, 2018	623,181.21	22,316,818.79	207,727.07	7,439,272.93	977,539.15	7,474,460.85
February 15, 2019	623,181.21	21,693,637.58	207,727.07	7,231,545.86	529,722.44	6,944,738.41
August 15, 2019	623,181.20	21,070,456.38	207,727.07	7,023,818.79	529,722.43	6,415,015.98
February 15, 2020	623,181.21	20,447,275.17	207,727.07	6,816,091.72	383,537.84	6,031,478.14
August 15, 2020	623,181.21	19,824,093.96	207,727.07	6,608,364.65	383,537.83	5,647,940.31
February 15, 2021	623,181.21	19,200,912.75	207,727.07	6,400,637.58	213,836.69	5,434,103.62
August 15, 2021	623,181.21	18,577,731.54	207,727.07	6,192,910.51	213,836.69	5,220,266.93
February 15, 2022	623,181.20	17,954,550.34	207,727.06	5,985,183.45	213,836.69	5,006,430.24
August 15, 2022	623,181.21	17,331,369.13	207,727.07	5,777,456.38	152,740.49	4,853,689.75
February 15, 2023	623,181.21	16,708,187.92	207,727.07	5,569,729.31	152,740.49	4,700,949.26
August 15, 2023	623,181.21	16,085,006.71	207,727.07	5,362,002.24	152,740.49	4,548,208.77
February 15, 2024	562,450.33	15,522,556.38	187,483.45	5,174,518.79	152,740.50	4,395,468.27
August 15, 2024	562,450.34	14,960,106.04	187,483.44	4,987,035.35	152,740.49	4,242,727.78
February 15, 2025	562,450.33	14,397,655.71	187,483.45	4,799,551.90	152,740.49	4,089,987.29
August 15, 2025	562,450.34	13,835,205.37	187,483.44	4,612,068.46	152,740.49	3,937,246.80
February 15, 2026	562,450.33	13,272,755.04	187,483.45	4,424,585.01	3,937,246.80	—
August 15, 2026	562,450.34	12,710,304.70	187,483.44	4,237,101.57	—	—
February 15, 2027	562,450.33	12,147,854.37	187,483.45	4,049,618.12	—	—
August 15, 2027	562,450.34	11,585,404.03	187,483.44	3,862,134.68	—	—
February 15, 2028	562,450.33	11,022,953.70	187,483.45	3,674,651.23	—	—
August 15, 2028	562,450.34	10,460,503.36	187,483.44	3,487,167.79	—	—
February 15, 2029	562,450.33	9,898,053.03	187,483.45	3,299,684.34	—	—
August 15, 2029	562,450.34	9,335,602.69	187,483.44	3,112,200.90	—	—
February 15, 2030	9,335,602.69	—	3,112,200.90	—	—	—

	N687NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$22,940,000.00	$—	$7,647,000.00	$—	$8,452,000.00
August 15, 2018	623,181.21	22,316,818.79	207,727.07	7,439,272.93	977,539.15	7,474,460.85
February 15, 2019	623,181.21	21,693,637.58	207,727.07	7,231,545.86	529,722.44	6,944,738.41
August 15, 2019	623,181.20	21,070,456.38	207,727.07	7,023,818.79	529,722.43	6,415,015.98
February 15, 2020	623,181.21	20,447,275.17	207,727.07	6,816,091.72	383,537.84	6,031,478.14
August 15, 2020	623,181.21	19,824,093.96	207,727.07	6,608,364.65	383,537.83	5,647,940.31
February 15, 2021	623,181.21	19,200,912.75	207,727.07	6,400,637.58	213,836.69	5,434,103.62
August 15, 2021	623,181.21	18,577,731.54	207,727.07	6,192,910.51	213,836.69	5,220,266.93
February 15, 2022	623,181.20	17,954,550.34	207,727.06	5,985,183.45	213,836.69	5,006,430.24
August 15, 2022	623,181.21	17,331,369.13	207,727.07	5,777,456.38	152,740.49	4,853,689.75
February 15, 2023	623,181.21	16,708,187.92	207,727.07	5,569,729.31	152,740.49	4,700,949.26
August 15, 2023	623,181.21	16,085,006.71	207,727.07	5,362,002.24	152,740.49	4,548,208.77
February 15, 2024	562,450.33	15,522,556.38	187,483.45	5,174,518.79	152,740.50	4,395,468.27
August 15, 2024	562,450.34	14,960,106.04	187,483.44	4,987,035.35	152,740.49	4,242,727.78
February 15, 2025	562,450.33	14,397,655.71	187,483.45	4,799,551.90	152,740.49	4,089,987.29
August 15, 2025	562,450.34	13,835,205.37	187,483.44	4,612,068.46	152,740.49	3,937,246.80
February 15, 2026	562,450.33	13,272,755.04	187,483.45	4,424,585.01	3,937,246.80	—
August 15, 2026	562,450.34	12,710,304.70	187,483.44	4,237,101.57	—	—
February 15, 2027	562,450.33	12,147,854.37	187,483.45	4,049,618.12	—	—
August 15, 2027	562,450.34	11,585,404.03	187,483.44	3,862,134.68	—	—
February 15, 2028	562,450.33	11,022,953.70	187,483.45	3,674,651.23	—	—
August 15, 2028	562,450.34	10,460,503.36	187,483.44	3,487,167.79	—	—
February 15, 2029	562,450.33	9,898,053.03	187,483.45	3,299,684.34	—	—
August 15, 2029	562,450.34	9,335,602.69	187,483.44	3,112,200.90	—	—
February 15, 2030	9,335,602.69	—	3,112,200.90	—	—	—

II. Later Delivery Aircraft

	N654NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$18,963,000.00	$—	$6,321,000.00	$—	$6,986,000.00
August 15, 2018	—	18,963,000.00	—	6,321,000.00	—	6,986,000.00
February 15, 2019	592,600.00	18,370,400.00	197,533.33	6,123,466.67	654,420.80	6,331,579.20
August 15, 2019	592,600.00	17,777,800.00	197,533.34	5,925,933.33	654,420.80	5,677,158.40
February 15, 2020	592,600.00	17,185,200.00	197,533.33	5,728,400.00	533,586.02	5,143,572.38
August 15, 2020	592,600.00	16,592,600.00	197,533.33	5,530,866.67	533,586.01	4,609,986.37
February 15, 2021	592,600.00	16,000,000.00	197,533.34	5,333,333.33	200,000.00	4,409,986.37
August 15, 2021	592,600.00	15,407,400.00	197,533.33	5,135,800.00	200,000.00	4,209,986.37
February 15, 2022	592,600.00	14,814,800.00	197,533.33	4,938,266.67	200,000.00	4,009,986.37
August 15, 2022	592,600.00	14,222,200.00	197,533.34	4,740,733.33	150,000.00	3,859,986.37
February 15, 2023	592,600.00	13,629,600.00	197,533.33	4,543,200.00	150,000.00	3,709,986.37
August 15, 2023	592,600.00	13,037,000.00	197,533.33	4,345,666.67	150,000.00	3,559,986.37
February 15, 2024	443,254.36	12,593,745.64	147,751.46	4,197,915.21	150,000.00	3,409,986.37
August 15, 2024	443,254.36	12,150,491.28	147,751.45	4,050,163.76	150,000.00	3,259,986.37
February 15, 2025	443,254.36	11,707,236.92	147,751.45	3,902,412.31	150,000.00	3,109,986.37
August 15, 2025	443,254.36	11,263,982.56	147,751.46	3,754,660.85	150,000.00	2,959,986.37
February 15, 2026	443,254.35	10,820,728.21	147,751.45	3,606,909.40	2,959,986.37	—
August 15, 2026	443,254.36	10,377,473.85	147,751.45	3,459,157.95	—	—
February 15, 2027	443,254.36	9,934,219.49	147,751.45	3,311,406.50	—	—
August 15, 2027	443,254.36	9,490,965.13	147,751.46	3,163,655.04	—	—
February 15, 2028	443,254.36	9,047,710.77	147,751.45	3,015,903.59	—	—
August 15, 2028	443,254.36	8,604,456.41	147,751.45	2,868,152.14	—	—
February 15, 2029	443,254.36	8,161,202.05	147,751.46	2,720,400.68	—	—
August 15, 2029	443,254.36	7,717,947.69	147,751.45	2,572,649.23	—	—
February 15, 2030	7,717,947.69	—	2,572,649.23	—	—	—

	N655NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$19,005,000.00	$—	$6,335,000.00	$—	$7,002,000.00
August 15, 2018	—	19,005,000.00	—	6,335,000.00	—	7,002,000.00
February 15, 2019	593,912.51	18,411,087.49	197,970.84	6,137,029.16	655,870.24	6,346,129.76
August 15, 2019	593,912.52	17,817,174.97	197,970.84	5,939,058.32	655,870.23	5,690,259.53
February 15, 2020	593,912.51	17,223,262.46	197,970.83	5,741,087.49	534,767.83	5,155,491.70
August 15, 2020	593,912.52	16,629,349.94	197,970.84	5,543,116.65	534,767.82	4,620,723.88
February 15, 2021	593,912.51	16,035,437.43	197,970.84	5,345,145.81	200,442.97	4,420,280.91
August 15, 2021	593,912.51	15,441,524.92	197,970.84	5,147,174.97	200,442.97	4,219,837.94
February 15, 2022	593,912.52	14,847,612.40	197,970.84	4,949,204.13	200,442.97	4,019,394.97
August 15, 2022	593,912.51	14,253,699.89	197,970.83	4,751,233.30	150,332.22	3,869,062.75
February 15, 2023	593,912.51	13,659,787.38	197,970.84	4,553,262.46	150,332.23	3,718,730.52
August 15, 2023	593,912.52	13,065,874.86	197,970.84	4,355,291.62	150,332.22	3,568,398.30
February 15, 2024	444,236.09	12,621,638.77	148,078.70	4,207,212.92	150,332.23	3,418,066.07
August 15, 2024	444,236.10	12,177,402.67	148,078.70	4,059,134.22	150,332.23	3,267,733.84
February 15, 2025	444,236.10	11,733,166.57	148,078.70	3,911,055.52	150,332.22	3,117,401.62
August 15, 2025	444,236.09	11,288,930.48	148,078.69	3,762,976.83	150,332.23	2,967,069.39
February 15, 2026	444,236.10	10,844,694.38	148,078.70	3,614,898.13	2,967,069.39	—
August 15, 2026	444,236.10	10,400,458.28	148,078.70	3,466,819.43	—	—
February 15, 2027	444,236.09	9,956,222.19	148,078.70	3,318,740.73	—	—
August 15, 2027	444,236.10	9,511,986.09	148,078.70	3,170,662.03	—	—
February 15, 2028	444,236.09	9,067,750.00	148,078.70	3,022,583.33	—	—
August 15, 2028	444,236.10	8,623,513.90	148,078.70	2,874,504.63	—	—
February 15, 2029	444,236.10	8,179,277.80	148,078.70	2,726,425.93	—	—
August 15, 2029	444,236.09	7,735,041.71	148,078.69	2,578,347.24	—	—
February 15, 2030	7,735,041.71	—	2,578,347.24	—	—	—

	N656NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$19,005,000.00	$—	$6,335,000.00	$—	$7,002,000.00
August 15, 2018	—	19,005,000.00	—	6,335,000.00	—	7,002,000.00
February 15, 2019	593,912.51	18,411,087.49	197,970.84	6,137,029.16	655,870.24	6,346,129.76
August 15, 2019	593,912.52	17,817,174.97	197,970.84	5,939,058.32	655,870.23	5,690,259.53
February 15, 2020	593,912.51	17,223,262.46	197,970.83	5,741,087.49	534,767.83	5,155,491.70
August 15, 2020	593,912.52	16,629,349.94	197,970.84	5,543,116.65	534,767.82	4,620,723.88
February 15, 2021	593,912.51	16,035,437.43	197,970.84	5,345,145.81	200,442.97	4,420,280.91
August 15, 2021	593,912.51	15,441,524.92	197,970.84	5,147,174.97	200,442.97	4,219,837.94
February 15, 2022	593,912.52	14,847,612.40	197,970.84	4,949,204.13	200,442.97	4,019,394.97
August 15, 2022	593,912.51	14,253,699.89	197,970.83	4,751,233.30	150,332.22	3,869,062.75
February 15, 2023	593,912.51	13,659,787.38	197,970.84	4,553,262.46	150,332.23	3,718,730.52
August 15, 2023	593,912.52	13,065,874.86	197,970.84	4,355,291.62	150,332.22	3,568,398.30
February 15, 2024	444,236.09	12,621,638.77	148,078.70	4,207,212.92	150,332.23	3,418,066.07
August 15, 2024	444,236.10	12,177,402.67	148,078.70	4,059,134.22	150,332.23	3,267,733.84
February 15, 2025	444,236.10	11,733,166.57	148,078.70	3,911,055.52	150,332.22	3,117,401.62
August 15, 2025	444,236.09	11,288,930.48	148,078.69	3,762,976.83	150,332.23	2,967,069.39
February 15, 2026	444,236.10	10,844,694.38	148,078.70	3,614,898.13	2,967,069.39	—
August 15, 2026	444,236.10	10,400,458.28	148,078.70	3,466,819.43	—	—
February 15, 2027	444,236.09	9,956,222.19	148,078.70	3,318,740.73	—	—
August 15, 2027	444,236.10	9,511,986.09	148,078.70	3,170,662.03	—	—
February 15, 2028	444,236.09	9,067,750.00	148,078.70	3,022,583.33	—	—
August 15, 2028	444,236.10	8,623,513.90	148,078.70	2,874,504.63	—	—
February 15, 2029	444,236.10	8,179,277.80	148,078.70	2,726,425.93	—	—
August 15, 2029	444,236.09	7,735,041.71	148,078.69	2,578,347.24	—	—
February 15, 2030	7,735,041.71	—	2,578,347.24	—	—	—

	N690NK
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$—	$19,110,000.00	$—	$6,370,000.00	$—	$7,040,000.00
August 15, 2018	—	19,110,000.00	—	6,370,000.00	—	7,040,000.00
February 15, 2019	597,193.80	18,512,806.20	199,064.60	6,170,935.40	659,493.83	6,380,506.17
August 15, 2019	597,193.80	17,915,612.40	199,064.60	5,971,870.80	659,493.83	5,721,012.34
February 15, 2020	597,193.80	17,318,418.60	199,064.60	5,772,806.20	537,722.34	5,183,290.00
August 15, 2020	597,193.79	16,721,224.81	199,064.60	5,573,741.60	537,722.35	4,645,567.65
February 15, 2021	597,193.80	16,124,031.01	199,064.60	5,374,677.00	201,550.38	4,444,017.27
August 15, 2021	597,193.80	15,526,837.21	199,064.60	5,175,612.40	201,550.39	4,242,466.88
February 15, 2022	597,193.80	14,929,643.41	199,064.60	4,976,547.80	201,550.39	4,040,916.49
August 15, 2022	597,193.80	14,332,449.61	199,064.60	4,777,483.20	151,162.79	3,889,753.70
February 15, 2023	597,193.80	13,735,255.81	199,064.60	4,578,418.60	151,162.79	3,738,590.91
August 15, 2023	597,193.79	13,138,062.02	199,064.59	4,379,354.01	151,162.79	3,587,428.12
February 15, 2024	446,690.44	12,691,371.58	148,896.82	4,230,457.19	151,162.79	3,436,265.33
August 15, 2024	446,690.44	12,244,681.14	148,896.81	4,081,560.38	151,162.79	3,285,102.54
February 15, 2025	446,690.44	11,797,990.70	148,896.81	3,932,663.57	151,162.79	3,133,939.75
August 15, 2025	446,690.44	11,351,300.26	148,896.82	3,783,766.75	151,162.79	2,982,776.96
February 15, 2026	446,690.44	10,904,609.82	148,896.81	3,634,869.94	2,982,776.96	—
August 15, 2026	446,690.44	10,457,919.38	148,896.81	3,485,973.13	—	—
February 15, 2027	446,690.44	10,011,228.94	148,896.82	3,337,076.31	—	—
August 15, 2027	446,690.44	9,564,538.50	148,896.81	3,188,179.50	—	—
February 15, 2028	446,690.44	9,117,848.06	148,896.81	3,039,282.69	—	—
August 15, 2028	446,690.44	8,671,157.62	148,896.82	2,890,385.87	—	—
February 15, 2029	446,690.44	8,224,467.18	148,896.81	2,741,489.06	—	—
August 15, 2029	446,690.44	7,777,776.74	148,896.81	2,592,592.25	—	—
February 15, 2030	7,777,776.74	—	2,592,592.25	—	—	—

PROSPECTUS

Spirit Airlines, Inc.

Pass Through Certificates

This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference and any free writing prospectus, before you invest in any pass through certificates.

This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.

INVESTING IN OUR PASS THROUGH CERTIFICATES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR PASS THROUGH CERTIFICATES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 1.

We may offer and sell pass through certificates directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the pass through certificates, we will name them and describe their compensation in a prospectus supplement. The price to the public of those pass through certificates and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2015.

Important Notice about the Information Presented In This Prospectus

We are responsible for the information contained in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus, any prospectus supplement or any free writing prospectus filed with the Securities and Exchange Commission, or SEC, and we take no responsibility for any other information that others may give you.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of pass through certificates described in this prospectus for sale from time to time in one or more offerings. This prospectus provides you with a general description of the pass through certificates we may offer. Each time we use this prospectus to offer pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements, any applicable free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the pass through certificates we may offer. Please carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase our pass through certificates.

The prospectus supplement will describe the specific terms of the pass through certificates offered, any initial public offering price, the price paid to us for the pass through certificates, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the pass through certificates. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the pass through certificates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

As used in this prospectus, “Spirit,” “we,” “our” or “us” refer to Spirit Airlines, Inc.

RISK FACTORS

Investing in our pass through certificates involves risks. Before you make a decision to buy our pass through certificates, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus, any prospectus supplement or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any pass through certificates we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.spirit.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Definitive Proxy Statement on Schedule 14A for our annual meeting held on June 17, 2014; and

•	The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-35186), filed with the SEC on May 23, 2011, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from and after the respective dates of filing of such documents.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of these reports at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Spirit Airlines, Inc.

Attn: Investor Relations

2800 Executive Way

Miramar, Florida 33025

Telephone: (954) 447-7920

These documents can also be requested through, and are available in, the Investor Relations section of our website, which is located at http://ir.spirit.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus and oral statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	the competitive environment in our industry;

•	our ability to keep costs low;

•	changes in our fuel cost;

•	our ability to hedge fuel requirements;

•	restrictions on or increased taxes applicable to non-ticket revenues;

•	the impact of worldwide economic conditions, including the impact of economic cycles or downturns customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential military actions or activities;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	restrictions on third-party membership programs;

•	availability of air travel substitutes;

•	labor disputes, strikes and other labor-related disruptions;

•	aircraft-related fixed obligations;

•	cash balances, operating cash flows and liquidity;

•	our aircraft utilization rate;

•	maintenance costs;

•	lack of marketing alliances;

•	government regulation;

•	our ability to fulfill our growth strategy;

•	our reliance on technology and automated systems and the risks associated with cyber security and changes made to those systems;

•	use of personal data;

•	ability to generate non-ticket revenues;

•	operational disruptions;

•	the concentration of our revenue from South Florida;

•	our reliance on third-party vendors and partners;

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	negative publicity;

•	our aircraft and engine suppliers;

•	changes in the U.S., Caribbean and Latin American markets;

•	insurance costs;

•	environmental regulations;

•	ability to attract and retain qualified personnel; and

•	loss of key personnel.

The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All of the forward-looking statements are qualified in their entirety by reference to the factors listed above and those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement or free writing prospectus and/or in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. In addition, there may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to us. All of our forward-looking statements, including those included and incorporated by reference in this prospectus and any accompanying prospectus supplement, are qualified in their entirety by this statement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

Spirit Airlines, Inc., headquartered in Miramar, Florida, is an ultra-low-cost, low-fare airline that provides affordable travel opportunities within the United States, the Caribbean and Latin America. Our stock trades on the NASDAQ Global Select Stock Market under the symbol “SAVE.”

Our ultra-low-cost carrier, or ULCC, business model allows us to compete principally through offering low base fares. Our business strategy empowers customers to save money on air travel by offering ultra-low base fares with a range of optional services for a fee, allowing customers the freedom to choose only the extras they value. We have unbundled components of our air travel service that have traditionally been included in base fares, such as baggage and advance seat selection, and offer them as optional, ancillary services for an additional charge (which we record in our financial statements as nonticket revenue) as part of a strategy to enable our passengers to identify, select and pay only for the services they want to use.

We were founded in 1964 as Clippert Trucking Company, a Michigan corporation. We began air charter operations in 1990 and we renamed ourselves Spirit Airlines, Inc. in 1992. In 1994, we reincorporated in Delaware, and in 1999, we relocated our corporate headquarters to Miramar, Florida.

The address of our registered office and our principal executive offices is 2800 Executive Way, Miramar, Florida 33025, and our telephone number is (954) 447-7920. Our website address is www.spirit.com. The information on, or accessible through, our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges (1)	1.2x	2.6x	3.8x	5.4x	6.2x

(1)	For purposes of computing this ratio of earnings to fixed charges, “fixed charges” consist of interest expense on all indebtedness plus amortization of debt issuance costs and an estimate of interest expense within rental expense. “Earnings” consist of pre-tax income (loss) from continuing operations plus fixed charges less capitalized interest. A ratio of earnings to combined fixed charges and preference dividends would be identical to the presentation in the table above.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our pass through certificates under this prospectus to finance or refinance the purchase of aircraft or for our general corporate purposes.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the pass through certificates will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, NY.

EXPERTS

The financial statements of Spirit Airlines, Inc. (The Company) incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$420,500,000

Spirit Airlines, Inc.

2017-1 Pass Through Trusts

Pass Through Certificates, Series 2017-1

PRELIMINARY PROSPECTUS SUPPLEMENT

                    , 2017

Morgan Stanley

Citigroup

Goldman Sachs & Co. LLC

Barclays